Exhibit 10.1

Execution Version

7 July 2026

(corresponding to 22/01/1448H)

SAUDI ARABIAN MINING COMPANY (MAADEN)

and

IVANHOE ELECTRIC MENA HOLDINGS LTD.

and

IVANHOE ELECTRIC INC.

and

MAADEN IVANHOE ELECTRIC EXPLORATION AND DEVELOPMENT LIMITED COMPANY

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT in respect of a Joint Venture for mineral exploration and production in the Kingdom of Saudi Arabia

Classification: Restricted	1

Classification: Restricted	2

35.	Notices	62
36.	Miscellaneous	63

Classification: Restricted	3

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT is made and entered into on 7 July 2026 (corresponding to 22/01/1448H)

BETWEEN:

(1)	SAUDI ARABIAN MINING COMPANY (MAADEN), a joint stock company established pursuant to Royal Decree No. M/17 dated 14/11/1417H (corresponding to 23 March 1997) and existing under the laws of the Kingdom of Saudi Arabia with commercial registration number 1010164391 dated 10/11/1421 H. (corresponding to 4 February 2001) and whose principal office is at Abu Bakr Al Sadeeq Road (Exit 6), P.O. Box 68861, Riyadh 11537, the Kingdom of Saudi Arabia (“Maaden”);

(2)	IVANHOE ELECTRIC MENA HOLDINGS LTD., a corporation incorporated under the laws of France, with registration number 951 524 479 R.C.S. Toulouse, having its registered office at 30 Boulevard de Thibaud, 31100 Toulouse, France (“IE Mena”);

(3)	IVANHOE ELECTRIC INC., a corporation incorporated under the laws of Delaware, USA, with registration number 3239208, having its registered office at 251 Little Falls Drive, Wilmington, Delaware 19808 (“IE Parent”); and

(4)	MAADEN IVANHOE ELECTRIC EXPLORATION AND DEVELOPMENT LIMITED COMPANY, a limited liability company existing under the laws of the Kingdom of Saudi Arabia with commercial registration number 1010890891 and whose principal office is at 8100, Abu Bakr Al Siddiq Road, Al Masyaf, Riyadh 12468 – 3996 (the “Company”).

Maaden, IE Mena and IE Parent are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)	On 11 January 2023, Maaden and IE Parent entered into legally binding heads of terms in relation to, inter alia, the formation of a 50:50 joint venture for the purpose of combining certain of their assets, technology, people and skills in order to survey, review, identify and explore prospective mineral deposits within the Kingdom of Saudi Arabia (the “Kingdom”), using Typhoon™ Units (as defined below), under Exploration Licenses (as defined below) held by Maaden (the “Joint Venture”).

(B)	Should any economically viable mineral deposits within the Kingdom be identified as a result of the Joint Venture, the Parties intend to continue the Joint Venture for the further development of such mining projects into operating mines.

(C)	The Shareholders have incorporated and are shareholders in the Company (as defined below) through which they will implement the Joint Venture.

(D)	As at the Effective Date and as at the date of this Agreement, the Shareholders each hold fifty percent (50%) of the Shares.

(E)	The Parties entered into this Agreement (as defined below) with effect from the Effective Date to: (i) set out the terms governing the relationship between the Parties in relation to the Company; and (ii) to regulate the manner in which the Company will be managed and the Business (as defined below) will be undertaken.

(F)	This Agreement was amended on 1 November 2023 and on 25 June 2025 (the “Previous Amendments”) and the Parties now wish to further amend and restate this Agreement as at the date of this Agreement, such restatement including the amendments made pursuant to the Previous Amendments.

Classification: Restricted	4

(G)	Following the Effective Date and as recorded in the Articles of Association, the Joint Venture was initially funded with a USD 66,000,000 (USD sixty-six million United States Dollars cash contribution provided by IE Mena to the Company and the Land Access Rights of an equivalent value which were contributed as an in-kind contribution to the capital of the Company by Maaden pursuant to Clause 5.1 (Undertakings by Maaden).

(H)	On 26 February 2026, the Shareholders further agreed by mutual written consent in accordance with the prevailing terms of this Agreement at the time, to extend the initial five (5) year Exploration Term, which was due to expire on 6 July 2028, for a further five (5) years such that the Exploration Term shall run for ten (10) years from the Effective Date, expiring on 6 July 2033, unless otherwise agreed between the Parties.

NOW, THEREFORE, in consideration of the covenants contained herein and intending to be legally bound, the Parties hereby agree as follows:

1.	Definitions and Interpretation

1.1	Definitions

Whenever used herein and written in initial capital letters, the following terms shall have the meanings respectively defined:

“Additional Funding” has the meaning given to it in Clause 12.2 (Further Funding);

“Additional Land Areas” has the meaning given to it in Clause 7.2.1(C) (Identification and Acquisition of Land Areas);

“Additional Licenses” has the meaning given to it in Clause 9.2 (Acquisition of further Mineral Rights);

“Affiliate” means any person that, directly or indirectly, Controls, is under common Control with, or is Controlled by, another person;

“Affiliate Transferee” has the meaning given to it in Clause 27.2 (Transfers to Affiliates);

“Aggregate Equity Interests” means the aggregate of the respective Equity Interests held by all the Shareholders, being one hundred percent (100%);

“Agreement” means this shareholders agreement as originally entered into between the Parties on the Effective Date, as amended on 1 November 2023 and on 25 June 2025 and as amended and restated as at the date first written above, as it may be amended or supplemented from time to time, together with all Schedules;

“Agreement of Adherence” means the agreement of adherence in the form annexed to this Agreement as Schedule 1 (Form of Agreement of Adherence);

“Anti-Money Laundering Laws" has the meaning given to it in Clause 25.1.3 (Mutual Representations and Warranties);

“Applicable Law” means, in respect of a Party, any law, statute, regulation, rule, executive order, decree, code of practice, circular, treaty, convention, guidance note or injunction of, or made by, any Competent Authority, which is binding on and/or enforceable against such Party or which imposes any obligation on such Party or would subject such Party to any penalty or loss of benefits as a result of non-

Classification: Restricted	5

compliance by such Party, including, specifically, the laws of the Kingdom including with respect to Saudization;

“Approvals and Consents” means approvals, confirmations, consents, licenses, permits and other authorisations which are required by a Competent Authority and/or Applicable Law in order to form, operate and to continue operating the Company and the Business;

“Approving Shareholder” has the meaning given to it in Clause 7.4.1 (Sole Risk – Joint Venture Land (Exploration Phase));

“Area of Interest” has the meaning given to it in Clause 9.1.1 (Creation of Area of Interest);

“Articles of Association” means the articles of association of the Company, as amended and restated from time to time;

“At Cost Basis” means:

(a)	in relation to services and support provided by the personnel of a Shareholder or any of its Affiliates, all payroll costs and related expenses attributable to such personnel (including all salaries, wages, employee benefits and allowances for vacation, sick leave, holidays, employer portion of employee insurance, employer portion of social and retirement benefits, payroll taxes, premiums for public liability and property damage liability insurance, workers’ compensation and employer’s liability insurance, and any other insurance premiums measured by payroll costs, and other employee contributions and benefits imposed by any Law that are attributable to such personnel, in each case consistent with the then-current practice of such Shareholder or any of its Affiliates with respect to personnel costs and expenses, and reasonable travel expenses) for the periods in which such services and support are being performed; and

(b)	in relation to other services and support provided by a Shareholder or any of its Affiliates, all reasonable and duly documented costs that are actually incurred by such Shareholder or Affiliate with third parties (other than Affiliates) in performing the same;

“Blocking Shareholder” has the meaning given to it in Clause 7.4.1 (Sole Risk – Joint Venture Land (Exploration Phase));

“Board” or “Board of Directors” means the board of directors of the Company from time to time;

“Board Deadlock” has the meaning given to it in paragraph 4 of Schedule 4 (Meetings of the Board);

“Board Deadlock Committee” has the meaning given to it in paragraph 6 of Schedule 4 (Meetings of the Board);

“Board Deadlock Notice” has the meaning given to it in paragraph 5 of Schedule 4 (Meetings of the Board);

“Budget” means a description in reasonable detail of operations to be conducted and objectives to be accomplished by the Company for a given period together with a detailed estimate of all sales revenues and other income to be received by, and all operating and capital costs to be incurred by, the Company, together with a funding plan (if relevant) including any proposed Additional Funding required by the Company with respect to such operations and shall include each Designated Project Budget and each Exploration Budget;

Classification: Restricted	6

“Business” means the Company’s business of undertaking exploration for prospective mineral deposits and the operation, management and development of mines and the production of minerals including the operation of the Company in accordance with the applicable Mining Licenses and all other matters reasonably incidental thereto;

“Business Days” means a day (other than Friday, Saturday and Sunday) on which banks are open for normal business in Riyadh;

“Capital Contributions” means contributions to the share capital of the Company occurring by way of Cash Contributions or the conversion of outstanding amounts under the Shareholder Loans, including for the avoidance of doubt, the contributions of IE Mena and Maaden described in Recital (G);

“Cash Contributions” has the meaning given to it in Clause 12.2 (Further Funding);

“Cessation of Operatorship Event” means any of the following:

(a)	the Operator deviates from the approved Budget by more than 25% for two (2) consecutive annual periods without obtaining a prior Board approval;

(b)	the Operator is in material breach of its obligations or is grossly negligent in carrying out its obligations under this Agreement;

(c)	the Parties agree to terminate the Agreement; or

(d)	an Insolvency Event has occurred with respect to the Operator;

“CGI” means Computational Geosciences Inc. a corporation incorporated under the laws of Canada, with registration number 752331-9, having its registered office at Endeavor Law Corporation, 300 - 1055 West Hastings Street, Vancouver BC V6E 2E9, Canada;

“Chairperson” means the Chairperson of the Board of the Company appointed in accordance with Clause 17.3.1 (Chairperson);

“Change of Control” means in respect of any Shareholder or Guarantor (as the case may be), if a person who directly or indirectly has Control of the Shareholder or Guarantor as at the Effective Date ceases to do so, or if a person obtains direct or indirect Control of the Shareholder or Guarantor after the Effective Date;

“CJVP Program and Budget” has the meaning given to it in Clause 7.1.4 (Exploration Term);

“Commercial Registration Certificate” means the commercial registration certificate issued by MoC;

“Companies Law” means the Companies Regulations issued pursuant to Royal Decree No. M132 dated 01/12/1443H (corresponding to 30 June 2022), including any amendment, supplement, replacement or other modification thereto from time to time;

“Competent Authority” means a governmental, supranational, local government, statutory or regulatory body or any subdivision thereof and any ministerial or governmental, quasi-governmental or other regulatory department, body, instrumentality, agency or official court or tribunal (including any arbitration tribunal or forum) having jurisdiction over the Company and/or any Party;

“Confidential Information” has the meaning given to it in Clause 26.1.1 (Confidential Information);

"Confirmatory Acceptance Testing" has the meaning given to it in Clause 2.5(g) of the TEPTSA;

Classification: Restricted	7

“Continuing Joint Venture Project” has the meaning given to it in Clause 7.1.4 (Exploration Term);

“Control” means the power of a person to secure either by means of the holding of shares or the possession of voting power in or in relation to the person concerned or by virtue of any powers conferred by the articles of association or other document regulating that person, that its affairs are conducted in accordance with the wishes of that person and the words “Controlled” and “Controlling” and their cognates shall be construed accordingly;

“Cooling-Off Period” has the meaning given to it in Clause 32.1.2 (Initial Resolution Efforts);

“CSR” means Corporate Social Responsibility;

“Current TyphoonTM Unit” means a 3D DC-resistivity induced polarization and electromagnetic geophysical electrical transmitter known as Typhoon™;

“Data Services Agreement” means the data services agreement entered into between CGI and the Company on or around the Effective Date;

“Default” has the meaning given to it in Clause 29.3 (Default);

“Default Notice” has the meaning given to it in Clause 29.4 (Default Notice);

“Defaulting Shareholder” has the meaning given to it in Clause 29.3 (Default);

“Delegation of Authorities” means the delegation of authorities approved by the Board from time to time;

“Designated Project” has the meaning given to it in Clause 8.1 (Creation of Designated Project);

“Designated Project Budget” means a description in reasonable detail of operations to be conducted and objectives to be accomplished by the Company for a given period with respect to a Designated Project together with a detailed estimate of all sales revenues and other income to be received (if any) by, and all operating and capital costs to be incurred by, the Company, together with a funding plan (if relevant) including any proposed Additional Funding required by the Company with respect to such Designated Project;

“Designated Project Designation” means any Designated Project that has been designated in accordance with Clause 8.1 (Creation of Designated Project);

"Designated Project Holding Structure" has the meaning given to it in Clause 8.2.5 (Following Designated Project Designation);

“Director” means a member of the Board of Directors;

“Dispute” has the meaning given to it in Clause 32.1.1 (Initial Resolution Efforts);

“Dispute Notice” has the meaning given to it in Clause 32.1.1 (Initial Resolution Efforts);

“Distribution” means:

(a)	any Share Distribution; or

(b)	any payment by the Company to any Shareholder in respect of any Shareholder Loan;

“Economic Concentration” means any action that results in a total or partial transfer of ownership of assets, rights, equity, stocks, shares, or liabilities of an entity to another by way of merger, acquisition, takeover, or the joining of two or more

Classification: Restricted	8

managements in a joint management, or by any other means, whether directly or indirectly;

“Effective Date” means 6 July 2023;

“Encumbrance” means any pledge, charge, lien, mortgage, debenture, hypothecation, security interest, pre-emption right, option and any other encumbrance or third party right or claim of any kind;

“Equity Interest” means the equity interest of a Shareholder in the Company, as determined in accordance with Clause 3.2 (Shareholders’ Equity Interest);

“Excluded Maaden Land” means any land, other than the Maaden Land or the Substitute Maaden Land, in relation to which Maaden holds any rights or interest including, but not limited to, an Exploration License or Exploitation License;

“Exploitation License” means a document issued by MIMR which constitutes approval to extract ores and minerals (by mining or quarrying), including any direct or indirect activity required for such purpose;

“Exploration Area” means, collectively, (i) the Maaden Land, (ii) any Substitute Maaden Land; (iii) any Additional Land Areas contributed to, or acquired by, the Company; or (iv) any Joint Venture Land;

“Exploration Budget” means a description in reasonable detail of operations to be conducted and objectives to be accomplished by the Company for a given period with respect to the Exploration Phase, together with a detailed estimate of all operating and capital costs to be incurred by, the Company, together with a funding plan (if relevant) including any proposed Additional Funding required by the Company with respect to such operations;

“Exploration Director” means the exploration director of the Company from time to time;

“Exploration Drilling Stage” has the meaning given to it in Clause 7.3.4 (Exploration Stages);

“Exploration License” means a document issued by MIMR which constitutes approval to conduct a detailed activity leading to the discovery of deposits, using geological, geophysical or geochemical methods, different types of drilling or any other appropriate method in any location to determine the presence, extensions, quantities, types and mining viability of such deposits and includes:

(a)	all Initial Exploration Licenses;

(b)	exploration licenses to explore for all of the metals set forth in Schedule 7 (Metals) arising from or in connection with Exploration License Applications;

(c)	exploration licenses to explore for all of the metals set forth in Schedule 7 (Metals) in and on the Substitute Maaden Land; and

(d)	exploration licenses to explore for all of the metals set forth in Schedule 7 (Metals) in and on the Joint Venture Land and/or on any Additional Land Areas;

“Exploration License Applications” means applications for Exploration Licenses to explore for all of the metals set forth in Schedule 7 (Metals) in and on: (i) the Maaden Land; (ii) the Joint Venture Land; and/or (iii) any Additional Land Areas contributed to, or acquired by, the Company, including those which as at the Effective Date have been applied for by Maaden and recorded in the License Register from time to time (if any);

Classification: Restricted	9

“Exploration Phase” shall mean, together, (i) identification of the land areas in accordance with Clause 7.2 (Identification and Acquisition of Land Areas); (ii) the Generative Exploration Stage; and (iii) the Exploration Drilling Stage;

“Exploration Program” has the meaning given to it in Clause 7.3.2 (Exploration Stages);

“Exploration Term” has the meaning given to it in Clause 7.1.1 (Exploration Term);

“Exploration Works” means any and all activities, excluding development and mining and processing/beneficiation, undertaken to locate, investigate, define or delineate a mineral prospect or mineral deposit located on or in (i) the Maaden Land; (ii) the Joint Venture Land; or (iii) any Additional Land Areas, including ground and airborne geophysical and radiometric work, geochemical surveys, drilling, bulldozing, trenching, evaluation of work done and other work commonly regarded as reconnaissance or exploration work in accordance with Good Mining Practice including evaluation studies;

“Fair Market Value” has the meaning given to it in Schedule 3 (Valuation);

“Finance Manager” means the finance manager of the Company from time to time;

“Financial Quarter” means a period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, or such other dates as may be determined by the Shareholders of the Company from time to time;

“Financial Year” means the financial year of the Company set forth in the Articles of Association, currently being the period commencing on 1 January and ending on 31 December of each year;

“Funding Notice” has the meaning given to it in Clause 12.4.2 (Procedure for Making Cash Contributions);

“GAC” means the General Authority for Competition in the Kingdom;

“General Manager” means the general manager of the Company from time to time;

“Generative Exploration Stage” has the meaning given to it in Clause 7.3.2 (Exploration Stages);

“GEO27” means Geo27, Inc., a corporation incorporated under the laws of Delaware, USA, with registration number 6042581, having its registered office at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle, DE 19808, United States;

“Good Mining Practice” means the application of those methods and practices customarily used in good and prudent mining practice in North America with that degree of diligence and prudence reasonably and ordinarily exercised by capable operators engaged in similar activity under similar circumstances and conditions;

“Government Official” has the meaning given in Clause 36.1.2 (Anti-Bribery Compliance: Trade Sanctions Compliance);

“Group” means the Company and its Subsidiary Undertakings from time to time and “Group Company” shall mean each one of them;

“Guarantor” means each of IE Parent and Maaden;

“I-Pulse” means I-Pulse, Inc., a corporation incorporated under the laws of Delaware, USA, with registration number 4302289, having its registered office at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle, DE 19808, United States;

Classification: Restricted	10

“Implementing Regulations” means the Implementing Regulations of the Saudi Mining Investment Law issued pursuant to Ministerial Resolution No. 1006/1/1442 dated 05/09/1442H (corresponding to 17 April 2021), including any amendment, supplement, replacement or other modification thereto from time to time;

“Initial Existing TyphoonTM Units” means the Current TyphoonTM Units which were made available to the Company by Ivanhoe Electric following the Effective Date;

“Initial Exploration Licenses” means exploration licenses to explore for all of the metals set forth in Schedule 7 (Metals) in and on the Maaden Land which are held by Maaden as at the Effective Date;

“Initial License Register” has the meaning given in Clause 11.5.1 (License Register);

“Insolvency Event” means, in respect of a Shareholder or Guarantor, any of the following events whereby that Shareholder or Guarantor:

(a)	becomes insolvent;

(b)	enters into official management or a scheme of arrangement with creditors or any class or group of creditors;

(c)	has a receiver and/or manager appointed to it or any asset or undertaking;

(d)	has an administrator, provisional liquidator or liquidator appointed;

(e)	has any secured or other creditors take possession, or appoint an agent to take possession, of any asset; or

(f)	any other form of procedure relating to insolvency, reorganization or dissolution,

or any similar or equivalent events having force of law which applies to that Shareholder;

“Intellectual Property” and “Intellectual Property Rights” means (a) all copyright rights and related rights under the laws of all countries for the full terms thereof (of all rights accruing by virtue of copyright treaties and conventions), including but not limited to all renewals, extensions, reversions or restorations of copyrights now or hereafter provided by law and all rights to make applications for and obtain copyright registrations therefor and recordations thereof, and including without limitation all copyright rights in all software, documentation, user and application interfaces including without limitation the look and feel and the structure, sequence and organization thereof; (b) all rights to and under new and useful inventions (whether patentable or not), discoveries, designs, technology and art and all other patentable subject matter, including, but not limited to, all improvements thereof and all know-how related thereto, and all applications for and the right to make applications for such rights, all rights to claim priority in relation to such rights, and all reissues, extensions, renewals, divisions, supplementary protection certificates, and continuations (including continuations-in-part) thereof, for the full term thereof; (c) all trademarks, logos, get up, service marks and internet domain names and the like and the goodwill associated therewith throughout the world and the rights to sue for passing off or for unfair competition; (d) all trade secrets, confidential business information, evaluations and reports; (e) all know-how under the laws of any jurisdiction and all know-how not otherwise included in the foregoing; and (f) all other intellectual and industrial property and proprietary rights throughout the world not otherwise included in the foregoing, including without limitation all techniques, methodologies and concepts and trade dress;

Classification: Restricted	11

“IRA” means the investor rights agreement entered into between IE Parent and Maaden on or around the Effective Date;

“IRA Unwinding Events” means:

(a)	IE Parent has failed to comply with its obligations under Article III of the IRA with respect to Maaden’s “Top-up Right” (as that term is defined in the IRA);

(b)	IE Parent has failed to comply with its obligation under section 6.4 of the IRA with respect to Maaden’s “Equity Participation Right” (as that term is defined in the IRA);

(c)	IE Parent has failed to comply with its obligations under section 2.2 of the IRA with respect to a “Maaden Designated Nominee” or an “Alternative Maaden Designated Nominee” (as those terms are defined in the IRA); or

(d)	IE Parent has failed to comply with its obligations under section 5.1 or 5.2 of the IRA,

and, in each case, such failure to comply is incapable of remedy or, if capable of remedy is not remedied by IE Parent within ninety (90) days of being notified in writing by Maaden of that failure to comply;

“Ivanhoe Electric” means IE Mena and IE Parent, collectively;

“Ivanhoe Electric Directors” has the meaning given to it in Clause 17.1.2(A) (Composition and Authority);

“Ivanhoe Electric Technical Support” means the provision of technical support by IE Parent pursuant to the terms of the TyphoonTM Equipment Purchase and Technical Support Agreement;

"Ivanhoe Support" has the meaning given to it in Clause 5.2.1 (Undertakings by Ivanhoe Electric);

"Joint Venture" has the meaning given to it in the Recitals;

“Joint Venture Exploration Licenses” means Exploration Licenses in respect of Joint Venture Land, as recorded in the License Register from time to time;

“Joint Venture Land” means any land areas covered by a Mining License held in the name of a Group Company;

“Joint Venture Property” means all rights, titles, interest, claims, benefits and all other property of whatever kind, real or personal, including Joint Venture Exploration Licenses, from time to time owned by the Group excluding the Typhoon™ Units and any Intellectual Property Rights or other rights arising under the Licensing Agreement;

“Kingdom” means the Kingdom of Saudi Arabia;

“Land Access Rights” has the meaning given to that term in Clause 5.1.1 (Undertakings by Maaden);

“License Register” means the Initial License Register, as updated from time to time in accordance with Clause 11.5 (License Register);

“Licensed Intellectual Property” has the meaning given to that term in the Licensing Agreement;

“Licensing Agreement” means the licensing agreement entered into between GEO27 and the Company on or around the Effective Date;

Classification: Restricted	12

“Loss” means any actual loss, damage, penalty, liabilities, Tax, cost and expense (including reasonable legal and other reasonable professional fees and costs), expenses, damages, claims and demands excluding any loss of profit, loss or earnings, loss of reputation or loss of opportunity, indirect or consequential loss, economic loss or any punitive damages;

“Maaden Directors” has the meaning given to it in Clause 17.1.2(A) (Composition and Authority);

“Maaden Land” has the meaning given to it in Clause 5.1.1 (Undertakings by Maaden) and includes any Substitute Maaden Land;

“Maaden Support” means regulatory, logistical and other support by Maaden on in-Kingdom matters, including CSR, dealings and interface with Competent Authorities, employee relations and local community relations, but excludes general management time;

“MIMR” means the Ministry of Industry and Mineral Resources of the Kingdom;

“Mineral Rights” means any permit, license, license agreement, concession, development agreement or investment agreement which entitles the holder thereof to prospect for, explore for, mine, extract, exploit, process (including for testing purposes), export, market or sell any mineral resources (whether located under the earth’s surface, in any waste rock dump, tailings facility or otherwise);

“Mining Law” means the mining investment law promulgated by Royal Decree No. (M/140) on 19/10/1441H (corresponding to 11 June 2020) and the Implementing Regulations;

“Mining License” means a Reconnaissance License, Exploration License, Exploitation License or any other document issued by MIMR, which includes the approval to conduct any other activities relating to mining, such document being limited to a specified area in accordance with the provisions of the Mining Law;

“MoC” means the Ministry of Commerce of the Kingdom;

“NI 43-101” means the NI 43-101 Standards of Disclosure for Mineral Projects, Form 43-101F1 Technical Report and Related Consequential Amendments as set out at https://mrmr.cim.org/media/1017/national-instrument-43-101.pdf;

“Non-Confidential Information” has the meaning given to it in Clause 26.1.2 (Confidential Information);

“Non-Defaulting Shareholder” has the meaning given to it in Clause 29.4 (Default Notice);

“Offered Interests” has the meaning given to it in Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser);

“Offer Terms” has the meaning given to it in Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser);

“Offeree(s)” has the meaning given to it in Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser);

“Operator” means:

(a)	with respect to the Exploration Phase, IE Mena; and

(b)	with respect to any Designated Project, Maaden;

“Parent Undertaking” means an Undertaking which, in relation to another Undertaking, a “Subsidiary Undertaking”:

Classification: Restricted	13

(a)	holds a majority of the voting rights in the Undertaking; or

(b)	has the right to appoint or remove a majority of its board of directors (or analogous body, including a management board and supervisory council); or

(c)	has the right to exercise a dominant influence over the Undertaking, by virtue of provisions contained in its constitutional documents or elsewhere; or

(d)	controls alone, pursuant to an agreement with the other shareholders or members, a majority of the voting rights in the Undertaking,

and an Undertaking shall be treated as the Parent Undertaking of any Undertaking in relation to which any of its Subsidiary Undertakings is, or is to be treated as, Parent Undertaking, and “Subsidiary Undertaking” shall be construed accordingly;

“Parties” means:

(a)	IE Parent, IE Mena and Maaden; and

(b)	any Shareholder which executes and delivers an Agreement of Adherence in accordance with this Agreement,

and “Party” means any one of them (and for the avoidance of doubt, the Company, while a party to this Agreement is not a “Party”);

“Pre-Feasibility Study” means a pre-feasibility study within the meaning of both of NI 43-101 and Reg S-K;

“Principal Geophysicist” means the principal geophysicist of the Company from time to time;

"Prospectus" means the prospectus filed by IE Parent on 30 March 2023, a copy of which can be found at https://www.sec.gov/Archives/edgar/data/1879016/000110465923039106/tm2232256-21_424b3.htm;

“Purchaser” means a third party purchaser or bona fide prospective third party purchaser of a Transferor’s Shares (and excludes an Affiliate Transferee);

“Receiving Party” has the meaning given to it in Clause 26.1 (Confidential Information);

“Recommended Land Area” has the meaning given to it in Clause 7.2.1(A) (Identification and Acquisition of Land Areas);

“Reconnaissance License” means a document issued by MIMR which constitutes approval to conduct a preliminary geological survey to identify the geological environment and surface evidence for the existence of minerals and ores in general;

“Reg S-K” means Regulation S-K subpart 1300;

“Rehabilitation Obligations” means the obligations of the Shareholders under Applicable Law, all Approvals and Consents, and all applicable statutory and contractual obligations relating to the rehabilitation, revegetation and cleaning up of the Maaden Land or any Additional Land Areas during and following completion of the activities of the Company;

“Related Agreements” means the Data Services Agreement, the TyphoonTM Equipment Purchase and Technical Support Agreement and the Licensing Agreement;

Classification: Restricted	14

“Representative” has the meaning given to it in Clause 26.2.1 (Ownership/Uses of Confidential Information);

“Response Period” has the meaning given to it in Clause 32.1.3 (Initial Resolution Efforts);

“Restatement Date” means the date of this Agreement.

“Return Event” has the meaning given in Clause 22.2 (Title to the TyphoonTM Units);

“Rules” has the meaning given to it in Clause 32.2.1 (Arbitration);

“SAR” means the lawful currency of the Kingdom;

“Saudi Anti-Bribery Law” means the Saudi Arabia Anti-Bribery Law issued pursuant to Royal Decree No. M/36 dated 29/12/1412H (corresponding to 30 June 1992), including any amendment, supplement, replacement or other modification thereto from time to time together with any relevant regulations;

“Saudi Arabian Accounting Standards” means accounting standards which are in compliance with regulations and standards promulgated by MoC and the Saudi Organization for Certified Public Accountants and where a particular standard is not promulgated thereby and to the extent permissible in the Kingdom;

“Secretary” means the secretary of the meetings of the Board from time to time;

“Share(s)” means any share(s) in the Share Capital, and “Shareholding” shall be construed accordingly;

“Share Capital” means the share capital of the Company;

“Share Distribution” means any dividend or any other distribution or payment made by the Company on or in respect of its Shares, including any distribution of the profits of the Company or any distribution of the assets of the Company upon any act of insolvency, liquidation or winding up of the Company;

“Share Offer” has the meaning given to it in Clause 12.4.2 (Procedure for Making Cash Contributions);

“Shareholder Loan” means a loan from a Shareholder the terms of which shall be determined by the Board in accordance with Clause 17.6.3 (Board Decisions) but excludes Shortfall Loans;

“Shareholder Loan Offer” shall have the meaning given to it in Clause 12.3.1(A) (Shareholder Loans);

“Shareholders” means, for so long as they hold Shares, IE Mena and Maaden, and any other person holding Shares from time to time, and “Shareholder” means any one of them;

“Shareholder Percentage” means the number of Shares held by a Shareholder expressed as a percentage of the total number of Shares;

“Shortfall Loan” has the meaning given to it in Clause 12.3.7 (Shareholder Loans);

“Shutdown Costs” means all costs associated with shutting down all activities of the Company including the costs associated with satisfaction of the Rehabilitation Obligations (if any) and any redundancy or termination benefits or payments to any consultant or contractor or employee who is engaged by the Company in the conduct of the activities of the Company, but only to the extent of the period for which an employee was engaged in the activities of the Company;

Classification: Restricted	15

“SOFR” means the one (1) month secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate);

“Sole Risk Designated Project Completion” has the meaning given in Clause 8.3.2 (Sole Risk – Designated Project);

“Sole Risk Joint Venture Land” has the meaning given to it in Clause 7.4.1 (Sole Risk – Joint Venture Land (Exploration Phase));

“Sole Risk Joint Venture Land Completion” has the meaning given to it in Clause 7.4.2 (Sole Risk – Joint Venture Land (Exploration Phase));

“Subject Party” has the meaning given to it in Clause 26.1.1 (Confidential Information);

“Subsidiary Undertaking” means any Undertaking in relation to which another Undertaking is its Parent Undertaking;

“Substitute Maaden Land” has the meaning given in Clause 11.1 (Exploration License undertakings by Maaden);

“Sufficient Financial Standing” means the ability to perform all of the obligations to be assumed by the Affiliate Transferee under all outstanding and prospective agreements that relate to the Company and/or any Designated Project (as applicable);

“Survey” has the meaning given in the TyphoonTM Equipment Purchase and Technical Support Agreement;

“Tax” or “Taxes” means all foreign, federal, state, provincial, national, local and other taxes, fees, levies, duties and other assessments or charges of whatever kind (including zakat, income, excise, customs duties, tariffs, stamp, transfer, property, occupancy, value added, use, real estate, sales, payroll, gains, gross receipts, withholding and mining royalties or severance or other fees) together with any commission, penalties, or additions payable in connection with such taxes, fees, levies, duties or other assessments or charges imposed or collected by a Competent Authority whether directly or primarily charged against, recoverable from or attributable to any person;

“Technical Committee” has the meaning given to it in Clause 18 (Technical Committee);

“Termination Event” has the meaning given in Clause 29.1.2 (Term and Termination);

“TLA Unwinding Event” means the termination of the Licensing Agreement by the Company in accordance with clause 7.2 of the Licensing Agreement;

“Transfer” and its cognates when used in connection with Shares or a TyphoonTM Unit means the sale, transfer, assignment, mortgage, pledge or any other disposition of or creation of an Encumbrance in respect of such Shares or TyphoonTM Unit (as applicable);

“Transfer Notice” has the meaning given to it in Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser);

“Transferor” means any person that Transfers Shares in accordance with this Agreement;

Classification: Restricted	16

“TyphoonTM Anomaly” means a chargeability anomaly identified by a TyphoonTM Unit during a Survey;

“TyphoonTM Equipment Purchase and Technical Support Agreement” means the equipment purchase and technical support agreement entered into between I-Pulse and the Company on or around the Effective Date;

“Typhoon™ Units” means the T2-1, T2-2 and T2-3 units, being units of a 3D DC-resistivity induced polarization and electromagnetic geophysical electric transmitter known as Typhoon™, in each case which are owned by the Joint Venture pursuant to this Agreement and the Typhoon™ Equipment Purchase and Technical Support Agreement;

“Undertaking” means a body corporate or partnership or an unincorporated association carrying on trade or business;

“Undesignated Joint Venture Land” has the meaning given to it in Clause 10 (Undesignated Land);

“Undesignated Maaden Land” has the meaning given to it in Clause 10 (Undesignated Land);

“US Dollars” or “USD” means the lawful currency of the United States of America;

“Valuation Expert” has the meaning given to it in Schedule 3 (Valuation); and

“Winding Up Activities” has the meaning given to it in Clause 29.8.1 (Consequences of Termination).

1.2	Interpretation

In this Agreement:

1.2.1	references to Recitals, Sections, Clauses, Schedules, attachments and paragraphs are to the recitals, sections, clauses, schedules, attachments and paragraphs of this Agreement from time to time, unless the context otherwise requires. The Recitals and Schedules to this Agreement from time to time shall be deemed to form an essential and integral part of this Agreement. Reference to this Agreement shall be a reference to its Recitals and Schedules unless the context otherwise requires;

1.2.2	headings are inserted for convenience only and shall not control the construction of this Agreement;

1.2.3	references to the Parties include their respective successors and permitted assigns;

1.2.4	the masculine gender shall include the feminine and neuter and the singular number shall include the plural, and vice versa;

1.2.5	the words and expressions “include”, “such as”, “inter alia” and equivalent or similar words or expressions and their cognates are not limiting;

1.2.6	unless the contrary is expressly stated, all references to time and periods of time shall be construed by reference to the Gregorian calendar;

1.2.7	words imposing an obligation on a Party to do any lawful act, matter or thing include an obligation to procure that it be done and words placing a Party under a restriction include an obligation not to permit infringement of the restriction;

Classification: Restricted	17

1.2.8	save for Clause 17.7 (Liability), which is for the benefit of the Directors and members of the Technical Committee (and who shall have the right to enforce that provision accordingly), the provisions of this Agreement are for the benefit of the Parties only and a person who is not a Party has no right to enforce or to enjoy the benefit of any provision of this Agreement;

1.2.9	any reference to “law” means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, ordinance, regulation, judgment, order, writ, injunction, determination, license, permit, governmental authorization, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction;

1.2.10	a person includes a natural person and a corporate or unincorporated body;

1.2.11	any reference to a provision of law is a reference to that provision as from time to time amended or re-enacted; and

1.2.12	references to “substantiated” in the context of a breach of a representation, warranty or other obligation means a breach of a representation, warranty or other obligation of a Party and which is admitted by the relevant Party or proved in accordance with Clause 32.2 (Arbitration) with all rights of appeal (if any) having been exhausted.

2.	[Intentionally Deleted]

3.	SHARE CAPITAL

3.1	Share Capital and Shareholder Contributions

3.1.1	On and from the Effective Date:

(A)	the Shares on issue to Maaden, on the one hand, and IE, on the other hand, and the Share Capital which such Shares represent shall be equal; and

(B)	[Reserved]

(C)	the Share Capital, Shareholder Percentage and Equity Interest of Maaden and IE shall be as follows:

Classification: Restricted	18

	Share Capital	Shareholder Percentage	Equity Interest
Maaden	50,000 SAR plus the SAR equivalent of USD 66,000,000	50%	50%
IE Mena	50,000 SAR plus the SAR equivalent of USD 66,000,000	50%	50%
Total	100,000 SAR plus the SAR equivalent of USD 132,000,000	100%	100%

3.1.2	Following the Effective Date, the Share Capital, Shareholder Percentage and Equity Interest of Maaden and IE shall be documented in a register which shall be maintained by the Company and updated from time to time.

3.2	Shareholders’ Equity Interest

3.2.1	The Equity Interest of a Shareholder shall be determined as follows:

Where:

EI	=	the Equity Interest of the Shareholder, expressed as a percentage

A	=	the sum of the Capital Contributions and the outstanding principal and interest (if any) of Shareholder Loans funded or advanced or acquired (in accordance with Clause 27 (Transfers of Shares)) by the Shareholder on and from the Effective Date

B	=	the sum of the Capital Contributions and the outstanding principal and interest (if any) of Shareholder Loans (to the extent outstanding and not otherwise converted into Shares, repaid, waived, forgiven or released) funded or advanced by all of the Shareholders on and from the Effective Date

3.3	Changes to Equity Interest

A Shareholders’ Equity Interest may only be changed as follows:

3.3.1	upon a Transfer of all, and not less than all, of its Shares and, to the extent transferred to the transferee, Shareholder Loans in accordance with the provisions of Clause 27 (Transfers of Shares) and Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser) in which case the transferee shall be deemed to have an Equity Interest commensurate to the Equity Interest transferred to the transferee; or

3.3.2	pursuant to Clause 12.3 (Shareholder Loans) to the extent Shareholder Loans are provided by the Shareholder(s) in accordance therewith and to the extent any interest accrues on such Shareholder Loans; or

3.3.3	pursuant to Clause 12.4 (Procedure for Making Cash Contributions) to the extent Cash Contributions are provided in accordance therewith.

Classification: Restricted	19

3.4	Maintenance of Shareholder Percentage

Each Party shall do all things and execute all further documents, as necessary to ensure that each Shareholder’s Shareholder Percentage is equal to that Shareholder’s Equity Interest provided that nothing in this Clause 3.4 (Maintenance of Shareholder Percentage) shall oblige a Shareholder to contribute more than a nominal sum in order to give effect to the requirements of this Clause 3.4 (Maintenance of Shareholder Percentage).

4.	Conduct of the Business

4.1	Purpose

The Company is formed for the purpose of carrying on the Business within the Kingdom.

4.2	Operations

4.2.1	Pursuant and subject to Clause 17 (Board of Directors), Clause 18 (Technical Committee), Clause 19 (Operator) and Clause 20 (General Manager), the Parties agree that day-to-day operations of the Company shall be the responsibility of the General Manager, with the Board being responsible for overall management and strategy and the Technical Committee and the Operators having the responsibilities set out in this Agreement.

4.2.2	It is the Parties’ intention as at the Effective Date that, in order to support the operations of the Company, the Company will be staffed by a combination of personnel it hires directly, through secondees from Maaden and Ivanhoe Electric (to the extent required) and otherwise supported by the Maaden Support and the Ivanhoe Support.

4.3	Business Policies

The Company shall, and the Shareholders shall cause the Company to, adhere to and comply with all Applicable Laws, Good Mining Practice and the highest ethical standards, including such business ethics and compliance policies and environmental, health and safety, and human resources policies as may be recommended by the Technical Committee and/or the General Manager and, to the extent necessary in accordance with this Agreement, approved by the Board from time to time.

4.4	Permits

Without prejudice to the generality of Clause 4.3 (Business Policies), the Company shall comply with the terms and conditions of all approvals and consents issued to the Company by Competent Authorities, including the applicable Mining Licenses.

Classification: Restricted	20

5.	Shareholder UNDERTAKINGS

5.1	Undertakings by Maaden

Maaden undertakes that it shall (or shall procure that a Subsidiary Undertaking of Maaden shall):

5.1.1	make available to the Company access to approximately 48,500 km2 of land located within the Kingdom, which is regulated under the Exploration Licenses as recorded in the License Register from time to time (the “Maaden Land”) for the purpose of conducting exploration activities to identify sub-area(s) of the Maaden Land that may be developed into an operating mine as set out further in this Agreement (“Land Access Rights”);

5.1.2	make available to the Company its existing geological data relating to the Maaden Land; and

5.1.3	provide the Company with such Maaden Support and access to its experience, expertise, know-how, relevant Intellectual Property, operating systems and procedures as the Technical Committee shall reasonably request to support the Business and the Joint Venture. The Company shall reimburse to Maaden or the relevant Maaden Subsidiary Undertaking all costs and expenses incurred in the provision of such requested services referred to in this Clause 5.1.3 (Undertakings by Maaden) on an At Cost Basis.

5.2	Undertakings by Ivanhoe Electric

Ivanhoe Electric undertakes that it shall (or shall procure that an Affiliate of Ivanhoe Electric shall):

5.2.1	provide or shall procure that an Affiliate of Ivanhoe Electric shall provide the Company with: (A) Ivanhoe Electric Technical Support; and (B) such support and access to Ivanhoe Electric's experience, expertise, know-how and procedures as the Technical Committee shall reasonably request to support the Business and the Joint Venture (together with (A), "Ivanhoe Support"). The Company shall reimburse to Ivanhoe Electric or any such other relevant Ivanhoe Electric Affiliate all costs and expenses incurred in the provision of requested Ivanhoe Support on an At Cost Basis. All other support provided by Ivanhoe Electric or any other Affiliate of Ivanhoe Electric shall be provided at no cost to the Company; and

5.2.2	at the Company's cost, provide training and development to the employees of the Company and any individuals seconded to the Company in relation to mineral exploration, geology and the use and operation of the Typhoon™ Units. Such training shall be sufficient to allow the individuals to safely use the Typhoon™ Units and collect, interpret, and transmit data generated from using the Typhoon™ Units.

5.3	Initial Existing Typhoon™ Unit

The Parties acknowledge and agree that the Company has returned the Initial Existing Typhoon™ Unit to Ivanhoe Electric and as such the Company no longer has any risk associated with, or interest in the use of, the Initial Existing Typhoon™ Unit.

Classification: Restricted	21

5.4	[Reserved]

6.	EXCLUSIVITY AND USE OF Typhoon™ Units

6.1	For so long as Ivanhoe Electric or an Affiliate of Ivanhoe Electric remains a Shareholder, Ivanhoe Electric shall not, and shall procure that its Affiliates shall not, enter into any other business or business partnership involving mining activities or mineral exploration in the Kingdom without Maaden's prior written consent.

6.2	The Parties acknowledge that the sole permitted use for the Typhoon™ Units shall be on the Maaden Land, any Additional Land Areas, any Joint Venture Land and any Areas of Interest, or as otherwise agreed between the Parties in writing. To the extent that a Shareholder proposes to use the Typhoon™ Units and/or TyphoonTM technology on any other land in which a Shareholder or their Affiliates has an interest, Maaden and Ivanhoe Electric shall discuss such proposal in good faith.

6.3	The Parties acknowledge and agree that any survey to be conducted for minerals through the use of the Typhoon™ Units in the Kingdom on any land (whether or not licensed to Maaden) shall be carried out by the Company on an exclusive basis only for the benefit of the Company and not for the benefit of any Shareholder or Party unless otherwise agreed in writing by the Parties.

7.	Exploration Phase

7.1	Exploration Term

7.1.1	Subject to compliance with Applicable Law, regulations and the terms of the Exploration License, the Exploration Phase will have a term of ten (10) years from the Effective Date (the “Exploration Term”).

7.1.2	Unless otherwise agreed by the Shareholders in writing and subject to a Continuing Joint Venture Project, if at the end of the Exploration Term there has been no Designated Project Designation (“Exploration Term Expiry”), this Agreement shall terminate in accordance with Clause 29 (Term, Validity and Termination), provided that where there is a Continuing Joint Venture Project that has been approved by the Board in accordance with Clause 17.6.10 (Board Decisions) termination of this Agreement shall be subject to Clause 29.8.2 (Consequences of Termination).

7.1.3	To the extent there is any Joint Venture Land, the Technical Committee shall meet at least three (3) months prior to the Exploration Term Expiry to determine the future activities to be undertaken on such Joint Venture Land. If the Technical Committee determines Exploration Works or other activities should be conducted on any part of the Joint Venture Land beyond the Exploration Term Expiry, the Technical Committee shall recommend to the Board that the Joint Venture should continue with respect to such Joint Venture Land and Exploration Works or other activities (a “Continuing Joint Venture Project”) and provide a draft works program and budget with respect to such Continuing Joint Venture Projects (a “CJVP Program and Budget”).

7.1.4	The Exploration Phase shall be deemed to continue for so long as there is Exploration Works being carried out in accordance with the terms of this Agreement and shall otherwise expire on the earlier to occur of (i) the written agreement of the Shareholders, or (ii) following a period of three (3) years during which no Exploration Works have been undertaken by the Parties.

Classification: Restricted	22

7.1.5	For the avoidance of doubt and subject to the written agreement of the Shareholders, the Group may apply directly for Exploration Licenses and participate in auctions for such Exploration Licenses.

7.2	Identification and Acquisition of Land Areas

7.2.1	The Technical Committee may decide by vote to:

(A)	designate specific land areas from within the Maaden Land and/or Joint Venture Land (the “Recommended Land Area”) for Exploration Works, including to be explored during the Exploration Phase using techniques which include the use of the Typhoon™ Units and including techniques to be applied prior to conducting a Survey;

(B)	in respect of potential Joint Venture Land and in order for the Board to make a determination pursuant to Clause 17.6.8 (Board Decisions), recommend to the Board a Group Company to participate in an auction for, or acquire from a third party or otherwise, one or more Exploration Licenses; and/or

(C)	recommend to the Board that a Group Company apply to MIMR for further Reconnaissance Licenses and/or Exploration Licenses in respect of additional land areas which may be complementary to and in the vicinity of the existing Maaden Land and/or Joint Venture Land (the “Additional Land Areas”).

7.3	Exploration Stages

7.3.1	Within ten (10) Business Days of the Technical Committee voting to designate a Recommended Land Area for Exploration Works, and to the extent that the Company wishes to conduct Exploration Works under the Exploration Licenses, any necessary amendments to the work programme set out in such Exploration Licenses will be submitted for approval to MIMR pursuant to the Implementing Regulations.

7.3.2	With effect from:

(A)	MIMR approving any amendments to the Exploration Licenses submitted in accordance with Clause 7.3.1 (Exploration Stages), to the extent any such amendments are necessary;

(B)	the Company obtaining a Reconnaissance License or Exploration License issued by MIMR relating to the Joint Venture Land or Additional Land Area (as applicable); or

(C)	the Technical Committee designating a Recommended Land Area for Exploration Works,

the Company will undertake Exploration Works in accordance with a reconnaissance exploration program (the “Exploration Program”) on the Recommended Land Area and any Additional Land Areas with the Typhoon™ Unit or such other exploration tools or techniques as the Technical Committee may approve (the “Generative Exploration Stage”). The Exploration Program will be subject to periodic review by the Technical Committee.

7.3.3	During the Exploration Phase, the Company shall undertake the Exploration Works in accordance with the Exploration Program until the

Classification: Restricted	23

Company identifies proposed target land areas on a Recommended Land Area or any Additional Land Areas for further, more invasive, Exploration Works (as applicable).

7.3.4	The Technical Committee shall periodically (and at least on a quarterly basis) review the data relating to the proposed target land areas and decide, by vote, to accept some or all of the identified target land areas for Exploration Works (the “Exploration Drilling Stage”).

7.3.5	All other exploration works not captured in this Clause 7 (Exploration Phase) shall be determined and approved by the Technical Committee.

7.4	Sole Risk – Joint Venture Land (Exploration Phase)

7.4.1	To the extent a Shareholder’s appointees to the Technical Committee or the Board (as applicable) (the “Blocking Shareholder”) vote against the acquisition of, or carrying out of Exploration Works on, Joint Venture Land and/or Additional Land Areas, but the other Shareholder’s appointees to the Technical Committee or the Board (as applicable) (the “Approving Shareholder”) vote in favour of the acquisition of, or carrying out of Exploration Works on, Joint Venture Land, the Approving Shareholder may, within two (2) months of the relevant vote, elect to proceed with the acquisition of, or Exploration Works in relation to, the relevant Joint Venture Land (“Sole Risk Joint Venture Land”) at its sole risk and cost on the following basis:

(A)	the Company shall, or shall procure that the applicable Group Company shall, promptly and in any event within ninety (90) Business Days of a Shareholder electing to proceed on a sole risk basis, use its best efforts to procure the consent of MIMR to transfer the relevant Exploration License(s) in respect of the relevant Sole Risk Joint Venture Land to the special purpose vehicle or other holding structure through which the Approving Shareholder intends to proceed with the development of such Sole Risk Joint Venture Land and the Approving Shareholder shall reimburse the Company (or relevant Group Company) on an At Cost Basis for all costs and expenses incurred by the Company in connection with procuring the consent of MIMR to transfer relevant Exploration License(s) in accordance with this Clause 7.4.1(A) (Sole Risk – Joint Venture Land (Exploration Phase));

(B)	subject to the balance of this Clause 7.4 (Sole Risk – Joint Venture Land (Exploration Phase)), the Shareholders shall agree and implement, and cause the Company to implement, such structure as is necessary to pass the economic benefit of the relevant Sole Risk Joint Venture Land to the Approving Shareholder (provided that the Company shall not bear any Loss or carry any debt with respect to such Sole Risk Joint Venture Land); and

(C)	other than the assets which relate solely to the relevant Sole Risk Joint Venture Land, the assets of the Group shall in no way be

Classification: Restricted	24

subject to an Encumbrance with respect to the relevant Sole Risk Joint Venture Land.

7.4.2	Following completion of the transfer of the Sole Risk Joint Venture Land in accordance with Clause 7.4.1 (Sole Risk – Joint Venture Land (Exploration Phase)) neither the Blocking Shareholder nor any Group Company shall have any direct or indirect rights or any economic benefit in relation to the mineral interests, mineral deposits and the operation, management and development of mines and the production of minerals in relation to the applicable Sole Risk Joint Venture Land.

7.4.3	The development of Sole Risk Joint Venture Land at the sole risk of a proceeding Shareholder in accordance with this Clause 7.4 (Sole Risk – Joint Venture Land (Exploration Phase)) shall not in any way reduce the Shareholder Percentage of the non-participating Shareholder.

8.	Designated Project

8.1	Creation of Designated Project

Any Maaden Land, Joint Venture Land (other than Sole Risk Joint Venture Land with respect to which Sole Risk Joint Venture Land Completion has occurred) and/or any Additional Land Areas on which an NI 43-101 and Reg S-K compliant resource of economically viable scale where a majority of the resource is indicated or measured is identified shall be deemed to be a “Designated Project”.

8.2	Following Designated Project Designation

Upon Designated Project Designation:

8.2.1	to the extent relating to Maaden Land, Maaden shall promptly, and in any event within ninety (90) Business Days, use its best efforts to procure the consent of MIMR to transfer the relevant Exploration License(s) in respect of the Maaden Land that is the subject of the Designated Project Designation to the Company and the Company shall reimburse Maaden on an At Cost Basis for all costs and expenses incurred by Maaden in connection with procuring the consent of MIMR to transfer relevant Exploration License(s) in accordance with this Clause 8.2.1 (Following Designated Project Designation);

8.2.2	the Technical Committee shall submit to the Board a works program and a Designated Project Budget with respect to the Designated Project in accordance with Clause 17.6 (Board Decisions);

8.2.3	a Pre-Feasibility Study shall be commissioned and completed, as soon as reasonably practicable, and in any case prior to the expiry of the relevant Exploration License, in respect of the Designated Project;

8.2.4	following the completion of a favourable Pre-Feasibility Study, the Parties shall use their respective best endeavours (subject to Applicable Law) to secure for the Company an Exploitation License with a term of not less than twenty-five (25) years;

8.2.5	the Shareholders shall, with necessary input from the Company and the Technical Committee, agree and implement, and/or cause the Company to implement (to the extent necessary), a holding structure for the development of the Designated Project with a view to maximizing

Classification: Restricted	25

organisational and operational efficiencies and to minimising tax and other related legal concerns (“Designated Project Holding Structure”);

8.2.6	unless otherwise agreed by the Shareholders in writing, the Designated Project Holding Structure shall be owned between the Shareholders in proportion to their Equity Interest;

8.2.7	the Designated Project Holding Structure shall have a governance structure which is substantially the same as or similar to the governance structure established by this Agreement with such changes as are necessary to reflect the relevant financing and other arrangements specific to that Designated Project;

8.2.8	to the extent necessary, the Parties will co-operate in seeking the approval of MIMR and any other appropriate Competent Authority to the transfer of any Exploration License, Reconnaissance License or Exploitation License into the Designated Project Holding Structure as may be required for the furtherance of the Designated Project;

8.2.9	take such other actions as the Shareholders (with input from the Technical Committee and/or the Board, as applicable) deem appropriate for the development of the Designated Project; and

8.2.10	Clause 8.2 (Following Designated Project Designation) shall not apply in respect of any Designated Project in relation to which a Shareholder elects to proceed on a sole risk basis in accordance with the terms of Clause 8.3 (Sole Risk – Designated Project), in which case the provisions of Clause 8.3 (Sole Risk – Designated Project) shall apply instead.

8.3	Sole Risk – Designated Project

8.3.1	To the extent a Shareholder (a “non-participating Shareholder”) does not wish to participate in a Designated Project, such non-participating Shareholder may, within two (2) months of a Designated Project being deemed a Designated Project in accordance with Clause 8.1 (Creation of Designated Project), notify the other Shareholder that it does not wish to participate in the relevant Designated Project following which the other Shareholder (the “proceeding Shareholder”) may elect to proceed with the Designated Project at its sole risk and cost on the following basis:

(A)	to the extent the Designated Project is located on: (i) Maaden Land and IE Mena is the proceeding Shareholder, Maaden shall promptly, and in any event within ninety (90) Business Days of IE Mena or its Affiliate electing to proceed on a sole risk basis, use its best efforts to procure the consent of MIMR to transfer the relevant Exploration License(s) in respect of the Maaden Land that is the subject of the relevant Designated Project to the special purpose vehicle or other holding structure through which IE Mena or its Affiliate intends to proceed with the development of the relevant Designated Project and IE Mena or its Affiliate shall reimburse Maaden on an At Cost Basis for all costs and expenses incurred by Maaden in connection with procuring the consent of MIMR to transfer relevant Exploration License(s) in accordance with this Clause 8.3.1(A)(i) (Sole Risk – Designated Project); or (ii) Joint Venture Land or Additional Land Areas (in each case where the relevant Exploration License(s) is/are held in the name of a Group Company), the Company shall,

Classification: Restricted	26

or shall procure that the relevant Group Company shall, promptly, and in any event within ninety (90) Business Days of the proceeding Shareholder electing to proceed on a sole risk basis, use its best efforts to procure the consent of MIMR to transfer the relevant Exploration License(s) in respect of the Joint Venture Land or Additional Land Area that is the subject of the relevant Designated Project to the proceeding Shareholder or its Affiliate and the proceeding Shareholder or its Affiliate shall reimburse the relevant Group Company on an At Cost Basis for all costs and expenses incurred by the Group in connection with procuring the consent of MIMR to transfer relevant Exploration License(s) in accordance with this Clause 8.3.1(A)(ii) (Sole Risk – Designated Project)

(B)	subject to the balance of this Clause 8.3 (Sole Risk – Designated Project), the Shareholders shall agree and implement, and cause the Company to implement, such structure as is necessary to pass the economic benefit of the relevant Designated Project to the proceeding Shareholder or its Affiliate (provided that the Company shall not bear any Loss or carry any debt with respect to the Designated Project);

(C)	other than the assets which relate solely to the relevant Designated Project, the assets of the Group shall in no way be subject to an Encumbrance with respect to the relevant Designated Project; and

(D)	the exchange of the interest of the non-participating Shareholder in the relevant Designated Project for value (whether in the form of cash, securities, a royalty or some other form of value) shall be determined following discussions in good faith between the non-participating Shareholder and the proceeding Shareholder or its Affiliate.

8.3.2	The non-participating Shareholder shall continue to retain its interest in the relevant Designated Project until such time as the relevant transaction exchanging the non-participating Shareholder’s interest in the Designated Project for value has completed (“Sole Risk Designated Project Completion”). Following Sole Risk Designated Project Completion occurring, neither non-participating Shareholder nor any Group Company shall have any direct or indirect rights or any economic benefit in relation to the mineral interests, mineral deposits and the operation, management and development of mines and the production of minerals in relation to the applicable Designated Project to which the Sole Risk Designated Project Completion relates other than with respect to any interest derived from or arising in connection with the terms and conditions of the transaction agreed between the Parties in accordance with Clause 8.3.1(D) (Sole Risk – Designated Project).

8.3.3	The development of a Designated Project at the sole risk of a proceeding Shareholder or its Affiliate in accordance with this Clause 8.3 (Sole Risk – Designated Project) shall not in any way reduce the Shareholder Percentage of the non-participating Shareholder.

Classification: Restricted	27

9.	Area of Interest

9.1	Creation of Area of Interest

9.1.1	If, during the Exploration Phase or following a Designated Project Designation, a TyphoonTM Anomaly is identified or any other mineral discovery is made on land in the Exploration Area, then subject to Clause 9.1.2 (Creation of Area of Interest), a five (5) kilometre area of interest (“Area of Interest”) will be created around the then-known boundaries of the TyphoonTM Anomaly or other mineral discovery.

9.1.2	An Area of Interest shall not extend into any Undesignated Maaden Land or Excluded Maaden Land (such Excluded Maaden Land existing as at the date the Area of Interest is created pursuant to Clause 9.1.1 (Creation of Area of Interest)) unless Maaden provides its prior written consent thereto.

9.2	Acquisition of further Mineral Rights

If the Area of Interest is not fully comprised of the Exploration Area then the Technical Committee may (as appropriate):

9.2.1	authorize the Company to apply to MIMR for further Reconnaissance Licenses, Exploration Licenses and/or Exploitation Licenses (as required) in respect of the Area of Interest other than in respect of Undesignated Maaden Land or Excluded Maaden Land;

9.2.2	to the extent Reconnaissance Licenses, Exploration Licenses and/or Exploitation Licenses (as required) in respect of the Area of Interest are held by a third party, authorize or recommend to the Board to approve the acquisition of mineral rights in the Area of Interest by the Company from such third party (in each case in accordance with any applicable Delegation of Authorities); or

9.2.3	to the extent Reconnaissance Licenses, Exploration Licenses and/or Exploitation Licenses (as required) in respect of the Area of Interest are held by Maaden, authorize or, to the extent above a threshold in the Delegation of Authorities, authorize with the prior written approval of an Ivanhoe Electric Director the acquisition of mineral rights in the Area of Interest by the Company from Maaden subject to Clause 9.1.2 (Creation of Area of Interest),

(collectively, “Additional Licenses”).

9.3	Exploration of Area of Interest

Upon the receipt by the Company of the Additional Licenses and/or inclusion of the Area of Interest within the Maaden Land, the Company shall extend the activities being undertaken in the Exploration Area to the Area of Interest.

9.4	Restriction on acquisition of further Mineral Rights within Area of Interest

On and from the Effective Date, no Party (other than the Company) may acquire any interests or licenses or direct or indirect right in relation to any land within the Area of Interest, including, but not limited to, an Exploration License or Exploitation License, except:

9.4.1	as approved by the Board; or

Classification: Restricted	28

9.4.2	any interest or licenses or direct or indirect right in land (not being a mineral interest or license) which:

(A)	is necessary for the development or operation of another project of the Party which project does not fall within the Area of Interest; and

(B)	does not materially interfere with any future development of mineral rights or interests within the Area of Interest.

10.	UNDESIGNATED LAND

10.1	Undesignated Maaden Land

The Technical Committee, and only the Technical Committee, may at any time by unanimous written resolution vote to conclusively reject or relinquish any part of the Maaden Land and expressly deem by written resolution that such land is “Undesignated Maaden Land” which land shall fall outside of the definition of Maaden Land and shall no longer remain subject to the terms of this Agreement. Maaden shall thereafter be free to deal with the Undesignated Maaden Land as it sees fit and shall bear all future costs incurred in relation to such Undesignated Maaden Land. The Technical Committee shall have sole ability to designate any Maaden Land as Undesignated Maaden Land.

10.2	Undesignated Joint Venture Land

10.2.1	Subject to Clause 10.2.2 below, the Technical Committee, and only the Technical Committee, may at any time by unanimous written resolution conclusively reject or relinquish any part of the Joint Venture Land, such land being “Undesignated Joint Venture Land” which shall fall outside of the definition of Joint Venture Land.

10.2.2	If as part of any unanimous decision to reject or relinquish part of the Joint Venture Land, the Technical Committee agrees that one Shareholder or its Affiliate may proceed with the Exploration Works in respect of the Joint Venture Land at its sole risk, then Clause 7.4 (Sole Risk – Joint Venture Land (Exploration Phase)) shall apply mutatis mutandis with respect to the transfer of such Joint Venture Land to that Shareholder or its Affiliates.

11.	Exploration Licenses

11.1	Exploration License undertakings by Maaden

Maaden undertakes that it shall (or shall procure that a Subsidiary Undertaking of Maaden shall) use its reasonable endeavours to obtain the approval of MIMR with respect to the Exploration License Applications promptly following the Effective Date and, to the extent an Exploration License Application is rejected:

11.1.1	provide the Company with access to substitute land over which Maaden has validly subsisting Exploration Licenses; or

11.1.2	with input from the Technical Committee, apply for and obtain additional Exploration Licenses as soon as reasonably practicable following the rejection of Exploration License Application pending on the Effective Date;

to ensure that the Company has access to land, located within the Kingdom, of equivalently the same size and quality of the rejected land to explore for all of the

Classification: Restricted	29

metals set forth in Schedule 7 (Metals) and to which Ivanhoe Electric has agreed in writing shall constitute substitute land (“Substitute Maaden Land”).

11.2	Maintenance of Exploration Licenses

11.2.1	Maaden shall be responsible for maintaining all Exploration Licenses in good standing for the period commencing on and from the Effective Date and, with respect to each Exploration License relating to Maaden Land individually, expiring on the date on which:

(A)	any Maaden Land which is the subject of the Exploration License becomes Undesignated Maaden Land in accordance with Clause 10 (Undesignated Land);

(B)	the relevant Exploration Licenses are transferred to the Company in accordance with Clause 8.2.1 (Following Designated Project Designation); or

(C)	such time as the Maaden Land in which the subject of the Exploration License becomes a Designated Project and in respect of which an Exploitation License is granted pursuant to Clause 8.2.4 (Following Designated Project Designation).

11.2.2	Maaden’s obligation to maintain the Exploration Licenses relating to Maaden Land in good standing in accordance with Clause 11.1 (Maintenance of Exploration Licenses) shall include Maaden undertaking (or procuring to be undertaken) the following actions:

(A)	submitting work programs and amendments to the same which have, in each case, been prepared by the Company and approved by the Technical Committee;

(B)	making payment of all rents, licenses, local government rates and fees; and

(C)	lodging all reports prepared by the Company for submission to MIMR.

11.2.3	The Company shall, at its cost, do all things reasonably necessary to assist Maaden in achieving the objectives of Clauses 11.2.1 (Maintenance of Exploration Licenses) and 11.2.2 (Maintenance of Exploration Licenses) including through the preparation of all reports to be submitted to MIMR in connection with the Exploration Licenses relating to Maaden Land, provision of the Exploration Program and other information reasonably required by Maaden.

11.2.4	The Company shall reimburse Maaden on an At Cost Basis for all costs and expenses incurred in connection with the maintenance of the Exploration Licenses relating to Maaden Land in accordance with these Clauses 11.2.1 (Maintenance of Exploration Licenses) and 11.2.2 (Maintenance of Exploration Licenses).

11.2.5	IE Mena, in its capacity as Operator, acknowledges and agrees that the implementation of the Exploration Program is necessary for Maaden to

Classification: Restricted	30

achieve the objectives of Clauses 11.2.1 (Maintenance of Exploration Licenses) and 11.2.2 (Maintenance of Exploration Licenses).

11.3	Transfer or disposal of Exploration License

Subject to Clauses 8.2.1 (Following Designated Project Designation), and other than in respect of the Undesignated Maaden Land, Maaden shall not surrender, dispose or transfer (other than to the Company or in accordance with Applicable Law) any Exploration Licenses relating to the Maaden Land during the Exploration Phase except with the approval of the Technical Committee granted under Clause 18.4.2 (Voting).

11.4	Maintenance of Additional Licenses and Joint Venture Exploration Licenses

Each of Maaden and Ivanhoe Electric shall do all things reasonably necessary to assist the Company in obtaining and maintaining all Additional Licenses and Joint Venture Exploration Licenses in good standing.

11.5	License Register

11.5.1	The Parties agree that, as at the date of this Agreement, the details of:

(A)	all Exploration Licenses and/or Joint Venture Exploration Licenses relating to Maaden Land, Substitute Maaden Land, Joint Venture Land and Additional Land Areas; and

(B)	all Exploration License Applications,

are those set out in Schedule 6 (Initial License Register) (the “Initial License Register”).

11.5.2	On and from the date of this Agreement, the Company shall update the License Register promptly (and in any event within ten (10) Business Days) following the:

(A)	submission of any new Exploration License Application;

(B)	rejection or withdrawal of any Exploration License Application;

(C)	grant of any Exploration License or Joint Venture Exploration License; or

(D)	transfer, expiry, relinquishment or amendment of any Exploration License or Joint Venture Exploration License.

11.5.3	The License Register shall be maintained in electronic form and shall be accessible to each Shareholder promptly upon request by the Shareholders to the Company.

12.	COMPANY FINANCING

12.1	Capital Increase and Decrease

The Share Capital of the Company may only be increased or decreased in accordance with the terms and conditions of this Agreement, the Articles of Association and Applicable Law.

12.2	Further Funding

Classification: Restricted	31

12.2.1	The Shareholders shall not be obliged to provide any funding (“Additional Funding”) to the Company or participate in any guarantee or similar undertaking in relation to the Company.

12.2.2	The Board may seek, in accordance with Clause 17.6.3 (Board Decisions), to satisfy any Additional Funding (i) first, by way of a Shareholder Loan and (ii) thereafter, if required, by way of a new issue of Shares to existing Shareholders (“Cash Contribution”) or third party debt financing in accordance with Clause 12.5 (Financing).

12.3	Shareholder Loans

12.3.1	If the Board determines in accordance with Clause 17.6.3 (Board Decisions) that Additional Funding requirements should be met by way of a Shareholder Loan, then the following procedure shall apply:

(A)	the Company shall simultaneously offer by way of notice to Shareholders the opportunity to provide Shareholder Loans in an amount in aggregate sufficient to satisfy the Additional Funding (“Shareholder Loan Offer”). The Shareholders shall be entitled, but shall not be obliged, to provide any Shareholder Loan to the Company;

(B)	each Shareholder shall have the right, directly or through an Affiliate, to provide Shareholder Loan(s) up to an amount equal to that Shareholder’s Equity Interest of the aggregate amount of the Additional Funding requirements that are the subject of the Shareholder Loan Offer;

(C)	within twenty (20) days of receipt of a Shareholder Loan Offer, each Shareholder shall notify the Company in writing whether it is willing to take up the Shareholder Loan Offer and, if so, the maximum amount of funding that it is willing to provide; and

(D)	if a Shareholder elects not to provide the full amount of funding offered pursuant to the Shareholder Loan Offer then the Company shall offer to the other Shareholder (on the terms of the original Shareholder Loan Offer) the opportunity to provide funding required to meet the shortfall. The same procedure and provisions set out in this Clause 12.3.1 (Shareholder Loans) shall apply, provided that no such further offers shall be made after the expiry of two (2) months from the date of the original Shareholder Loan Offer.

12.3.2	The Shareholder Loans shall be on terms (including as to interest rate) determined by the Board in accordance with Clause 17.6.3 (Board Decisions) provided that accrued but unpaid interest (if any) on Shareholder Loans shall not be capitalised into principal under any circumstances.

12.3.3	The Shareholder Loan shall be unsecured and subordinated in right of payment to all indebtedness of the Company to third parties for borrowed money.

12.3.4	Each Shareholder Loan shall rank pari passu with all other subordinated indebtedness of the Company outstanding from time to time to the Shareholders.

12.3.5	Neither the rights nor the obligations under a Shareholder Loan may be assigned or novated to any third party without the prior written consent of all of the Shareholders and the Company except in connection with a

Classification: Restricted	32

Transfer of Shares pursuant to Clause 27 (Transfers of Shares) or as otherwise expressly provided for herein.

12.3.6	No demand for any amount outstanding under any Shareholder Loan may be made by a Shareholder (i) during the Exploration Phase and (ii) thereafter, unless the Shareholders unanimously agree.

12.3.7	To the extent a Shareholder provides a Shareholder Loan in accordance with Clause 12.3.1(D) (Shareholder Loans) to meet a shortfall in funding required in connection with the acquisition by a Group Company of Joint Venture Land (a “Shortfall Loan”), then such Shortfall Loan shall be repaid in priority to other Shareholder Loans in accordance with Clause 13.1 (Distribution of Profits).

12.4	Procedure for Making Cash Contributions

12.4.1	If in accordance with Clauses 12.2 (Further Funding) and 17.6.3 (Board Decisions), the Board has elected to obtain Additional Funding by means of a Cash Contribution, each Shareholder shall be entitled, but shall not be obliged, to subscribe for its Equity Interest of the relevant Cash Contribution.

12.4.2	Any offer to the Shareholders to subscribe for their Equity Interest of the relevant Cash Contribution shall be made simultaneously to the Shareholders by the Company in accordance with Clause 12.4.1 (Procedure for Making Cash Contributions) (“Share Offer”). A Share Offer shall be made by notice specifying the amount of Cash Contribution required and terms of the Shares on offer and shall be on identical terms as between the Shareholders ("Funding Notice") provided always that the number of Shares issued pursuant to such Cash Contribution shall be determined in accordance with Clause 12.4.7 (Procedure for Making Cash Contributions).

12.4.3	Within twenty (20) days of receipt of a Funding Notice, each Shareholder shall notify the Company in writing whether it is willing to take up the Share Offer and, if so, the maximum amount of Additional Funding that it is willing to provide pursuant to such Share Offer.

12.4.4	If a Shareholder elects not to provide its full portion of the Additional Funding, the Shares attributable to the shortfall in the Additional Funding (“Residual Shares”) shall be offered to the other Shareholder provided that such other Shareholder has accepted its full entitlement under the relevant Funding Notice, provided that no such Residual Shares shall be allotted after the expiry of two (2) months from the date of the original Funding Notice and provided further that no offer of Residual Shares shall be made in circumstances where neither Shareholder has accepted its entitlement to take up any Shares pursuant to the Share Offer.

12.4.5	The same procedure and provisions set out in Clauses 12.4.1 (Procedure for Making Cash Contributions) to 12.4.3 (Procedure for Making Cash Contributions) (inclusive) shall apply equally in relation to offers of Residual Shares.

12.4.6	Each Shareholder agrees to waive any pre-emption rights that it may have, to exercise its rights as Shareholder in such manner and to provide such necessary approvals and waivers as may be required to allow the issue of Shares in accordance with this Clause 12 (Company Financing).

Classification: Restricted	33

12.4.7	At completion of the relevant Cash Contribution, the Company shall and each Shareholder shall procure that the Company shall, issue to each Shareholder such number of Shares as is necessary to ensure that the number of Shares held by a Shareholder expressed as percentage of the total issued Shares is equal to its Equity Interest (assuming completion of the relevant Cash Contribution carried out in accordance with this Clause 12.4 (Procedure for Making Cash Contributions)).

12.5	Financing

12.5.1	The Board shall determine in accordance with Clause 17.6.3 (Board Decisions) the means in which to obtain any Additional Funding that has not been satisfied pursuant to Clause 12.3 (Shareholder Loans) or Clause 12.4 (Procedure for Making Cash Contributions).

12.5.2	The portion of the Additional Funding that takes the form of debt financing, if any, may consist of a Shareholder Loan, loans from local (in-Kingdom) and international financing sources, and such other sources as may be recommended by the Board based upon which source offers the best rates and terms.

12.5.3	The Shareholders agree that the Company shall maximize the use of third-party financing sources and (to the extent commercially achievable) non-recourse or limited-recourse financing.

12.5.4	All bank financing, whether obtained in the Kingdom or abroad, shall be arranged in accordance with normal and sound business principles and the terms and conditions of any such facilities (including any associated Shareholder guarantee) shall require the approval of the Board.

12.6	Encumbrances

No Shareholder shall create any Encumbrance over its Shares in the Company or its interest under this Agreement or as a result of operation of Applicable Law.

13.	Distribution of Profits; Taxes

13.1	Distribution of Profits

13.1.1	It is acknowledged and agreed by the Parties that no distributions will be made by the Company (if any) during the Exploration Phase (other than pursuant to Clause 29.8 (Consequences of Termination)).

13.1.2	Following completion of the Exploration Phase, binding obligations under any financing documents and Applicable Law, the annual net profits of the Company and any retained profits from previous Financial Years shall be applied in the following manner, unless otherwise agreed by a resolution of the Shareholders:

(A)	first, to offset losses incurred during any Financial Year;

(B)	secondly, as may be required to meet the requirements of any financial or other covenants under any third party financing arrangement entered into by the Company;

(C)	thirdly, as may be required by the Company to meet its reasonable working capital needs, including to fund any approved Budget;

(D)	fourthly, toward any exploration, capital expenditure and/or expansion activities as so approved in the then-current Budget;

Classification: Restricted	34

(E)	fifthly to satisfy any repayment obligations (including any accrued but unpaid interest thereon) with respect to any Shortfall Loans to the extent such obligations are due and payable under the terms of such Shortfall Loans;

(F)	sixthly, to satisfy any repayment obligations (including any accrued but unpaid interest thereon) with respect to Shareholder Loans to the extent such obligations are due and payable under the terms of the applicable Shareholder Loan; and

(G)	seventhly, the balance of the net profits shall be distributed to the Shareholders in proportion to their respective Shareholder Percentages as of the end of the Financial Year, net of any Tax which is imposed by Applicable Law and has been paid by the Company on behalf of the Shareholder.

13.2	Taxes and Withholding

In accordance with Applicable Law, and notwithstanding any other provision of this Agreement, each Shareholder shall be responsible for and shall bear the cost of any Tax which may be imposed on such Shareholder, including any such Taxes imposed on such Shareholder with respect to its respective share of profits in the Company and any Taxes imposed on payments made to such Shareholder by the Company in connection with a Distribution to that Shareholder. Each Shareholder shall bear the cost of any withholding Taxes imposed on any payments made to it by the Company in connection with a Distribution to that Shareholder. The Company shall withhold and pay all withholding or other Taxes required under Applicable Law (as such withholding or other Taxes may be adjusted pursuant to the provisions of any applicable treaty, to the extent that the provisions of such treaty are permitted to be applied under Applicable Law). In addition, the Company shall have the right to withhold from any payment to any Shareholder any Taxes required to be withheld under any other Applicable Law. All such amounts withheld from payments made to any Shareholder shall be deemed to have been distributed to such Shareholder and shall be accounted for in accordance with Saudi Arabian Accounting Standards. The Company shall provide each Shareholder with copies of all applicable Tax receipts evidencing such payments or other evidence reasonably satisfactory to the Shareholders.

14.	Budgets

14.1	Budgets

Except as otherwise provided in Clause 14.5 (Emergency or Unexpected Expenditures), the Business shall be conducted, expenses shall be incurred, and assets shall be acquired only pursuant to Budgets approved in accordance with this Agreement and any in the Delegation of Authorities (if any).

14.2	Preparation of Budgets

The Technical Committee with input from the General Manager shall, at least ninety (90) days prior to the end of each Financial Year, prepare and submit to the Board a detailed annual Budget for the Group in relation to the forthcoming Financial Year.

14.3	Approval and Funding of Budgets

Classification: Restricted	35

A Budget shall be adopted with effect from the approval of a Budget by the Board in accordance with Clause 17.6.1 (Board Decisions) (or Clause 17.6.14 (Board Decisions)).

14.4	Budget Overruns

Overruns of fifteen percent (15%) or more of the amount provided for in any approved Budget shall require Board approval in accordance with Clause 17.6.14 (Board Decisions). Without prejudice to the foregoing, the Operator shall immediately notify the Technical Committee of any anticipated material departure from, or proposed changes to, the then applicable approved Budget and overruns of five percent (5%) or more of the amount provided for in an approved Budget shall be added to the agenda for discussion at the next meeting of the Board and the Technical Committee.

14.5	Emergency or Unexpected Expenditures

In case of emergencies, major unexpected events or failures, IE Mena, in its capacity as Operator, or Maaden, in its capacity as Operator, may take any reasonable action it deems necessary to protect life, property or the assets of the Company or to comply with Applicable Laws. The Operator shall promptly notify the Board of the emergency or unexpected expenditure and such expenditure shall not require approval by the Board or the Shareholders.

14.6	Amendments to Exploration Programs and Reallocating Funds

The Technical Committee shall, by unanimous consent and otherwise in accordance with the Technical Committee’s procedures and voting requirements set out in Clause 18 (Technical Committee), be authorized to:

14.6.1	approve non-material amendments to the Exploration Program; and/or

14.6.2	reallocate funds designated for certain activities or expenditures under an approved Budget to fund the implementation of the Exploration Program (as amended) provided that the Technical Committee cannot increase the overall amount of aggregate funding allocated under an approved Budget other than as contemplated in Clause 14.4 (Budget Overruns).

15.	Accounting; Company Policies; Insurance

15.1	Accounting Systems, Books and Policies

The Shareholders shall cause the Company to keep proper books of record and accounts and shall cause the Company to comply with the financial reporting and other requirements set out in Schedule 5 (Financial Reporting and Policies).

15.2	Appointing Auditors

The Shareholders shall appoint an auditor for the Company in accordance with Applicable Law, which shall be a major internationally recognised accounting firm with an affiliate office in the Kingdom. The Company shall procure that the auditor shall provide the Board with annual audited financial statements in conformity with Schedule 5 (Financial Reporting and Policies).

15.3	Insurance

The Company shall procure and maintain all such insurance as may be required by Applicable Law or as may otherwise be reasonably necessary to protect the assets and operations of the Company.

Classification: Restricted	36

16.	Shareholders

16.1	Meetings

The Shareholders shall act through meetings duly held and resolutions duly adopted in accordance with the terms and conditions of this Agreement, the Articles of Association and Applicable Law. Shareholders’ meetings may be conducted by teleconference or videoconference. Unless otherwise agreed by the Shareholders, resolutions of the Shareholders may be adopted by written resolution.

16.2	Quorum

No meeting of the Shareholders shall transact any business unless a quorum is present at the start of and throughout the meeting. A quorum for the meeting shall consist of the attendance in person or by proxy of Shareholders representing Equity Interests of not less than seventy-five percent (75%).

16.3	Voting

Subject to matters requiring a specified approval threshold pursuant to Applicable Law, Shareholders’ resolutions shall require the approval of the Shareholders representing Equity Interests equal to or greater than a simple majority of the Aggregate Equity Interest (other than in the case of the appointment and removal of the members of the Board, which shall be governed solely by Clause 17.1.1 (Composition and Authority)).

16.4	Minutes

The Chairperson shall cause the Company to maintain a special register in which the minutes of meetings of the Shareholders and all resolutions adopted shall be entered. The Chairperson shall be responsible for taking, or designating a secretary of the meeting to take, the minutes of each meeting of the Shareholders. Minutes of each meeting of, and resolutions adopted by, the Shareholders shall be signed by the Shareholders who attended the meeting.

17.	Board of Directors

17.1	Composition and Authority

17.1.1	The Company shall be managed by a Board of Directors in accordance with the provisions of this Agreement and the Articles of Association.

17.1.2	The Board shall consist of six (6) Directors who shall be appointed and removed as follows:

(A)	whilst Maaden and Ivanhoe Electric retain an Equity Interest of fifty percent (50%), three (3) directors shall be appointed by Ivanhoe Electric (the “Ivanhoe Electric Directors”) and three (3) directors shall be appointed by Maaden (the “Maaden Directors”); and

(B)	upon the Equity Interest of Maaden or Ivanhoe Electric falling below fifty percent (50%), such Party shall be entitled to appoint and remove one (1) Director for every twenty percent (20%) of the Aggregate Equity Interest that it represents.

17.2	Appointments

Each of Ivanhoe Electric and Maaden may change its appointees to the Board of Directors from time to time without the consent of the other Shareholder.

Classification: Restricted	37

17.3	Chairperson

17.3.1	Maaden shall appoint a Chairperson from among the Maaden Directors. The Chairperson shall hold office until such time as Maaden nominates and the Board appoints a new person (from among the Maaden Directors) as the Chairperson.

17.3.2	The Chairperson shall not have a casting vote in respect of any matters voted on by the Board. The Chairperson shall also serve as Chairperson of Shareholders’ meetings.

17.3.3	The Chairperson shall have the authorities set out in this Agreement and the Articles of Association and such other authorities as the Board may delegate to the Chairperson expressly in writing from time to time. The Chairperson shall exercise such authority in a manner consistent with the decisions of the Board. For the avoidance of doubt, the Chairperson’s role shall be non-executive and the Shareholders do not intend that the Chairperson manages day-to-day operations of the Company, which shall be the responsibility of the General Manager and/or Operator(s), as applicable.

17.4	Meetings and Quorum

Meetings of the Board shall be held in accordance with the provisions of Schedule 4 (Meetings of the Board). No meeting of the Board shall transact any business unless a quorum is present at the start of and throughout the meeting. A quorum shall consist of the attendance in person or by proxy of at least two (2) Directors with at least one (1) Maaden Director and one (1) Ivanhoe Electric Director.

17.5	Voting

Subject always to Clause 17.6 (Board Decisions), the Board shall adopt resolutions on the simple majority vote of a quorate Board, with each Director (including the Chairperson) being entitled to only one (1) vote.

17.6	Board Decisions

Decisions on the following matters shall be reserved to the Board of Directors in their exclusive authority and approval thereof shall not be capable of delegation by the Board other than by written agreement of the Shareholders. Resolutions of the Board of Directors on the following matters shall only be valid if passed by Directors representing a Shareholder or Shareholders holding Equity Interests of at least seventy-five percent (75%) of the Aggregate Equity Interest:

17.6.1	any change in the Share Capital of the Company including the approval of the issuance of any Shares to a party other than Maaden or IE Mena or its Affiliate;

17.6.2	the approval of Budgets, subject to Clause 18.5.19 (Technical Committee Responsibilities);

17.6.3	the approval and form of any Additional Funding, including with respect to Shareholder Loans or Shortfall Loans and the terms thereof;

17.6.4	the approval or commitment to any unbudgeted capital expenditures or operating expenditure above USD 2,000,000 (USD two million);

17.6.5	the approval of disposals of any Joint Venture Property outside of the ordinary course of business or with a value of USD 2,000,000 (USD two

Classification: Restricted	38

million) or more other than as prescribed in Clause 10 (Undesignated Land);

17.6.6	approval of the entry into, amendment, modification, or termination of any material contract (including any offtake agreement) with a value of USD 2,000,000 (USD two million) or more, other than as prescribed in Clause 18.5.2 (Technical Committee Responsibilities);

17.6.7	subject to Clause 14.6 (Amendments to Exploration Programs and Reallocating Funds), approval of any material amendment or variation to the Exploration Program if the impact of such amendment or variation results in expenditure and/or costs which are outside a previously approved Budget;

17.6.8	the acquisition of Joint Venture Land and Additional Land Areas (including the application for applicable Mining Licenses in relation thereto) following the recommendation of the Technical Committee in accordance with Clause 7.2.1 (Identification and Acquisition of Land Areas);

17.6.9	the sale, assignment, transfer, grant or creation of any Encumbrance or declaration of trust over, or other disposal (other than as prescribed in Clause 10 (Undesignated Land)), or grant to any person, of any right or interest in any part of the Joint Venture Land or Additional Land Areas, or any agreement or arrangement (whether conditional or otherwise) to carry out any such action;

17.6.10	the approval of a Continuing Joint Venture Project, any CJVP Program and Budget and any determination to terminate or otherwise cease Exploration Works or other activities with respect to a Continuing Joint Venture Project;

17.6.11	approval of the assumption by the Company of any obligation for the payment or repayment of money, whether present or future, actual or contingent, above a limit of USD 2,000,000 (USD two million) or otherwise than in the ordinary course of business, except as provided for in an approved Budget;

17.6.12	the approval of hiring and firing the General Manager, Finance Manager, Exploration Director and Principal Geophysicist;

17.6.13	approving any works program and/or Designated Project Budget with respect to a Designated Project submitted by the Technical Committee in accordance with Clause 8.2.2 (Following Designated Project Designation);

17.6.14	the approval of any variances with an increase of fifteen percent (15%) or more over an approved Budget;

17.6.15	any material change to the purpose or Business of the Company and any decision to expand activities outside of the purpose for which the Company was formed;

17.6.16	the grant of any power of attorney or other delegation of authority of the powers of the Board and revocation of the same;

17.6.17	the entering into by the Company of any agreement with a Shareholder or an Affiliate of a Shareholder or the amendment or termination by the Company of any such agreement, other than those expressly provided by this Agreement or any Related Agreements;

17.6.18	the commencement of the prosecution or defence of, or settlement of, any judicial, arbitral, regulatory or Tax proceedings (other than trade debt in the

Classification: Restricted	39

ordinary course of business) where the amount in controversy exceeds USD 2,000,000 (USD two million);

17.6.19	any Encumbrance whatsoever over any part of the business, undertaking, property or material assets of the Company, other than in the ordinary course of business or imposed by Applicable Law;

17.6.20	the initiation of formal procedures for the resolution of any dispute on behalf of the Company where the amount in dispute exceeds USD 1,000,000 (USD one million);

17.6.21	the issuance of any press releases or public announcements by the Company;

17.6.22	issuance by the Company of any guarantee, indemnity or security for the liabilities or obligations of a third party;

17.6.23	subject to Clause 20.3 (Removal), the appointment, termination or removal of the General Manager;

17.6.24	other than in respect of any changes or amendments which are immaterial, administrative or clerical in nature or which has a cost impact of less than USD 2,000,000 (USD 2 million), adoption by the Company of any policies and programs (including, but not limited to, the anti-bribery and anti-corruption policy) or approving changes or amendments to policies and procedures for operations and related activities, including (except as required by Applicable Law) changes or amendments to accounting, other internal control or Tax procedures of the Company;

17.6.25	conversion by the Company of any Shareholder Loans (whether with respect to the conversion of the principal and/or the interest (if any) of such Shareholder Loans); and

17.6.26	constituting committees of the Board including and determining the authority of such committees.

17.7	Liability

Subject to Applicable Law and provided that a Director has acted in good faith, each Director and each member of the Technical Committee shall, in the performance of their duties, be defended, held harmless and indemnified by the Company. Each Shareholder shall be responsible for taking out any directors and officers liability insurance on behalf of the Directors and members of the Technical Committee appointed by it and each Shareholder shall bear the costs of any associated insurance premiums. The Parties agree that nothing in this Agreement will limit or exclude any liability any Director or member of the Technical Committee may have for fraud, fraudulent misrepresentation or other wilful misconduct.

17.8	Compliance with Agreement

In all cases, each Shareholder shall cause the Directors and members of the Technical Committee appointed by it to comply with the terms and conditions set forth in this Agreement. In the event such Director or member of the Technical Committee fails so to comply promptly with the terms hereof, the Shareholder appointing such Director or member of the Technical Committee shall immediately replace him.

17.9	Compensation

Classification: Restricted	40

There shall be no remuneration, compensation or reimbursement paid to a Director or member of the Technical Committee unless approved by the Shareholders. Any such remuneration, compensation or reimbursement shall be in compliance with the Applicable Law.

17.10	Removal

Any Shareholder removing a Director appointed by it (or, via its appointed Directors, a member of the Technical Committee appointed by it) shall be responsible for and shall hold harmless the other Shareholders and the Company from and against any claim for unfair or wrongful dismissal arising out of such removal and any reasonable costs and expenses incurred in defending such proceedings, including legal costs actually incurred.

18.	Technical Committee

18.1	Technical Committee Composition and Authority

18.1.1	The Board shall establish a Technical Committee (“Technical Committee”). The Technical Committee shall consist of four (4) members (who may also be Directors): two (2) appointed by the Ivanhoe Electric Directors; and two (2) appointed by the Maaden Directors.

18.1.2	The Ivanhoe Electric Directors and the Maaden Directors may change their respective appointees to the Technical Committee from time to time upon notification to, but without the consent of, the other Director group.

18.2	Chairperson of the Technical Committee

18.2.1	IE Mena shall appoint a Chairperson of the Technical Committee from among the members of the Technical Committee appointed by the Ivanhoe Electric Directors. The Chairperson of the Technical Committee shall hold office until such time as IE Mena appoints a new person (from among the members of the Technical Committee appointed by the Ivanhoe Electric Directors) as the Chairperson of the Technical Committee.

18.2.2	The Chairperson of the Technical Committee shall not have a casting vote in respect of any matters voted on by the Technical Committee.

18.3	Meetings and Quorum

Meetings of the Technical Committee shall be held in accordance with the provisions of Schedule 4 (Meetings of the Board), which shall apply mutatis mutandis save that the Technical Committee shall meet at least once every two (2) months unless the members agree otherwise. No meeting of the Technical Committee shall transact any business unless a quorum is present at the start of and throughout the meeting. A quorum shall consist of the attendance in person or by proxy of at least two (2) members with at least one (1) member having been appointed by the Maaden Directors and one (1) member having been appointed by the Ivanhoe Electric Directors.

18.4	Voting

18.4.1	Subject to Clause 18.4.2 below, the Technical Committee, reporting to the Board, shall adopt resolutions on the simple majority vote of a quorate Technical Committee, with each member being entitled to only one (1) vote.

18.4.2	The Technical Committee must vote unanimously to effectuate:

Classification: Restricted	41

(A)	the power of Maaden to surrender, dispose of or transfer Exploration Licenses in relation to the Maaden Land under Clause 11.3 (Transfer or disposal of Exploration License); or

(B)	the disposal of Maaden Land and Joint Venture Land under Clauses 10.1 (Undesignated Maaden Land) and 10.2 (Undesignated Joint Venture Land), respectively.

18.5	Technical Committee Responsibilities

The Technical Committee shall be responsible for all technical aspects of the Joint Venture, including:

18.5.1	preparation of the Exploration Program and other work programs and exploration results;

18.5.2	approval of the entry into, amendment, modification, or termination of an operational contract for Exploration Works to be carried out in connection with an Exploration Program, in each case such entry, amendment or modification being subject to the Delegation of Authorities and there being sufficient capacity with an approved Budget for such contract to be entered into, amended, modified or terminated (including the reallocation of any amounts thereunder pursuant to Clause 14.6 (Amendments to Exploration Programs and Reallocating Funds));

18.5.3	subject to Clause 17.6.7 (Board Decisions), approval of any non-material amendment or variation to the Exploration Program pursuant to Clause 14.6 (Amendments to Exploration Programs and Reallocating Funds);

18.5.4	periodic review of the Exploration Program pursuant to Clause 7.3.2 (Exploration Stages);

18.5.5	to the extent necessary, requesting Maaden Support and/or Ivanhoe Support (as the case may be) pursuant Clauses 5.1.3 (Undertakings by Maaden) and 5.2.1 (Undertakings by Ivanhoe Electric);

18.5.6	save to the extent within the authority of the Technical Committee to determine pursuant to the Delegation of Authorities, making recommendations to the Board (including as part of the preparation of Budgets) as to the personnel required with respect to the Exploration Program and/or a Designated Project and whether those personnel should be seconded from a Shareholder, hired by the Company or otherwise provided as part of the Shareholders’ obligations with respect to Maaden Support and/or Ivanhoe Support (as contemplated above);

18.5.7	making a recommendation to the Board in relation to a Continuing Joint Venture Project and providing a CJVP Program and Budget, in each case in accordance with Clause 7.1.4 (Exploration Term);

18.5.8	designating Recommended Land Areas in accordance with Clause 7.2 (Identification and Acquisition of Land Areas);

18.5.9	making a recommendation to the Board to acquire Joint Venture Land or Additional Land Areas in accordance with Clause 7.2 (Identification and Acquisition of Land Areas);

18.5.10	the determination of Exploration Works pursuant to Clause 7.3.4 (Exploration Stages);

Classification: Restricted	42

18.5.11	determination and approval of all other exploration works pursuant to Clause 7.3.5 (Exploration Stages);

18.5.12	authorising the acquisition of Additional Licenses pursuant to Clause 9.2.1 (Acquisition of further Mineral Rights);

18.5.13	delineating the boundaries of a mineral discovery for the purposes of defining an Area of Interest in accordance with Clause 9.1 (Creation of Area of Interest);

18.5.14	designating any Maaden Land as Undesignated Maaden Land pursuant to Clause 10 (Undesignated Land);

18.5.15	designating any Joint Venture Land as Undesignated Joint Venture Land pursuant to Clause 10 (Undesignated Land);

18.5.16	to the extent not otherwise approved by the Technical Committee, approval of work programs and amendments pursuant to Clause 11.2.1(A) (Maintenance of Exploration Licenses);

18.5.17	approving the transfer of Exploration Licenses pursuant to Clause 11.3 (Transfer or disposal of Exploration License);

18.5.18	preparation of Budgets pursuant to Clause 14.2 (Preparation of Budgets);

18.5.19	the reallocation of the funds of an approved Budget pursuant to Clause 14.6 (Amendments to Exploration Programs and Reallocating Funds);

18.5.20	overseeing the Operator; and

18.5.21	carrying out any further responsibilities which may be delegated to the Technical Committee from the Board or the Shareholders from time-to-time including through the Delegation of Authorities.

18.6	Powers and Delegation

The Board and the Shareholders shall delegate all powers to the Technical Committee necessary to give full effect to Clause 18.5 (Technical Committee Responsibilities) and shall execute appropriate resolutions to such effect. Subject to Applicable Laws, the Board and Shareholders may delegate just their powers to or otherwise restore the decision making authority of the Technical Committee through the Delegation of Authorities.

19.	Operator

19.1	Operator’s Responsibilities

19.1.1	IE Mena will, in its capacity as Operator, have the following responsibilities:

(A)	carrying out the Exploration Works in accordance with the Exploration Program and any other directions of the Board and the Technical Committee (including with respect to the Generative Exploration Stage and Exploration Drilling Stage); and

(B)	undertaking its responsibilities in Clause 19.1.1(A) (Operator’s Responsibilities) in accordance with the then applicable Exploration Budget.

19.1.2	Maaden will, in its capacity as Operator, have the following responsibilities:

Classification: Restricted	43

(A)	developing each Designated Project including in accordance with the directions of the Technical Committee (with the input of the Board if applicable); and

(B)	undertaking its responsibilities in Clause 19.1.2(A) (Operator’s Responsibilities) in accordance with the then applicable Designated Project Budget.

19.2	Standard

19.2.1	Each Operator will undertake its duties in a prudent workmanlike manner and in accordance with Good Mining Practice and in compliance with all Applicable Law, permits, contracts and agreements and the terms of the Mining Licenses, permits, approvals and regulatory reporting requirements relating to the Maaden Land, Joint Venture Land and/or Additional Land Areas.

19.2.2	Each Operator may not subcontract its duties other than as approved by the Board or provided for in a Budget save that the Technical Committee shall agree the matters that may be subcontracted in order to obtain equipment and/or personnel necessary for the Exploration Works.

19.3	Information Sharing

19.3.1	Each Operator shall provide regular monthly updates to the Company.

19.3.2	Either Shareholder may audit the Operator’s activities and obtain access to relevant information held by the relevant Operator in respect of its duties.

19.4	Fees

19.4.1	Subject at all times to Clause 19.4.2 (Fees), all duly documented costs and expenses that are reasonably and properly incurred by an Operator in carrying out its duties in accordance with an approved Budget and otherwise in accordance with the terms of this Agreement, shall be reimbursed by the Company (“Operator Fee”).

19.4.2	It is acknowledged and agreed by the Parties that the Operator Fee shall not give rise to any profit in favour of the Party discharging the role of Operator.

19.5	Cessation of Operatorship Event

If a Shareholder, which is not acting in its capacity as Operator, has reasonable grounds to believe that a Cessation of Operatorship Event has occurred in relation to the relevant Operator, such Shareholder shall give a written notice to the relevant Operator setting out in reasonable detail the grounds for considering that a Cessation of Operatorship Event has occurred and proposing a meeting to consider this matter further. The Chief Executive Officers of each IE Parent and Maaden shall meet within thirty (30) days from the date of the notice (save if an Insolvency Event has occurred with respect to the Operator, in which case the Shareholders shall meet as soon as possible) to consider whether a Cessation of Operatorship Event has occurred and, if applicable, to agree the remedial steps. If the Chief Executive Officers agree that a Cessation of Operatorship Event has occurred and it is not remediable (or it is remediable and it is not otherwise remedied within 180 days following the agreement of the Chief Executive Officers), the Operator shall cease to act as Operator and the other Shareholder shall assume that the operatorship

Classification: Restricted	44

responsibilities of the Shareholder which is ceasing to act as Operator pursuant to this Clause 19.5 (Cessation of Operatorship Event). If the Chief Executive Officers disagree that a Cessation of Operatorship Event has occurred, the dispute resolution mechanism in Clause 32 (Disputes) shall apply.

19.6	Each Shareholder hereby agrees that in respect of the period of time for which it shall act as the Operator, or appoint the Operator, it shall indemnify and hold the Company harmless against any action brought or claim made against the Company, its agents or employees and any Loss suffered by the Company to the extent such claim is not covered by insurance and results from the gross negligence or wilful misconduct of the Operator in carrying out its duties as Operator pursuant to the terms of this Agreement.

20.	General Manager

20.1	Appointment

The General Manager shall be an employee of the Company, and the Parties agree that any person appointed to the position of General Manager by the Board shall be suitably qualified, including relevant mining or industrial leadership experience. The General Manager shall not serve on the Board or the Technical Committee while holding the position of General Manager.

20.2	General Manager Responsibilities

20.2.1	The General Manager shall be responsible for all day-to-day operations of the Company to the extent not undertaken by the Operator(s) including implementing the approved Budget in accordance with the Delegation of Authorities (as applicable), hiring employees in accordance with such approved Budgets and such other responsibilities as the Board of Directors shall from time to time determine.

20.2.2	Other than as prescribed in Clause 17.6.12 (Board Decisions) or otherwise contemplated by Clause 18.5.6 (Technical Committee Responsibilities), the General Manager shall hire personnel as required for the Business from time to time subject, in each case, to there being sufficient capacity in an approved Budget for such hires.

20.3	Removal

The General Manager shall be removed from that position:

20.3.1	automatically upon his or her death, incapacity or resignation; or

20.3.2	on request by either Shareholder at any time in the event of material underperformance against approved Budgets over a period of at least six (6) months, in which case the replacement General Manager shall be made by the Board in accordance with Clause 17.6.23 (Board Decisions).

20.4	Delegation

The Board shall delegate such powers to the General Manager (to the extent the Board is permitted to delegate) as it determines are necessary to enable him or her to perform his or her duties.

21.	NON-SOLICIT

Neither Shareholder shall (and each Shareholder shall procure that its Affiliates do not), whilst it or any of its Affiliates is a Shareholder, directly or indirectly, offer

Classification: Restricted	45

employment to, enter into a contract for the services of, or attempt to solicit or seek to entice away from the Company, the other Shareholder or any of its Affiliates any individual who is, at the time of the offer, a director, officer or employee holding an executive or directorial position with such person and working in the Kingdom, or procure or facilitate the making of any such offer or attempt by any other person.

22.	TRANSFER RESTRICTIONS AND Return of the Typhoontm units

22.1	Transfer of TyphoonTM Units

In no circumstances shall the Company Transfer the TyphoonTM Units to any person or other entity other than in accordance with this Clause 22 (Transfer Restrictions and Return of the TyphoonTM Units).

22.2	Title to the TyphoonTM Units

Notwithstanding Clause 29 (Term, Validity and Termination) or anything to the contrary in this Agreement or any other agreement, IE Mena shall be entitled to immediate reversion to each TyphoonTM Unit and legal and beneficial title to each TyphoonTM Unit shall automatically vest in IE Mena upon:

22.2.1	the conclusion of the Exploration Phase in accordance with Clause 7.1.5 (Exploration Term);

22.2.2	the termination of this Agreement in accordance with Clause 29 (Term, Validity and Termination);

22.2.3	the termination of the Licensing Agreement; or

22.2.4	Ivanhoe Electric (and their Affiliates) ceasing to hold any Shares, including as a result of Maaden exercising its rights as the Non-Defaulting Shareholder under Clause 29.5 (Transfer of the Defaulting Shareholder’s Shares),

(“Return Event”).

22.3	Return of the TyphoonTM Units

Notwithstanding Clause 29 (Term, Validity and Termination) or anything to the contrary in this Agreement or any other agreement, in the event a TyphoonTM Unit is to be returned to IE Mena in accordance with Clause 22.2 (Title to the TyphoonTM Units), the Company shall:

22.3.1	make available such TyphoonTM Unit(s) for collection by IE Mena at its cost within thirty (30) days of the date on which the Return Event occurs or if a Survey is underway but not completed, within thirty (30) days following completion of such Survey;

22.3.2	provide to IE Mena all operation manuals and other documents relating to or associated with the TyphoonTM Unit(s);

22.3.3	assign to IE Mena all relevant sub-contracts, warranties and guarantees relating to the TyphoonTM Unit(s);

22.3.4	as soon as practicable before the date of collection of such TyphoonTM Unit(s), procure the delivery to IE Mena of all available warranties and guarantees in respect of any plant and machinery from each manufacturer and supplier delivered to the Company in accordance with the TyphoonTM Equipment Purchase and Technical Support Agreement; and

Classification: Restricted	46

22.3.5	retain risk of the TyphoonTM Unit(s) until the TyphoonTM Unit(s) are delivered to IE Mena. If any Loss occurs with respect to the TyphoonTM Unit(s) while under the Company’s risk, the Company shall at its own cost repair and make good the TyphoonTM Unit(s).

22.4	Title to the Maaden Land

Notwithstanding Clause 29 (Term, Validity and Termination) or anything to the contrary in this Agreement or any other agreement, Maaden shall be entitled to withdraw the Land Access Rights upon:

22.4.1	the conclusion of the Exploration Phase in accordance with Clause 7.1.5 (Exploration Term);

22.4.2	the termination of this Agreement in accordance with Clause 29 (Term, Validity and Termination);

22.4.3	the termination of the Licensing Agreement; or

22.4.4	Maaden (and its Affiliates) ceasing to hold any Shares, including as a result of Ivanhoe Electric exercising its rights as the Non-Defaulting Shareholder under Clause 29.5 (Transfer of the Defaulting Shareholder’s Shares),

provided that this right to withdraw Land Access Rights shall not apply to a Designated Project (other than a Designated Project in relation to which Maaden elects to proceed on a sole risk basis, in accordance with the terms of Clause 8.3.1 (Sole Risk)).

23.	Ongoing Services Arrangement

Following the completion of the return of the TyphoonTM Unit(s) in accordance with Clause 22 (Transfer Restrictions and Return of the TyphoonTM Units), Maaden shall have the right to engage Ivanhoe Electric in good faith discussions regarding the potential terms and conditions for the continued provision by Ivanhoe Electric to Maaden of the TyphoonTM Unit(s) under a services arrangement for the purpose of exploring the Maaden Land, including good faith discussions of the matters set out in Schedule 8 (Ongoing Services Arrangement).

24.	MAADEN RESTRICTIONS

24.1	No reverse engineer

Maaden shall not and shall procure that none of its Affiliates shall copy, modify, reverse engineer, reproduce, deconstruct, decompile or in any way alter any TyphoonTM Units, any other machine similar to a TyphoonTM Unit or any other data systems or software associated with the TyphoonTM Units.

24.2	No Intellectual Property Rights

Maaden acknowledges and agrees on behalf of itself and each of its Affiliates that:

24.2.1	neither Maaden nor any of its Affiliates shall:

(A)	have any Intellectual Property Rights or other rights in any of the Typhoon™ Units or the Licensed Intellectual Property;

(B)	make any claim or otherwise portray or hold itself out to have any such rights; and

Classification: Restricted	47

(C)	not, in any jurisdiction, file or otherwise make any patent applications with respect to the Typhoon™ Units or the Licensed Intellectual Property.

24.2.2	it shall, in its capacity as a Shareholder with the rights afforded to it under this Agreement and the Articles of Association, procure that the Company acts in accordance with the terms of the Licensing Agreement.

25.	Representations, Warranties and Undertakings

25.1	Mutual Representations and Warranties

Each of the Parties represents and warrants, severally and not jointly, to each of the other Parties that:

25.1.1	this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by Applicable Law;

25.1.2	the execution, delivery and performance of this Agreement by such Party does not and will not conflict with, violate or cause a breach of its constitutive documents, any agreement, contract or instrument to which such Party is a party or any judgment, order or decree to which such Party is subject; and

25.1.3	the operations of the Party and its Subsidiary Undertakings are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations, and the applicable anti-money laundering statutes of jurisdictions where the Party or its Subsidiaries conduct business, the rules and regulations thereunder, and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Party or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending, or, to the best knowledge of the Party or any of its Subsidiaries, threatened; and

25.1.4	neither Shareholder nor any of its Subsidiary Undertakings, Parent Undertakings nor any of its or their respective officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is:

(A)	a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European

Classification: Restricted	48

Union or any individual European Union member state, including the United Kingdom (each a, “Sanctions List”);

(B)	directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on any Sanctions List;

(C)	organized, incorporated, established, located or resident, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom;

(D)	a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or

(E)	a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank.

25.2	IE Parent Warranty

IE Parent represents and warrants to Maaden that the statements in the Prospectus regarding I-Pulse, TyphoonTM technology, Geo27's Intellectual Property Rights, and CGI’s data inversion technology remain as at the Effective Date accurate and applicable to the TyphoonTM Units.

25.3	Compliance with Applicable Law

Each Shareholder undertakes to the other Shareholders that it shall:

25.3.1	use its reasonable efforts to procure that the Company shall comply in all material respects with all Applicable Laws and that its nominated Directors and members of the Board and Technical Committee, as well as the General Manager, shall take appropriate steps to further such compliance;

25.3.2	procure that the Articles of Association are complied with; and

25.3.3	use its reasonable efforts to procure that the Company shall do or cause to be done all things necessary to obtain and maintain in full force and effect all authorizations issued by any Competent Authority which may at any time be required under Applicable Law to enable the Company to conduct the Business in accordance with this Agreement and in accordance with any lawful decisions of the Shareholders, the Board of Directors or the Technical Committee.

26.	Confidentiality and Public Announcements

26.1	Confidential Information

26.1.1	“Confidential Information” where used in this Agreement means the written confidential commercial, financial, marketing, business, and technical or other data including know-how, trade secrets, specifications, calculations, formulae, processes, business methods, diagrams, drawings and all other written confidential information relating to the Company (including all exploration results of whatever nature and activities, and the Exploration Program), the Shareholders or any of their Affiliates (whether

Classification: Restricted	49

written or electronic) (each a “Subject Party”) received or obtained by a Party (the “Receiving Party”), and excludes in all cases Non-Confidential Information;

26.1.2	“Non-Confidential Information” where used in this Agreement means information:

(A)	in the public domain at the time the Receiving Party learns of it, or which later becomes publicly known through no wrongful act of a Party (other than the Subject Party);

(B)	which was in the possession of the Receiving Party prior to the Effective Date, as shown by written records of the Receiving Party, and which was not subject to prior confidentiality obligations with any Subject Party;

(C)	which the Receiving Party acquired, after the time of disclosure by or on behalf of any Subject Party, from a third party who had a lawful right to disclose it to the Receiving Party and had no obligation to any Subject Party to maintain the confidentiality of such information;

(D)	which was independently developed by the Receiving Party without the use of or reference to the Confidential Information of any Subject Party; or

(E)	which is approved for release in writing by the Board; and

26.1.3	any Confidential Information will be treated on the terms and conditions of this Clause 26 (Confidentiality and Public Announcements).

26.2	Ownership/Uses of Confidential Information

The Receiving Party hereby acknowledges that the relevant Subject Party is the owner or licensee of the Confidential Information. The Receiving Party shall not use any of the Confidential Information at any time except for the purposes of this Agreement and the management of the Business of the Company. The Receiving Party shall:

26.2.1	not disclose any of the Confidential Information other than on a need to know basis, as reasonably necessary, to its directors, officers, employees, attorneys, accountants, bankers, financial advisors or consultants who are bound by written agreements with the Receiving Party to maintain the Confidential Information in confidence or who are otherwise under obligations of confidentiality to the Receiving Party (collectively, the “Representatives”);

26.2.2	advise its Representatives of the obligation of confidentiality hereunder;

26.2.3	require its Representatives to use the same degree of care as is used with the Receiving Party’s own proprietary information; and

26.2.4	advise the Board of Directors of any misappropriation or misuse of the Confidential Information.

26.3	Disclosures

26.3.1	Notwithstanding the foregoing, the Receiving Party shall have the right to disclose Confidential Information to the extent required by Applicable Law or any Competent Authority, in accordance with the rules or by-laws of any stock exchange or pursuant to Clause 26.3.2 (Disclosures) below, provided that the Receiving Party shall, to the extent practicable and permitted by

Classification: Restricted	50

Applicable Law or rules or by-laws of any stock exchange, give the Board of Directors and the other Shareholders prompt written notice and sufficient opportunity to object to such use or disclosure, or to request confidential treatment of the Confidential Information, in either case on reasonable grounds.

26.3.2	Where a Shareholder wishes to Transfer its Shares to a Purchaser in accordance with Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser) it shall have the right to disclose Confidential Information to the extent reasonably required to enable a Purchaser to carry out due diligence and review information on the Company and its Business as would be reasonable for a purchaser seeking to purchase Shares for value and on arm’s length terms, provided always the Transferor shall obtain from the Purchaser a confidentiality undertaking in favour of the Company and its Shareholders on terms acceptable to the Board of Directors and the other Shareholders, in each case acting reasonably.

26.4	Return of Confidential Information

Upon: (i) the termination of this Agreement as to any Party; or (ii) upon the request of the Board of Directors, the Receiving Party shall promptly return to the relevant Subject Party all Confidential Information that is in tangible form, and any copies thereof, and use all reasonable endeavours to expunge all Confidential Information from any computer, word processor or other device containing Confidential Information.

26.5	Public Announcements

Each Party shall notify each other Party and the Company of its intent to issue any press release or other public announcement with respect to the Company and its activities and, except as required by or pursuant to any Applicable Law or the rules, regulations or requirements of, any competent legal or regulatory authority or any internationally recognised stock exchange (including, for the avoidance of doubt, the Capital Market Authority of the Kingdom, the New York Stock Exchange and the Toronto Stock Exchange, as applicable) on which securities of such Party or its Parent Undertaking are listed, shall not issue any such release or announcement without the prior consent of each other Party and the Company which consent shall not be unreasonably withheld, conditioned or delayed. Such consent shall not, however, be required in order for a Party to include a reference to its ownership interest in the Company in its annual reports and similar publications.

27.	Transfers of Shares

27.1	Limitation on Transfer of Shares

The Shareholders hereby acknowledge and agree that any Transfer of Shares must be effected in accordance with the provisions of this Agreement and the Articles of Association and is subject in all respects to Applicable Law and to the obtaining of all approvals from the Competent Authorities, including, where applicable, MIMR. Except as provided in Clause 27.2 (Transfers to Affiliates) or unless the Shareholders unanimously approve, no Shareholder may Transfer any of its Shares to any person who is not already a Shareholder during the Exploration Phase. No Transfer of Shares shall be valid unless recorded in the register of Shareholders maintained by the Company and notified to the relevant Competent Authority.

Classification: Restricted	51

27.2	Transfers to Affiliates

A Shareholder may, after giving at least thirty (30) days’ prior written notice to each other Shareholder and satisfying the following conditions, Transfer all (but not less than all, unless the Shareholders unanimously agree otherwise in writing) of its Shares and Shareholder Loans to a transferee which is a wholly-owned Subsidiary Undertaking of that Shareholder or the Parent Undertaking which wholly-owns the Shareholder (“Affiliate Transferee”), provided that:

27.2.1	where the Transferor is Ivanhoe Electric, the Transfer does not and will not have any impact on any Related Agreement relating to the Typhoon™ Units;

27.2.2	the Affiliate Transferee executes an Agreement of Adherence;

27.2.3	the Affiliate Transferee is of Sufficient Financial Standing;

27.2.4	the Transferor undertakes, in form and substance in a manner acceptable to the other Shareholders, that the Shares will be Transferred back to the Transferor (or the Parent Undertaking which wholly-owns the Transferor) prior to the Affiliate Transferee ceasing to be a wholly-owned Subsidiary Undertaking of the Transferor or the Parent Undertaking which wholly-owns (or owned, as the case may be) the Transferor. The Affiliate Transferee shall provide to the other Shareholders such information as they may reasonably request to ascertain that the Affiliate Transferee has not ceased to be a wholly-owned Subsidiary Undertaking of the Transferor or the Parent Undertaking which wholly-owns (or owned, as the case may be) the Transferor; and

27.2.5	where applicable, MIMR has given its approval for such Transfer.

For the avoidance of doubt, any pre-emptive rights under Applicable Law and the provisions of Clause 27.4 (Transfers Following Completion of the Exploration Phase) shall not apply to Transfers to an Affiliate Transferee.

27.3	Maaden Transfer

Maaden shall have the right, at any time following entry into this Agreement, to Transfer all (but not less than all, unless the Shareholders unanimously agree otherwise in writing) of its rights and obligations, including all of its Shares and Shareholder Loans, (other than with respect to Clause 29.10 (Maaden Guarantee)) under this Agreement to any single, directly or indirectly, wholly owned Subsidiary Undertaking of Maaden provided that such Transfer is in compliance with Clause 27.2 (Transfers to Affiliates) other than with respect to the requirement to thirty (30) days’ prior written notice which notice the Parties agree shall not be required.

27.4	Transfers Following Completion of the Exploration Phase

Subject to Applicable Law, the Articles of Association and the terms of any financing or other agreement entered into by the Company and approved by the Board, at any time after (but not on or before) the date on which the Exploration Phase has concluded in accordance with Clause 7.1.5 (Exploration Term) is completed, a Shareholder may Transfer all (but not less than all, unless the Shareholders unanimously agree otherwise in writing) of its Shares and Shareholder Loans to a Purchaser pursuant to the requirements set out in Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser) and provided that any direct or indirect wholly-owned subsidiaries of a Shareholder which hold Shares pursuant to Clause 27.2 (Transfers to Affiliates) simultaneously Transfer all (but not less than

Classification: Restricted	52

all) of the Shares and Shareholder Loans held by them to the same Purchaser at the same time in accordance with the same provisions.

28.	Royalty Exit

With respect to a Designated Project, to the extent Ivanhoe Electric does not wish to participate or continue to participate in a Designated Project:

28.1.1	Ivanhoe Electric may exercise its rights under Clause 8.3 (Sole Risk – Designated Project ) within the time permitted under such clause;

28.1.2	at any time, Ivanhoe Electric shall have the right to engage Maaden in good faith discussions regarding the transfer or exchange of Ivanhoe Electric's interest in a Designated Project for Fair Market Value and the terms of such transfer or exchange including the possible terms of a royalty in lieu of a transfer or exchange for cash or securities; or

28.1.3	to the extent Ivanhoe Electric’s equity or other participating interest in a Designated Project is less than ten percent (10%) of the aggregate equity or other participating interests in the Designated Project, then Ivanhoe Electric shall have the right to engage Maaden in good faith discussions regarding the conversion of its interest in such Designated Project into a royalty and the terms of such conversion.

29.	Term, Validity and Termination

29.1	Term and Termination

29.1.1	This Agreement shall commence on the Effective Date and shall continue in full force until:

(A)	all of the Shares are held by a single Shareholder (and its Affiliates); or

(B)	the finalisation of the dissolution or liquidation of the Company, including with respect to the full and final discharge of the activities contemplated by Clause 29.8 (Consequences of Termination).

29.1.2	If not terminated earlier under Clause 29.1.1 (Term and Termination), this Agreement shall also terminate and the Parties shall procure that all of the activities contemplated by Clause 29.8 (Consequences of Termination) are undertaken and are fully and finally discharged on the occurrence of the following events:

(A)	provided there is no Designated Project, upon the Exploration Term Expiry unless agreed otherwise by the Shareholders (subject to the requirements of Clause 17.6.10 (Board Decisions));

(B)	a TLA Unwinding Event;

(C)	Maaden notifying the other Parties that it is electing to terminate this Agreement as a result of the occurrence of an IRA Unwinding Event; or

(D)	all of the Shareholders agree in writing to terminate this Agreement,

(in each case, a “Termination Event”).

Classification: Restricted	53

29.2	No Obligations Post-Transfer

Unless otherwise herein expressly provided, no Shareholder that has Transferred all of its Shares (and whose Affiliates have Transferred all of their Shares) to a Purchaser in accordance with the provisions of this Agreement shall be bound by its terms and conditions after the date of such Transfer. For the avoidance of doubt where a Shareholder Transfers all of its Shares to a Purchaser (and its Affiliates Transfer all of their Shares to the same Purchaser) in accordance with the provisions of this Agreement any guarantee given by a Party in respect of the obligations of that Shareholder (and its Affiliates) under this Agreement shall (subject and without prejudice to the provisions of Clause 30 (Survival)) be released with effect from the date of such Transfer and the guarantor Party shall cease to have any obligation under the guarantee with respect to any matter occurring after the date of such Transfer.

29.3	Default

If:

29.3.1	any Shareholder or Guarantor is in material breach of its obligations under:

(A)	Clause 25.1.3 and 25.1.4 (Mutual Representations and Warranties);

(B)	Clause 36.1 (Anti-Bribery Compliance: Trade Sanctions Compliance);

(C)	Clause 27 (Transfers of Shares); or

(D)	with respect to IE Parent only, Clause 25.2 (IE Parent Warranty),

and that breach is incapable of remedy or, if capable of remedy is not remedied within 90 days of being notified in writing by another Party of the breach; or

29.3.2	IE is in breach of Clause 6.1 (Exclusivity and use of Typhoon™ Units);

29.3.3	any Shareholder or a Guarantor is subject to an Insolvency Event; or

29.3.4	any Shareholder is subject to a Change of Control (other than a Change of Control of IE Parent which occurs while IE Parent is publicly listed company or a Change of Control of Maaden which occurs while Maaden is a publicly listed Company), then such Shareholder shall be in “Default” and shall be a “Defaulting Shareholder”. For the purposes of this Clause 29 (Term, Validity and Termination), any Affiliate of a Defaulting Shareholder to which it has Transferred Shares pursuant to Clause 27.2 (Transfers to Affiliates) shall also be deemed to be in Default.

29.4	Default Notice

In the event of a Default, the Shareholder(s) who is or are not in Default (a “Non-Defaulting Shareholder”) may give written notice to the Defaulting Shareholder (with a copy to all other Parties) that it has elected to exercise its rights under Clause 29.5.1 (Transfer of the Defaulting Shareholder’s Shares) (a “Default Notice”).

29.5	Transfer of the Defaulting Shareholder’s Shares

29.5.1	Subject to Clause 29.5.2 (Transfer of the Defaulting Shareholder’s Shares), if a Default Notice is given pursuant to Clause 29.4 (Default Notice), then the Non-Defaulting Shareholder shall have the right (but not the obligation),

Classification: Restricted	54

within ninety (90) days of deemed service of such Default Notice in accordance with Clause 35 (Notices), to serve notice to purchase all (but not less than all) of the Shares and Shareholder Loans held by the Defaulting Shareholder and any Affiliate which holds Shares for eighty percent (80%) of Fair Market Value.

29.5.2	For the purpose of calculating Fair Market Value in the context of clause 29.5.1 (Transfer of the Defaulting Shareholder’s Shares), no value shall be attributed to:

(A)	the TyphoonTM Units;

(B)	Land Access Rights relating to a Designated Project in respect of which a Shareholder has elected to proceed on a sole risk basis in accordance with the terms of Clause 8.3.1 (Sole Risk); and

(C)	Land Access Rights in relation to Maaden Land which do not relate to a Designated Project.

29.5.3	Service of notice under Clause 29.5.1 (Transfer of the Defaulting Shareholder’s Shares) shall initiate the process to determine the Fair Market Value of the relevant Shares and Shareholder Loans. Within thirty (30) days after delivery of the certified determination of the Fair Market Value of a Defaulting Shareholder’s Equity Interest pursuant to Schedule 3 (Valuation), the Parties shall commence the procedures required to obtain all approvals and consents under Applicable Law and from the Competent Authorities required to Transfer the Shares of the Defaulting Shareholder (and its Affiliates, if applicable) free and clear of all Encumbrances and credited as fully paid. At the closing in respect of the Transfer of the Shares of the Defaulting Shareholder (and its Affiliates, if applicable), the Defaulting Shareholder (and its Affiliates, if applicable) shall assign any Shareholder Loans to the Non-Defaulting Shareholder free and clear of all Encumbrances, and the Parties shall sign such documents and shall comply with all requirements under Applicable Law and as directed by the Competent Authorities to effect the Transfer of the Shares and the assignment of the Shareholder Loans.

29.6	Suspension of Voting Rights

After service of a Default Notice and during the continuation of any Default, the Defaulting Shareholder and its Affiliates shall not be entitled to be represented at meetings of the Board, the Technical Committee or any sub-committee thereof or to vote thereat and all matters to be decided by those bodies (including the matters set out at Clause 17.6 (Board Decisions)) or otherwise in relation to the Company shall, to the extent permissible by Applicable Law, be decided by the Non-Defaulting Shareholder (or the Directors or members of the Technical Committee appointed by or on behalf of the Non-Defaulting Shareholder, as the case may be) in its (or their) sole discretion.

29.7	Continuing Joint Venture Projects

Where a Continuing Joint Venture Project has been approved by the Board in accordance with Clause 17.6.10 (Board Decisions) and a Termination Event has occurred or the Shareholders have unanimously agreed in writing to dissolve or liquidate the Company, the Parties:

Classification: Restricted	55

29.7.1	agree that, notwithstanding anything to the contrary herein, the provisions of this Agreement shall be deemed to apply only to the extent necessary for the conduct of the Continuing Joint Venture Project(s) and the implementation of the approved CJVP Program(s) and Budget(s) including the continuation of the governance and shareholding structure of the Company during the period in which such Continuing Joint Venture Project(s) are being conducted;

29.7.2	to the extent an NI 43-101 and Reg S-K compliant resource of economically viable scale where a majority of the resource is indicated or measured is identified on Joint Venture Land constituting a Continuing Joint Venture Project then Clause 8 (Designated Project) shall apply and, unless agreed otherwise by the Shareholders in writing, the Parties shall establish a Designated Project Holding Structure in which to progress the development of the Continuing Joint Venture Project; and

29.7.3	either: (a) following the establishment of the Designated Project Holding Structure in which to continue with the development of the Continuing Joint Venture Project; or (b) a determination by the Board to cease further Exploration Works or other activities being carried out with respect to all remaining Continuing Joint Venture Project(s), the Winding Up Activities contemplated by Clause 29.8 (Consequences of Termination) shall be finalised.

29.8	Consequences of Termination

29.8.1	Subject to Clause 29.8.2 (Consequences of Termination) and the requirements of any Continuing Joint Venture Project(s) as contemplated by Clause 29.7 (Continuing Joint Venture Projects) and any approved CJVP Program(s) and Budget(s), upon the occurrence of a Termination Event or the unanimous written agreement of the Shareholders to dissolve or liquidate the Company, the Board shall commence the winding up of all activities of the Company including:

(A)	to the extent not already returned, returning the Typhoon™ Units to IE Mena in accordance with Clause 22 (Transfer Restrictions and Return of the TyphoonTM Units);

(B)	arranging for an evaluation of the Shutdown Costs as at the date of the termination;

(C)	to the extent applicable and unless the Shareholders otherwise agree in writing, distributing the legal and/or beneficial interests (including any debt financing by the Company whether by way of Shareholder Loan or otherwise) held by the Company in any Designated Project Holding Structure to the Shareholders pro-rata to their Equity Interest;

(D)	taking such steps in relation to the Continuing Joint Venture Projects as contemplated by Clause 29.7 (Continuing Joint Venture Projects) and as otherwise directed by the Board to take;

(E)	taking such steps to dispose of Joint Venture Property (other than Joint Venture Land which is the subject of a Continuing Joint Venture Project) as it is directed to take by the Board;

Classification: Restricted	56

(F)	to the extent reasonably possible, meeting the Shutdown Costs from the proceeds of realization of Joint Venture Property (other than Joint Venture Land the subject of a Continuing Joint Venture Project);

(G)	requiring payment of a Cash Contribution from each Shareholder to the extent that the proceeds of realization of Joint Venture Property in accordance with 29.8.1(F) above are insufficient to meet the Shutdown Costs; and

(H)	after paying the Shutdown Costs, distributing any net amount remaining from the proceeds of realization of Joint Venture Property among the Shareholders pro rata in proportion to their respective Equity Interests.

(collectively, the “Winding Up Activities”).

29.8.2	Where a Continuing Joint Venture Project has been approved by the Board in accordance with Clause 17.6.10 (Board Decisions) the Winding Up Activities shall only be carried out to the extent such actions do not impact the Continuing Joint Venture Project(s) with the balance of the Winding Up Activities to be completed following the conclusion of the Continuing Joint Venture Project(s) (as determined by the Board in Clause 17.6.10 (Board Decisions)) and as contemplated by Clause 29.7 (Continuing Joint Venture Projects).

29.9	IE Parent Guarantee

29.9.1	In consideration of Maaden and the Company entering into this Agreement, IE Parent irrevocably and unconditionally guarantees to each of the Maaden Parties and the Company the punctual performance of all obligations of IE Mena and any of its Affiliate Transferees under this Agreement (each an “IE Party” and together the “IE Parties”) and undertakes to each Maaden Party and the Company that:

(A)	whenever an IE Party does not pay any amount when due under or in connection with this Agreement, IE Parent shall immediately on demand pay that amount as if it was the principal obligor; and

(B)	whenever an IE Party fails to perform any other obligations under this Agreement, IE Parent shall immediately on demand perform (or procure performance of) and satisfy (or procure the satisfaction of) that obligation, so that the same benefits are conferred on each Maaden Party and the Company as they would have received if such obligation had been performed and satisfied by the relevant IE Party.

29.9.2	The obligations of IE Parent will not be affected by any act, omission, matter or thing which, but for this Clause 29.9.2 (IE Parent Guarantee), would reduce, release or prejudice any of its obligations under this Agreement including:

(A)	any time, waiver or consent granted to an IE Party or any other person;

Classification: Restricted	57

(B)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against an IE Party under this Agreement;

(C)	the insolvency (or similar proceedings) of an IE Party, any incapacity or lack of power, authority or legal personality of an IE Party;

(D)	any amendment to this Agreement;

(E)	any illegality, invalidity or unenforceability of any obligation of any person under this Agreement; or

(F)	any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of IE Parent or any of the rights, powers and remedies conferred on Maaden or the Company under this Agreement.

29.10	Maaden Guarantee

29.10.1	In consideration of Ivanhoe Electric and the Company entering into this Agreement, Maaden irrevocably and unconditionally guarantees to each IE Party and the Company the punctual performance of all obligations of any entity to which it Transfers its rights and obligations under this Agreement pursuant to Clause 27.3 (Maaden Transfer) and any of its or such entity or entities (as the case may be) or Affiliate Transferees under this Agreement (each an “Maaden Party” and together the “Maaden Parties”) and undertakes to each IE Party and the Company that:

(A)	whenever a Maaden Party does not pay any amount when due under or in connection with this Agreement, Maaden shall immediately on demand pay that amount as if it was the principal obligor; and

(B)	whenever a Maaden Party fails to perform any other obligations under this Agreement, Maaden shall immediately on demand perform (or procure performance of) and satisfy (or procure the satisfaction of) that obligation, so that the same benefits are conferred on each IE Party and the Company as they would have received if such obligation had been performed and satisfied by the relevant Maaden Party.

29.10.2	The obligations of Maaden will not be affected by any act, omission, matter or thing which, but for this Clause 29.10.2 (Maaden Guarantee), would reduce, release or prejudice any of its obligations under this Agreement including:

(A)	any time, waiver or consent granted to a Maaden Party or any other person;

(B)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against a Maaden Party under this Agreement;

Classification: Restricted	58

(C)	the insolvency (or similar proceedings) of a Maaden Party, any incapacity or lack of power, authority or legal personality of a Maaden Party;

(D)	any amendment to this Agreement;

(E)	any illegality, invalidity or unenforceability of any obligation of any person under this Agreement; or

(F)	any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of Maaden or any of the rights, powers and remedies conferred on an IE Party or the Company under this Agreement.

30.	Survival

The rights and obligations of each of the Parties under the following provisions shall survive termination of this Agreement: Clause 1.1 (Definitions), Clause 21 (Non-Solicit), Clause 23 (Ongoing Services Arrangement), Clause 26 (Confidentiality and Public Announcements), Clause 29.8 (Consequences of Termination), Clause 30 (Survival), Clause 31 (Governing Law), Clause 32 (Disputes), Clause 33 (Language), Clause 34 (Assignment and Novation), Clause 35 (Notices), and Clause 36 (Miscellaneous). Subject to Applicable Law, other than with respect to those rights and obligations expressed to survive termination and listed in this Clause 30 (Survival), and without prejudice to rights and obligations accrued and subsisting under this Agreement as at termination of this Agreement, no Party shall have any further rights or obligations under this Agreement following its termination.

31.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws and regulations of the Kingdom of Saudi Arabia.

32.	Disputes

32.1	Initial Resolution Efforts

32.1.1	Prior to referring any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its breach, existence, termination or validity (for the purposes of this Clause 32 (Disputes), a "Dispute") to arbitration, the Party or Parties wishing to make such reference shall notify in writing the other Party or Parties of the existence and nature of the Dispute (for the purposes of this Clause 32 (Disputes), a "Dispute Notice") and its / their proposed basis for settlement of such Dispute. The Dispute Notice shall state which other Parties the notifying Party or Parties consider(s) to be parties to the Dispute.

32.1.2	For a period of thirty (30) days following service of the Dispute Notice, the Parties to the Dispute shall take steps to resolve the Dispute ("Cooling-Off Period").

32.1.3	If the Dispute is not resolved during the Cooling-Off Period, the Party or Parties in receipt of the Dispute Notice shall respond to such Dispute Notice within fourteen (14) days of expiry of the Cooling-Off Period ("Response Period"), including its/their proposed basis for settlement.

Classification: Restricted	59

32.1.4	A Chief Executive Officer of each Party which is a party to the Dispute shall then meet within ten (10) days of expiry of the Response Period to attempt to settle the Dispute. No statement as to a Party's proposed basis for settlement may be relied upon or referred to in later proceedings (except for the terms of any agreed settlement between the Parties).

32.2	Arbitration

32.2.1	Any Dispute which has not been settled within sixty (60) days from the date of issue of the Dispute Notice (whether or not the Parties complied with the requirements of Clause 32.1(Initial Resolution Efforts)) shall, at the initiative of any of the Parties to the Dispute, be referred to be finally and exclusively resolved by arbitration under the Saudi Centre for Commercial Arbitration Rules (the "Rules") in force at the date hereof, which Rules are deemed to be incorporated by reference to this Clause 32 (Arbitration).

32.2.2	The number of arbitrators shall be three (3), one selected by the initiating party in the notice of arbitration, the second selected by the other party within thirty (30) days of receipt of the notice of arbitration, and the third, who shall act as presiding arbitrator, selected by the two parties’ appointed arbitrators within thirty (30) days of the selection of the second arbitrator. If any arbitrators are not selected within these time periods, the SCCA Administrator shall make the selection(s).

32.2.3	The seat, or legal place, of any arbitration shall be London. The language of the arbitration shall be English. Each of the Parties hereby agrees that: (i) it shall not appeal against or challenge any arbitral award made pursuant to arbitration proceedings conducted in accordance with this Clause 32, insofar as such waiver may validly be made; and (ii) it shall not object to or challenge any application to recognise or enforce any arbitral award made pursuant to this Clause 32 in any court, insofar as such waiver may validly be made, and it will submit to the jurisdiction of that court for the purposes of those enforcement proceedings.

32.2.4	The costs of arbitration, any court proceedings ancillary to the arbitration or any court proceedings relating to challenging or enforcing any arbitral award or order, including the reasonable legal fees and expenses of the winning Party or Parties and the fees and expenses of the arbitrator and of any independent experts and advisors appointed by the arbitrator in connection with the dispute, shall be borne by the losing Party or Parties unless otherwise determined by the arbitrator or the court as the case may be. Unless otherwise agreed by the Parties, all payments ordered to be made in any arbitration award shall be denominated in US Dollars free and clear of any deduction or withholdings whatsoever (including, but not limited to, any deduction or withholdings for Tax). Any arbitration award shall be enforceable by any court having jurisdiction over a Party against which the award has been rendered and wherever assets of a Party against which the award has been rendered can be located.

32.2.5	Should any part of this Agreement or any other agreements arising out of or relating to it be null and void, such nullity shall not affect the validity of this Clause 32.

32.2.6	By agreeing to arbitration in accordance with this Clause 32, the Parties do not intend to deprive any competent court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the

Classification: Restricted	60

arbitration proceedings, or the recognition and/or enforcement of any award. Any interim or provisional relief ordered by any competent court may subsequently be vacated, continued or modified by the arbitral tribunal on the application of any party to the Dispute.

32.2.7	The Parties undertake to keep confidential all awards in any arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

32.3	Waiver of Sovereign Immunity

Any Party that now or later has a right to claim sovereign immunity for itself or any of its assets hereby irrevocably waives any such immunity to the fullest extent permitted by the laws of any applicable jurisdiction. This waiver includes immunity from:

32.3.1	any mediation or arbitration proceeding commenced under this Agreement or otherwise;

32.3.2	any judicial, administrative or other proceedings to aid any mediation or arbitration commenced under this Agreement or otherwise; and

32.3.3	any effort to confirm, enforce or execute any decision, settlement, award, judgment, service of process, execution order or attachment (including pre-judgment attachment) over any asset, property or revenues that results from a mediation, an arbitration or any judicial or administrative proceedings commenced under this Agreement or otherwise.

32.4	Compliance with Laws

If the Company’s losses equal or exceed 50% of its Share Capital, the Board shall convene a meeting of the Shareholders within a period not exceeding sixty (60) days following the date of knowledge of such loss at which the Shareholders shall discuss in good faith mechanisms to bring the Company into compliance with Applicable Law.

32.5	Notices

Each Party hereby agrees that any summons, judgment or other notice of legal process shall be sufficiently served if delivered in accordance with Clause 35 (Notices).

32.6	Continuing Operations

During the period of the process described in this Clause 32 (Disputes), the Company shall continue the Business and its operations (i) until the end of the period covered by then prevailing approved Budget on the basis that Budget (which shall remain in effect for the remainder of that period); and (ii) from the start of the immediately succeeding period and for all subsequent periods, on the basis of a caretaker Budget agreed by the Board, in each case until the process and proceedings described in Clause 32.1 (Initial Resolution Efforts) and in Clause 32.2 (Arbitration) have concluded, or the Parties otherwise agree.

Classification: Restricted	61

33.	Language

This Agreement is executed in the English language. Solely for the purposes of any proceeding or action before a Competent Authority in which an Arabic translation of this Agreement is required to be produced and is required by Applicable Law to be paramount, such Arabic translation shall prevail over the English version, provided that, in case of ambiguity in the Arabic text, the English text shall be consulted in determining the intended meaning of the Parties. In all other instances, the English version shall prevail over the Arabic version and shall be paramount.

34.	Assignment and Novation

34.1	Assignment

Subject to Clause 27.3 (Maaden Transfer), except as expressly agreed in writing or otherwise expressly provided for in this Agreement, no Party shall have the right to assign its rights and/or obligations under this Agreement to any third party. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors and permitted assigns.

35.	Notices

Any notice or other communication required or permitted hereunder shall be in writing and in English and shall be deemed given upon delivery if delivered personally, or five (5) days after mailing if mailed by registered or certified mail, return receipt requested, or three (3) days after dispatch if sent by overnight international courier service that provides evidence of receipt or the next day if sent by facsimile or email and confirmed by return receipt as follows:

if to Maaden:

Abu Bakr Al Sadeeq Road (Exit 6)
P.O. Box 68861
Riyadh 11537
Kingdom of Saudi Arabia

Fax: +966 11 874 8296

Email: legaldeptnotices@maaden.com.sa

Attention: Chief Legal Counsel

if to Ivanhoe Electric:

Ivanhoe Electric Inc.

Marina Heights

450 E. Rio Salado Parkway,

Suite 130

Tempe, Arizona 85251

USA

Attn: General Counsel

Email: GeneralCounsel@ivnelectric.com

if to the Company:

Maaden

Classification: Restricted	62

Abu Bakr Al Sadeeq Road (Exit 6)
P.O. Box 68861
Riyadh 11537
Kingdom of Saudi Arabia

Fax: +966 11 874 8296

Email: legaldeptnotices@maaden.com.sa

Attention: Chief Legal Counsel of Maaden

Ivanhoe Electric Inc.

Marina Heights

450 E. Rio Salado Parkway,

Suite 130

Tempe, Arizona 85251

USA

Attention: General Counsel of Ivanhoe Electric Inc.

Email: GeneralCounsel@ivnelectric.com

or to such other addresses or fax numbers as the Parties shall have designated to each other in writing.

36.	Miscellaneous

36.1	Anti-Bribery Compliance: Trade Sanctions Compliance

36.1.1	Each of the Parties shall in relation to this Agreement, and for the purpose of implementing this Agreement and procuring actions on the part of the Company, comply with all Applicable Laws concerning bribery and corruption, including the Saudi Anti-Bribery Law.

36.1.2	Without limiting Clause 36.1.1 (Anti-Bribery Compliance: Trade Sanctions Compliance), no Party shall make, nor will offer or commit to make, authorize or further, any payment or transfer of money, or gift of anything of value, directly or indirectly, to any Government Official or any other person, for the purpose of securing or inducing the act, decision, influence, or omission of such Government Official or any other person to obtain, retain, or direct business, or secure any improper advantage, for any person in connection with this Agreement, or for the purpose of implementing this Agreement. “Government Official” for purposes of this Clause 36.1.2 (Anti-Bribery Compliance: Trade Sanctions Compliance) shall mean any officer, employee, agent or representative of a department, agency, or instrumentality of government (national, state, or local) or a public international organization, including any state-owned or controlled enterprise, or anyone acting in an official capacity for any government body.

36.1.3	Without prejudice to any Party’s right to enforce any other remedy provided by Applicable Law, if any Party or Shareholder (i) wilfully and intentionally commits any act or omission that constitutes a breach of Clause 36.1.1 (Anti-Bribery Compliance: Trade Sanctions Compliance) or Clause 36.1.2 (Anti-Bribery Compliance: Trade Sanctions Compliance) and (ii) such act or omission has a significant adverse effect (financial or otherwise) on any other Party or Shareholder, then such act or omission shall be deemed to

Classification: Restricted	63

constitute a material breach of this Agreement by the Party or Shareholder committing such act or omission and shall entitle each other Party or Shareholder to those rights and remedies afforded to a Non-Defaulting Shareholder in accordance with Clauses 29.4 (Default Notice), 29.5.1 (Transfer of the Defaulting Shareholder’s Shares) and 29.6 (Suspension of Voting Rights).

36.1.4	No part of any of the dividends paid by the Company to a Shareholder will be paid, directly or indirectly, to any individual who is a Government Official. The Company shall adopt procedures to ensure that any transactions with persons who may be deemed to be Government Officials under all Applicable Laws are reviewed and assessed consistent with their risks and measures are taken to mitigate such risks.

36.1.5	The Company shall operate in a manner to comply with all applicable trade control laws and regulations, anti-money laundering laws, sanction laws, anti-boycott laws and human rights laws, and shall adopt relevant policies, procedures and other measures, including human rights policies consistent with Applicable Law, to ensure that it so complies.

36.2	Severability

In the event that any provision of this Agreement should be or become incomplete or ineffective, such invalidity or incompleteness shall not affect the validity of the remaining provisions hereof. In such case, the Parties shall re-negotiate in good faith a valid provision which implements the intent and purpose of the invalid provision and which shall be agreed upon by the Parties, affords the same rights and imposes the same obligations on the Parties and has substantially the same economic effect on both the Parties and the Company.

36.3	Limitation of Liability

Notwithstanding any other provision of this Agreement, except to the extent caused by the Party’s wilful breach of this Agreement, a Party and the Party’s Directors, officers, employees, agents and other representatives are not liable, whether in contract, negligence or otherwise, to any other Party for any actions or inactions unless such person acted with gross negligence, wilful misconduct or in violation of Applicable Law, for any damages or loss of profit, use, opportunity or goodwill or for any special, indirect or other consequential losses arising out of or in connection with this Agreement.

36.4	Rights and Remedies Cumulative and not Exclusive

The rights and remedies as provided for in this Agreement are cumulative and shall be in addition to and not in substitution for any other rights and remedies available under this Agreement or under Applicable Law. Except as otherwise expressly provided for in this Agreement, the election of one or more remedies shall not waive the election of any other remedies.

36.5	Entire Agreement

This Agreement and any documents referenced herein, constitutes the complete and exclusive statement of the agreement between the Parties with reference to the subject matter hereof and supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, whether or not reduced to writing, between the Parties respecting such subject matter.

Classification: Restricted	64

36.6	No Waiver

A failure by a Shareholder to assert its rights under this Agreement shall not be deemed a waiver of such rights, nor shall any waiver be implied from any act or omission. No waiver by a Shareholder with respect to any right shall extend to any subsequent breach of the terms hereof unless such waiver explicitly provides otherwise.

36.7	Amendment

No variation or amendment to this Agreement shall be effective unless in writing signed on behalf of all of the Parties.

36.8	Articles of Association

The Parties agree that the Articles of Association shall at all times, subject to Applicable Law, conform to and not be inconsistent with this Agreement. In the event of any conflict or inconsistency between this Agreement and the Articles of Association, the terms of this Agreement shall prevail as between the Shareholders and the Shareholders unanimously agree that they shall exercise their voting rights as Shareholders to amend the Articles of Association to reflect the terms of this Agreement, subject to Applicable Law.

36.9	No Partnership

Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership between the Shareholders and none of the Shareholders shall have any authority to bind or commit any other Party in any way, save as expressly set out herein or as otherwise agreed by the Shareholders in writing.

36.10	Counterparts

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

36.11	Delegation of Authorities

Subject to the reserved matters in Clause 17.6 (Board Decisions), the Directors may create and dissolve, and may delegate any of their powers to, one or multiple committees of the Board, the General Manager, the Finance Manager or any other managers of the Company pursuant to the Delegation of Authorities.

[Signature page follows]

Classification: Restricted	65

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above written:

Saudi Arabian Mining Company (Maaden)

/s/ Robert Wilt

Signature of authorized representative

Name: Robert Wilt

Title: Chief Executive Officer

[Signature Page to Shareholders’ Agreement]

Ivanhoe Electric Inc.

/s/ Taylor Melvin

Signature of authorized representative

Name: Taylor Melvin

Title: President and Chief Executive Officer

Ivanhoe Electric MENA Holdings Ltd.

/s/ Graham Boyd

Signature of authorized representative

Name: Graham Boyd

Title: Director

[Signature Page to Shareholders’ Agreement]

MAADEN IVANHOE ELECTRIC EXPLORATION AND DEVELOPMENT LIMITED COMPANY

/s/ Quentin Markin

Signature of authorized representative

Name: Quentin Markin

Title: Director

Signature of authorized representative

Name:

Title:

[Signature Page to Shareholders’ Agreement]

MAADEN IVANHOE ELECTRIC EXPLORATION AND DEVELOPMENT LIMITED COMPANY

/s/ Darryl Clark

Signature of authorized representative

Name: Darryl Clark

Title: Executive Vice President, Exploration & Resource Development

Signature of authorized representative

Name:

Title:

[Signature Page to Shareholders’ Agreement]

Schedule 1

Form of Agreement of Adherence

Date: ____________________H. (corresponding to ____________________G.)

[Name of shareholder] (hereinafter “we”) intend to become shareholder of Maaden Ivanhoe Electric Exploration and Development Limited Company, a limited liability company organized under the laws and regulations of the Kingdom of Saudi Arabia (the “Company”), and hereby agree to comply with, and be bound by, all of the provisions of the Shareholders’ Agreement dated as of _____________ h. (corresponding to _____________ g.) (the “Shareholders’ Agreement”) (a copy of which has been delivered to us and which we have initialled and attached to this Agreement of Adherence for identification) in all respects as if we were a party to that Shareholders’ Agreement and were originally named in it as a party (as defined in the Shareholders’ Agreement).

1.	In addition we hereby warrant to each of the other Parties hereto on the date hereof as follows:

1.1.1	we are duly organized, validly existing and in good standing under the respective laws of the jurisdiction in which we are organized;

1.1.2	each of this Agreement of Adherence and the Shareholders’ Agreement constitutes a legal, valid and binding obligation on our part, enforceable against us in accordance with its terms, except as may be limited by Applicable Law (as defined in the Shareholders Agreement);

1.1.3	the execution, delivery and performance of this Agreement of Adherence by us does not and will not conflict with, violate or cause a breach of our constitutive documents, any agreement, contract or instrument to which we are a party or any judgment, order or decree to which we are subject; and

1.1.4	we agree to give written notice to the other Parties if any of the warranties made by us in this Agreement of Adherence should prove to have been incorrect, incomplete or misleading on the date of this Agreement of Adherence or [●] should become incorrect, incomplete or misleading during the term of the Shareholders’ Agreement.

IN WITNESS whereof we have executed this Agreement of Adherence on the date stated above.

[Shareholder]

By:
Name:
Title:

[Existing Shareholders]

By:
Name:
Title:

By:
Name:
Title:

Schedule 2

Requirements relating to Transfers of Shares to a Purchaser

1.	Obligation to Give Offer Prior to Sale

Each Shareholder agrees that, except as provided in Clause 27.2 (Transfers to Affiliates), it will not Transfer or suffer the Transfer to any third party of its Shares, whether now owned or hereafter acquired or whether by sale or otherwise, and whether voluntary or involuntary, until and unless it shall have first made the offer to sell as set out in this Schedule 2 (Requirements relating to Transfers of Shares to a Purchaser).

2.	Notice of Intent to Transfer

The Transferor shall first deliver a written notice (a “Transfer Notice”) to the other Shareholder and the Company (each, an “Offeree”) through the Company’s Board of Directors.

3.	Contents of Transfer Notice

The Transfer Notice shall identify the Purchaser, and all shareholders holding 10% or more of the shares in the capital of the Purchaser (other than shareholders of publicly traded stock on any national exchange) and shall specify the Transferor’s Shares and Shareholder Loans that are to be Transferred (the “Offered Interests”), the terms of the proposed Transfer and the price per Share offered by the Purchaser for the Offered Interests, which must be wholly in cash, cash equivalents or readily marketable securities (the terms and price together are referred to hereinafter as the “Offer Terms”).

4.	Pre-Emptive Rights

Each Offeree shall, by written notice served on the Transferor, within thirty (30) days after the date of service of a Transfer Notice, elect to:

4.1.1	purchase all (but not less than all) of the Offered Interests for cash on the Offer Terms; or

4.1.2	waive its right to purchase the Offered Interests and to consent to the Transfer by the Transferor of all of the Offered Interests to the Purchaser, subject only to the conditions in Paragraph 9.

5.	Waiver of Pre-Emptive Rights

If the Offeree fails to make an election pursuant to Paragraph 4 within thirty (30) days after the date of service of a Transfer Notice:

5.1.1	the Offeree shall be deemed to have waived its rights to purchase such Offered Interests and to have consented to the Transfer by the Transferor of all of the Offered Interests to the Purchaser, subject only to the conditions in Paragraph 9;

5.1.2	the Transferor may either withdraw its offer to Transfer all of its Shares to the Purchaser or, within one hundred and twenty (120) days after the date of service of the Transfer Notice, Transfer all of its Shares to the Purchaser at a price and on terms no less favourable to the Transferor than those offered to the Offeree in the Transfer Notice (after the expiry of one hundred and twenty (120) days a new offer must be made in accordance with this Schedule 2 (Requirements relating to Transfers of Shares to a Purchaser)); and

5.1.3	if the Transferor elects to sell its Shares to the Purchaser under Paragraph 5.1.2, the Transferor shall provide information to the Offeree sufficient to enable the Offeree to verify the price and terms of the sale.

6.	Transfers to Offeree

If any Offeree elects within thirty (30) days after the date of service of the Transfer Notice to purchase all (but not less than all) of the Offered Interests as contemplated by Paragraph 4.1.1, the Transferor shall, within sixty (60) days after the date of such election, sell to the Offeree free and clear of all Encumbrances and credited as fully paid, and the Offeree shall purchase from the Transferor, the Offered Interests in cash on the Offer Terms.

7.	Transfer of Shareholder Loans

At the closing of any Transfer to the Offeree or a Purchaser, as applicable, the Transferor shall assign any Transferor Shareholder Loans which are required to be transferred as part of the Transfer of the applicable Shares to the Offeree or the Purchaser (or its Affiliate, as the case may be) free and clear of all Encumbrances, and the parties to such Transfer and the Company shall execute and deliver such documents as are reasonably necessary to effect such Transfer and assignment.

8.	Validity of Transfer

Notwithstanding the foregoing provisions of this Schedule 2 (Requirements relating to Transfers of Shares to a Purchaser), no Transfer of Shares or any economic interests therein to a Purchaser shall be valid or enforceable against either the Company or any Shareholder unless and until the Purchaser: (i) executes an Agreement of Adherence; and (ii) procures a guarantee of its obligations as Shareholder from a guarantor party acceptable to the other Shareholder (where the other Shareholder(s), acting reasonably, requires such a guarantee).

9.	Circumstances when pre-emption right is not applicable

The pre-emption right set forth in this Schedule 2 (Requirements relating to Transfers of Shares to a Purchaser) shall not apply to the transfer of ownership of Shares by inheritance, will, or by virtue of a judgment issued by the competent judicial authority.

Schedule 3

Valuation

1.	Independent Expert Determination

Except as the Shareholders may otherwise agree on a case-by-case basis, the “Fair Market Value” of a Shareholder’s Equity Interest shall as required be determined as follows.

1.1	Each Shareholder shall select an independent expert (a “Valuation Expert”). The costs of each Valuation Expert shall be borne by the Defaulting Shareholder. For the purpose of this Schedule 3 (Valuation), “Valuation Expert” shall mean the mining section of any internationally recognized investment bank or accountancy firm with mining valuation expertise. Each Valuation Expert shall calculate the Fair Market Value of the relevant Equity Interest in accordance with Paragraph 1.2 and shall submit a report of its valuation of the relevant Equity Interest to the Shareholders within twenty (20) days of the date of the Default Notice.

1.2	If the variance in the Fair Market Value of the relevant Equity Interest as calculated by each Valuation Expert is fifteen percent (15%) or less, then the mathematical average of the two (2) valuations shall be calculated and the resultant amount shall be the final Fair Market Value of the relevant Equity Interest and shall be binding on the Shareholders.

1.3	If the variance in the Fair Market Value of the relevant Equity Interest as calculated by each Valuation Expert is greater than fifteen percent (15%), the Shareholders shall jointly appoint a third Valuation Expert. If the Shareholders are unable to agree on a third Valuation Expert it shall be appointed by the auditors to the Company. Irrespective of whether it is selected by agreement or by the auditors, the third Valuation Expert shall be appointed by or deemed to be appointed by both Shareholders. The costs of the third Valuation Expert shall be borne by the Defaulting Shareholder.

1.4	The third Valuation Expert shall conduct an independent review of the reports submitted by each of the two prior Valuation Experts and shall calculate the Fair Market Value of the relevant Equity Interest.

1.5	The Fair Market Value of the relevant Equity Interest as calculated by the third Valuation Expert shall be the final Fair Market Value of the relevant Equity Interest and shall be binding on the Shareholders. The Valuation Expert shall act as expert and not as arbitrator.

2.	Valuation Criteria

Each of the Valuation Experts shall apply the following valuation criteria and principles. The Fair Market Value of Equity Interest shall be the price at which a willing seller would sell and a willing buyer would buy having full knowledge of the facts, in an arm’s-length transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of the relevant Equity Interest may give effect to any discount for a minority interest or premium for a majority interest. In determining Fair Market Value of the relevant Equity Interest, the Valuation Expert shall value the Company on a going concern basis, taking into account the then existing market conditions, the Company’s net assets other than:

2.1	the TyphoonTM Units;

2.2	Land Access Rights relating to a Designated Project in respect of which a Shareholder has elected to proceed on a sole risk basis in accordance with the terms of Clause 8.3.1 (Sole Risk); and

2.3	Land Access Rights which do not relate to a Designated Project.

and the then present value of the company’s future cash flows.

Schedule 4

Meetings of the Board

Meetings of the Board shall be conducted in accordance with the Articles of Association, and in accordance with the following provisions:

1.	Meetings of the Board.

Meetings of the Board of Directors shall be called by the Secretary (or acting secretary) and may be held via teleconference or videoconference in accordance with paragraph 2 of this Schedule 4 (Meetings of the Board), with at least one (1) meeting held in-person at the location specified by the Chairperson, which will ordinarily be at the head office of the Company, or more frequently or at a location as the Board may determine. Meetings shall be held at such times as the Chairperson may require upon at least fifteen (15) days’ prior written notice to each of the Directors. Any two (2) Directors may also request the Chairperson to call a meeting of the Directors, in which case the Secretary shall promptly send notice of the meeting in accordance with this Schedule 4 (Meetings of the Board). The Board shall meet at least three (3) times every year with up to six (6) months between each meeting, or more frequently as the Board may determine, and any meeting of the Board may be combined with a meeting of the Shareholders.

1.1.1	The notice shall indicate the date, time and place of the meeting and shall include the agenda for the meeting. Any Director wishing to add items to the agenda shall be entitled to do so, provided that such Director notifies the Secretary of the additional agenda items at least five (5) calendar days prior to the scheduled date of the meeting of the Board of Directors. Notice of additional agenda items may be delivered by email or facsimile transmission.

1.1.2	Any Director unable to attend the meeting may be represented by proxy pursuant to written authorization of the Director. Such written authorization may be in any form sufficient to convey the Director’s intent to be represented at the meeting by proxy and shall be signed by such represented Director.

1.1.3	A Director may waive notice of a meeting and/or additional agenda items in writing.

1.1.4	In case of a Board Deadlock, the provisions of paragraphs 4 to 7 (inclusive) of this Schedule 4 (Meetings of the Board) shall apply.

2.	Meetings by Teleconference or Videoconference

The Chairperson or the Secretary shall, prior to the Board meeting held on teleconference or videoconference, ensure that arrangements are in place to enable participation by such means. Participation in a meeting pursuant to this provision constitutes presence in person at such meeting. The minutes of any telephonic meeting shall be recorded and signed in accordance with paragraph 3 of this Schedule 4 (Meetings of the Board).

3.	Minutes

The Chairperson shall cause the Company to maintain a special register in which the minutes of meetings of the Board and its resolutions shall be entered. The

Chairperson shall be responsible for taking, or designating the Secretary of the meeting to take, the minutes of each meeting of the Board. Minutes of meetings shall be signed by the Chairperson and the secretary of the meeting and resolutions adopted by the Board shall be signed by the Directors in attendance at the meeting, as provided herein.

4.	Board Deadlock

A Board deadlock (“Board Deadlock”) will be deemed to occur where a duly convened meeting of the Board fails to take affirmative action on a matter set out in:

4.1.1	Clause 17.6.1 (Budgets)

4.1.2	Clause 17.6.3 (Additional Funding);

4.1.3	Clause 17.6.7 (Exploration Program);

4.1.4	Clause 17.6.14 (Budget Variations);

4.1.5	Clause 17.6.15 (Changes to the Business); or

4.1.6	Clause 17.6.17 (Related Party Agreements).

5.	Board Deadlock Notice

Where a Board Deadlock occurs, a Director seeking action may serve notice (a “Board Deadlock Notice”) on the other Directors stating that in his or her opinion a Board Deadlock has occurred and identifying the matter over which the Board is deadlocked.

6.	Negotiation

Within fifteen (15) days of delivery of the Board Deadlock Notice, senior officers of IE Parent and Maaden (the “Board Deadlock Committee”) shall negotiate and endeavour to resolve in good faith the Board Deadlock. If the Board Deadlock Committee resolves the Board Deadlock within fifteen (15) days of delivery of the Board Deadlock Notice the Directors shall adopt any resolution reached by the Board Deadlock Committee. If the Board Deadlock Committee does not resolve the Board Deadlock within fifteen (15) days of delivery of the Board Deadlock Notice, the status quo shall prevail.

7.	Continuity of Operations

Throughout the entire period from the date of delivery of the Board Deadlock Notice until resolution of the Board Deadlock or otherwise the prevailing of the status quo, the Company shall continue its Business and operations in accordance with Clause 32.6 (Continuing Operations) and all directions from the Board of Directors and the Technical Committee on matters unaffected by the matter in question on the Board Deadlock.

Schedule 5

Financial Reporting and Policies

1.	Records

The Shareholders shall cause the Company to keep proper books of record and accounts in English in which full and correct entries shall be made of all financial transactions relating to the business and financial position of the Company. The Company shall establish effective systems of internal controls and accounting allowing accurate control and allocation of all transactions of the business. Such systems of internal controls shall be designed to ensure that all transactions are properly identified and recorded and described in sufficient detail to ensure their proper classification; to ensure that expenditures are made in accordance with management directives and Company policies; to accurately measure the value of transactions; to ensure that transactions are recorded in the proper period; to ensure that transactions are properly presented and disclosed in the financial statements of the Company; to ensure compliance with all Applicable Laws and statutory requirements; and to ensure auditing at appropriate intervals. Off book transactions and accounts shall be strictly prohibited. For the avoidance of doubt, such systems shall provide for the preparation of financial statements in accordance with International Financial Reporting Standards, US GAAP, Saudi Arabian Accounting Standards and other Applicable Law, and such other controls as are required to ensure each Shareholder (and its Affiliates) is provided with all material information relating to the Company to allow timely decisions by such Shareholder regarding required disclosure necessary to satisfy any regulatory or other disclosure obligations to the extent required by Applicable Law.

2.	Financial Reporting

The financial reporting requirements of the Company shall be as determined by the Board, subject to Applicable Law. In respect of each approved Budget:

2.1.1	the Company shall forward to the Shareholders within fifteen (15) days (or such longer period as may be approved by the Board) after the end of each calendar month, monthly management accounts in a form which shall include:

i.	a balance sheet, profit and loss account and cash flow statement (and related supporting schedules). For the month and year to, date, which shall show the financial position of the Company and provide a report on the Company’s performance and operations, including a comparison on a line by line basis between budgeted and actual revenues and expenditures, with an explanation of material variances between such figures and in respect of current operations, and in connection with any development the current estimated costs to the projected date on which the preparation and equipping of a mine complex on the Maaden Land will be complete, or will be sufficiently complete to commence commercial operations, compared on a line by line basis to the approved Budget, with an explanation of material variances between such figures;

ii.	a profit and cash flow forecast to the end of the current Financial Year and a comparison between such forecast and the budgeted figures; and

iii.	such additional information as either Shareholder may request from time to time, including, for example, to explain any variances between the budgeted and actual figures of the Company for any period;

2.1.2	the Company shall forward to the Shareholders within twenty (20) days after the end of Financial Quarter of the Company, statements comparing the financial results of the Company for such Financial Quarter and the portion of the current Financial Year as well as standard production numbers (including tonnes, grade and recoveries) then ended with the same Financial Quarters of the previous Financial Year, together with, to the extent requested by any Shareholder, a review engagement letter from the Company’s auditors with respect thereto, to be prepared at the expense of the requesting Shareholder;

2.1.3	the Company shall forward to the Shareholders within forty-five (45) days following the end of each Financial Year the audited consolidated accounts of the Company and the Company shall instruct the Company auditors to discuss the same with each Shareholder as required from time to time and to make their working papers available for inspection to either Shareholder or such firm of chartered accountants as either Shareholder may nominate at its written request; and

2.1.4	to the extent required by Ivanhoe Electric, the Company shall reconcile any financial information provided with US GAAP and Ivanhoe Electric shall provide reasonable assistance with such reconciliation. All costs in relation to such reconciliation will be borne solely by Ivanhoe Electric.

3.	Policies

The Board of Directors shall adopt, and the General Manager, the Operator and the Technical Committee shall procure maintenance of the management policies, directives, operating procedures, standard terms and conditions, price guidelines and other documents necessary for the successful and proper operation of the Business and compliance with all Applicable Laws.

4.	Inspection by Shareholders

Each Shareholder is entitled to inspect and copy the books and records of the Company at its own expense either directly or through an agent reasonably acceptable to the other Shareholder, subject to such Shareholder first obtaining reasonable undertakings of confidentiality from such agent. Such rights of inspection shall be exercised upon reasonable prior notice and in such a manner as not to interfere unreasonably with the conduct of the Company’s business.

Schedule 6
Initial License Register

Part 1 Exploration Licenses Granted

License Number	Region_Name	Exploration Licence Name	Region	Area km2	Licence Blocks NO.	Issue Date_G	Expiry Date	Comments
1443365	Al Amar	Al_Amar_05	Riyadh	99.720	1	07-Jun-22	15-Apr-27
1443366	Al Amar	Al_Amar_06	Riyadh	80.990	1	07-Jun-22	15-Apr-27
1443367	Al Amar	Al_Amar_07	Riyadh	99.700	1	07-Jun-22	15-Apr-27
1443368	Al Amar	Al_Amar_08	Riyadh	99.710	1	07-Jun-22	15-Apr-27
1443389	Al Amar	Al_Amar_09	Riyadh	56.400	1	07-Jun-22	15-Apr-27
1443371	Al Amar	Al_Amar_10	Riyadh	81.980	1	07-Jun-22	15-Apr-27
1443388	Al Amar	Al_Amar_11	Riyadh	33.490	1	07-Jun-22	15-Apr-27
1443386	Al Amar	Al_Amar_12	Riyadh	41.500	1	07-Jun-22	15-Apr-27
1443387	Al Amar	Al_Amar_13	Riyadh	99.710	1	07-Jun-22	15-Apr-27
1443369	Al Amar	Al_Amar_14	Riyadh	52.220	1	07-Jun-22	15-Apr-27
1443385	Al Amar	Al_Amar_15	Riyadh	99.680	1	07-Jun-22	15-Apr-27
1443384	Al Amar	Al_Amar_16	Riyadh	99.220	1	07-Jun-22	15-Apr-27
1443383	Al Amar	Al_Amar_17	Riyadh	99.710	1	07-Jun-22	15-Apr-27
1443382	Al Amar	Al_Amar_18	Riyadh	99.710	1	07-Jun-22	15-Apr-27
1443381	Al Amar	Al_Amar_20	Riyadh	99.710	1	07-Jun-22	15-Apr-27
1443380	Al Amar	Al_Amar_21	Riyadh	99.700	1	07-Jun-22	15-Apr-27
1443379	Al Amar	Al_Amar_22	Riyadh	68.320	1	07-Jun-22	15-Apr-27
1443378	Al Amar	Al_Amar_23	Riyadh	73.660	1	07-Jun-22	15-Apr-27
1443377	Al Amar	Al_Amar_24	Riyadh	72.400	1	07-Jun-22	15-Apr-27
1443376	Al Amar	Al_Amar_25	Riyadh	70.590	1	07-Jun-22	15-Apr-27
1443375	Al Amar	Al_Amar_26	Riyadh	99.690	1	07-Jun-22	15-Apr-27
1443374	Al Amar	Al_Amar_27	Riyadh	99.690	1	07-Jun-22	15-Apr-27
1443373	Al Amar	Al_Amar_28	Riyadh	74.970	1	07-Jun-22	15-Apr-27
1443372	Al Amar	Al_Amar_29	Riyadh	31.600	1	07-Jun-22	15-Apr-27
1442337	Al Mahad	Al_Mahad_04	Al Madinah	54.940	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442336	Al Mahad	Al_Mahad_06	Al Madinah	44.320	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442335	Al Mahad	Al_Mahad_07	Al Madinah	46.840	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442334	Baara	Baara	Al Madinah	99.830	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442356	Bir_Umq	Bir_Umq_01	Al Madinah	99.740	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442355	Bir_Umq	Bir_Umq_02	Al Madinah	74.910	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442354	Bir_Umq	Bir_Umq_03	Al Madinah	95.210	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442353	Bir_Umq	Bir_Umq_04	Al Madinah	99.740	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442352	Bir_Umq	Bir_Umq_05	Al Madinah	82.510	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442351	Bir_Umq	Bir_Umq_06	Al Madinah	67.960	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442350	Bir_Umq	Bir_Umq_07	Al Madinah	93.440	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442349	Bir_Umq	Bir_Umq_11	Al Madinah	99.740	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442348	Bir_Umq	Bir_Umq_12	Al Madinah	87.930	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442346	Bir_Umq	Bir_Umq_13	Al Madinah	50.130	1	21-Jun-21	28-Apr-26	Renewal Submitted
1443316	Bir_Umq	Bir_Umq_14	Al Madinah	67.280	1	27-Oct-21	03-Sep-26

1443350	Bir_Umq	Bir_Umq_15	Al Madinah	54.400	1	29-Apr-22	07-Mar-27
1442347	Bir_Umq	Bir_Umq_16	Al Madinah	60.920	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442345	Bir_Umq	Bir_Umq_17	Al Madinah	99.720	1	21-Jun-21	28-Apr-26	Renewal Submitted
1442344	Bir_Umq	Bir_Umq_18	Al Madinah	95.270	1	21-Jun-21	28-Apr-26	Renewal Submitted
14413016	La Huf	La_Huf_01	Al Madinah	95.800	1	07-Jun-25	31-Jul-30
14413017	La Huf	La_Huf_02	Al Madinah	57.110	1	07-Jun-25	31-Jul-30
14433139	Musayna'ah	Musayna'ah	Hail	76.450	1	28-Jul-22	04-Jun-27
1442327	Musayna'ah A	Musayna'ah_A_04	Hail	38.320	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442326	Musayna'ah A	Musayna'ah_A_05	Hail	99.820	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442325	Musayna'ah A	Musayna'ah_A_06	Hail	93.430	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442324	Musayna'ah A	Musayna'ah_A_07	Hail	73.750	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442323	Musayna'ah A	Musayna'ah_A_08	Hail	97.910	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442322	Musayna'ah A	Musayna'ah_A_09	Hail	84.780	1	09-Jun-21	16-Apr-26	Renewal Submitted
144332	Musayna'ah A	Musayna'ah_A_13	Hail	30.850	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442321	Musayna'ah A	Musayna'ah_A_14	Hail	82.250	1	09-Jun-21	16-Apr-26	Renewal Submitted
1442320	Musayna'ah A	Musayna'ah_A_15	Hail	79.110	1	09-Jun-21	16-Apr-26	Renewal Submitted
14433107	Musayna'ah B	Musayna'ah_B_01	Hail	85.370	1	28-Jun-22	06-May-27
14433108	Musayna'ah B	Musayna'ah_B_02	Hail	83.080	1	28-Jun-22	06-May-27
20250300140	Najran	Najran_04	Najran	82.640	1	03-Jan-25	02-Jan-30
20250300021	Najran	Najran_05	Najran	99.590	1	01-Jan-25	31-Dec-29
20250300093	Najran	Najran_06	Najran	99.590	1	02-Jan-25	01-Jan-30
20250300098	Najran	Najran_07	Najran	99.590	1	02-Jan-25	01-Jan-30
20250300105	Najran	Najran_08	Najran	99.590	1	02-Jan-25	01-Jan-30
20250300106	Najran	Najran_09	Najran	99.640	1	02-Jan-25	01-Jan-30
20250300107	Najran	Najran_10	Najran	99.640	1	02-Jan-25	01-Jan-30
20250300108	Najran	Najran_11	Najran	99.640	1	02-Jan-25	01-Jan-30
20250300091	Najran	Najran_12	Najran	99.640	1	02-Jan-25	01-Jan-30
20250300090	Najran	Najran_13	Najran	99.640	1	02-Jan-25	01-Jan-30
20250300020	Najran	Najran_14	Najran	11.971	1	01-Jan-25	31-Dec-29
20250300089	Najran	Najran_17	Najran	99.700	1	02-Jan-25	01-Jan-30
20250300088	Najran	Najran_18	Najran	99.700	1	02-Jan-25	01-Jan-30
20250300079	Najran	Najran_19	Najran	94.439	1	02-Jan-25	01-Jan-30
20250300019	Najran	Najran_20	Najran	99.690	1	01-Jan-25	31-Dec-29
20250300087	Najran	Najran_21	Najran	99.690	1	02-Jan-25	01-Jan-30
20250300109	Najran	Najran_22	Najran	99.690	1	02-Jan-25	01-Jan-30
20250300110	Najran	Najran_23	Najran	99.690	1	02-Jan-25	01-Jan-30
20250300096	Najran	Najran_24	Najran	99.690	1	02-Jan-25	01-Jan-30
20250300097	Najran	Najran_25	Najran	99.740	1	02-Jan-25	01-Jan-30
20250300111	Najran	Najran_26	Najran	99.740	1	02-Jan-25	01-Jan-30
20250300112	Najran	Najran_27	Najran	99.740	1	02-Jan-25	01-Jan-30
20250300018	Najran	Najran_28	Najran	99.740	1	01-Jan-25	31-Dec-29
20250300086	Najran	Najran_29	Najran	95.516	1	02-Jan-25	01-Jan-30
20250300085	Najran	Najran_30	Najran	12.149	1	02-Jan-25	01-Jan-30

20250300084	Najran	Najran_31	Najran	64.740	1	02-Jan-25	01-Jan-30
20250300083	Najran	Najran_32	Najran	80.395	1	02-Jan-25	01-Jan-30
20250300104	Najran	Najran_35	Najran	5.820	1	02-Jan-25	01-Jan-30
20250300139	Najran	Najran_36	Najran	98.334	1	03-Jan-25	02-Jan-30
20250300138	Najran	Najran_37	Najran	99.750	1	03-Jan-25	02-Jan-30
20250300113	Najran	Najran_38	Najran	99.750	1	02-Jan-25	01-Jan-30
20250300114	Najran	Najran_39	Najran	99.750	1	02-Jan-25	01-Jan-30
20250300115	Najran	Najran_40	Najran	99.750	1	02-Jan-25	01-Jan-30
20250300116	Najran	Najran_41	Najran	99.700	1	02-Jan-25	01-Jan-30
20250300117	Najran	Najran_42	Najran	99.700	1	02-Jan-25	01-Jan-30
20250300118	Najran	Najran_43	Najran	99.700	1	02-Jan-25	01-Jan-30
20250300017	Najran	Najran_44	Najran	99.700	1	01-Jan-25	31-Dec-29
20250300103	Najran	Najran_45	Najran	99.700	1	02-Jan-25	01-Jan-30
20250300082	Najran	Najran_46	Najran	34.205	1	02-Jan-25	01-Jan-30
20250300078	Najran	Najran_50	Najran	14.124	1	02-Jan-25	01-Jan-30
20250300077	Najran	Najran_51	Najran	71.028	1	02-Jan-25	01-Jan-30
20250300081	Najran	Najran_52	Najran	48.129	1	02-Jan-25	01-Jan-30
20250300080	Najran	Najran_53	Najran	99.750	1	02-Jan-25	01-Jan-30
20250300095	Najran	Najran_54	Najran	99.750	1	02-Jan-25	01-Jan-30
20250300119	Najran	Najran_55	Najran	99.750	1	02-Jan-25	01-Jan-30
20250300094	Najran	Najran_56	Najran	99.750	1	02-Jan-25	01-Jan-30
20250300016	Najran	Najran_57	Najran	99.740	1	01-Jan-25	31-Dec-29
20250300076	Najran	Najran_58	Najran	99.740	1	02-Jan-25	01-Jan-30
20250300075	Najran	Najran_59	Najran	99.740	1	02-Jan-25	01-Jan-30
20250300015	Najran	Najran_60	Najran	77.495	1	01-Jan-25	31-Dec-29
20250300014	Najran	Najran_61	Najran	95.314	1	01-Jan-25	31-Dec-29
20250300069	Najran	Najran_62	Najran	65.217	1	02-Jan-25	01-Jan-30
20250300068	Najran	Najran_63	Najran	32.627	1	02-Jan-25	01-Jan-30
20250300132	Najran	Najran_66	Najran	36.971	1	03-Jan-25	02-Jan-30
20250300067	Najran	Najran_67	Najran	58.881	1	02-Jan-25	01-Jan-30
20250300137	Najran	Najran_68	Najran	99.740	1	03-Jan-25	02-Jan-30
20250300136	Najran	Najran_69	Najran	99.740	1	03-Jan-25	02-Jan-30
20250300135	Najran	Najran_70	Najran	99.740	1	03-Jan-25	02-Jan-30
20250300134	Najran	Najran_71	Najran	99.740	1	03-Jan-25	02-Jan-30
20250300133	Najran	Najran_72	Najran	99.740	1	03-Jan-25	02-Jan-30
20250300102	Najran	Najran_73	Najran	99.740	1	02-Jan-25	01-Jan-30
20250300002	Najran	Najran_74	Najran	99.740	1	01-Jan-25	31-Dec-29
20250300131	Najran	Najran_75	Najran	95.098	1	03-Jan-25	02-Jan-30
20250300130	Najran	Najran_76	Najran	33.390	1	03-Jan-25	02-Jan-30
20250300013	Najran	Najran_77	Najran	51.150	1	01-Jan-25	31-Dec-29
20250300101	Najran	Najran_78	Najran	25.652	1	02-Jan-25	01-Jan-30
20250300066	Najran	Najran_85	Najran	22.292	1	02-Jan-25	01-Jan-30
20250300001	Najran	Najran_86	Najran	99.730	1	01-Jan-25	31-Dec-29

20250300074	Najran	Najran_87	Najran	99.730	1	02-Jan-25	01-Jan-30
20250300073	Najran	Najran_88	Najran	99.730	1	02-Jan-25	01-Jan-30
20250300072	Najran	Najran_89	Najran	99.730	1	02-Jan-25	01-Jan-30
20250300071	Najran	Najran_90	Najran	99.730	1	02-Jan-25	01-Jan-30
20250300070	Najran	Najran_91	Najran	99.730	1	02-Jan-25	01-Jan-30
20250300065	Najran	Najran_92	Najran	93.262	1	02-Jan-25	01-Jan-30
20250300064	Najran	Najran_93	Najran	26.455	1	02-Jan-25	01-Jan-30
20250300063	Najran	Najran_94	Najran	52.781	1	02-Jan-25	01-Jan-30
14433109	Umm Ash Shalahib	Umm_Ash_Shalahib_03	Riyadh	65.000	1	28-Jun-22	06-May-27
1444375	Wadi Bidah	Wadi_Bidah_01	Makkah	72.230	1	22-Dec-22	28-Oct-27
1444376	Wadi Bidah	Wadi_Bidah_02	Makkah	79.190	1	22-Dec-22	28-Oct-27
1444378	Wadi Bidah	Wadi_Bidah_03	Makkah	85.930	1	22-Dec-22	28-Oct-27
1444385	Wadi Bidah	Wadi_Bidah_04	Makkah	99.440	1	25-Dec-22	31-Oct-27
1444393	Wadi Bidah	Wadi_Bidah_05	Makkah	81.010	1	25-Dec-22	31-Oct-27
1444392	Wadi Bidah	Wadi_Bidah_06	Makkah	16.440	1	25-Dec-22	31-Oct-27
1444381	Wadi Bidah	Wadi_Bidah_07	Al Baha	68.850	1	22-Dec-22	28-Oct-27
1444391	Wadi Bidah	Wadi_Bidah_08	Makkah -Al Baha	80.540	1	25-Dec-22	31-Oct-27
1444379	Wadi Bidah	Wadi_Bidah_09	Al Baha	42.470	1	22-Dec-22	28-Oct-27
1444390	Wadi Bidah	Wadi_Bidah_10	Al Baha	31.880	1	25-Dec-22	31-Oct-27
1444389	Wadi Bidah	Wadi_Bidah_11	Al Baha	17.700	1	25-Dec-22	31-Oct-27
1444388	Wadi Bidah	Wadi_Bidah_12	Al Baha	30.530	1	25-Dec-22	31-Oct-27
1444380	Wadi Bidah	Wadi_Bidah_13	Al Baha	41.270	1	22-Dec-22	28-Oct-27
1444387	Wadi Bidah	Wadi_Bidah_14	Al Baha	23.390	1	25-Dec-22	31-Oct-27
1444377	Wadi Bidah	Wadi_Bidah_15	Al Baha	41.800	1	22-Dec-22	28-Oct-27
1444386	Wadi Bidah	Wadi_Bidah_16	Al Baha	95.400	1	25-Dec-22	31-Oct-27
1444384	Wadi Bidah	Wadi_Bidah_17	Al Baha	44.490	1	22-Dec-22	28-Oct-27
1444382	Wadi Bidah	Wadi_Bidah_18	Al Baha	25.720	1	22-Dec-22	28-Oct-27
20250300033	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_01	Riyadh	99.630	1	02-Jan-25	01-Jan-30
20250300003	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_02	Riyadh	99.630	1	01-Jan-25	31-Dec-29
20250300032	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_03	Riyadh	99.630	1	02-Jan-25	01-Jan-30
20250300025	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_04	Riyadh	99.620	1	02-Jan-25	01-Jan-30
20250300031	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_05	Riyadh	99.620	1	02-Jan-25	01-Jan-30
20250300030	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_06	Riyadh	99.620	1	02-Jan-25	01-Jan-30
20250300028	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_07	Riyadh	99.620	1	02-Jan-25	01-Jan-30
20250300029	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_08	Riyadh	99.680	1	02-Jan-25	01-Jan-30
20250300038	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_09	Riyadh	99.680	1	02-Jan-25	01-Jan-30
20250300039	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_10	Riyadh	99.680	1	02-Jan-25	01-Jan-30
20250300040	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_11	Riyadh	99.680	1	02-Jan-25	01-Jan-30
20250300041	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_12	Riyadh	99.680	1	02-Jan-25	01-Jan-30
20250300027	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_13	Riyadh	99.690	1	02-Jan-25	01-Jan-30
20250300004	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_14	Riyadh	99.690	1	01-Jan-25	31-Dec-29
20250300034	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_15	Riyadh	99.750	1	02-Jan-25	01-Jan-30
20250300042	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_16	Riyadh	99.740	1	02-Jan-25	01-Jan-30

20250300043	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_17	Riyadh	99.740	1	02-Jan-25	01-Jan-30
20250300044	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_18	Riyadh	99.740	1	02-Jan-25	01-Jan-30
20250300045	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_19	Riyadh	99.740	1	02-Jan-25	01-Jan-30
20250300046	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_20	Riyadh	99.740	1	02-Jan-25	01-Jan-30
20250300047	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_21	Riyadh	99.740	1	02-Jan-25	01-Jan-30
20250300005	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_22	Riyadh	99.790	1	01-Jan-25	31-Dec-29
20250300048	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_23	Riyadh	99.790	1	02-Jan-25	01-Jan-30
20250300049	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_24	Riyadh	99.790	1	02-Jan-25	01-Jan-30
20250300050	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_25	Riyadh	99.800	1	02-Jan-25	01-Jan-30
20250300051	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_26	Riyadh	99.800	1	02-Jan-25	01-Jan-30
20250300121	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_27	Riyadh	96.146	1	03-Jan-25	02-Jan-30
20250300100	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_28	Riyadh	99.800	1	02-Jan-25	01-Jan-30
20250300120	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_29	Riyadh	99.750	1	03-Jan-25	02-Jan-30
20250300059	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_30	Riyadh	99.750	1	02-Jan-25	01-Jan-30
20250300128	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_31	Riyadh	99.740	1	03-Jan-25	02-Jan-30
20250300127	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_32	Riyadh	99.740	1	03-Jan-25	02-Jan-30
20250300058	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_33	Riyadh	99.740	1	02-Jan-25	01-Jan-30
20250300023	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_34	Riyadh	99.740	1	01-Jan-25	31-Dec-29
20250300022	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_35	Riyadh	96.950	1	01-Jan-25	31-Dec-29
20250300026	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_36	Riyadh	94.496	1	02-Jan-25	01-Jan-30
20250300012	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_37	Riyadh	99.780	1	01-Jan-25	31-Dec-29
20250300024	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_38	Riyadh	97.219	1	01-Jan-25	31-Dec-29
20250300011	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_39	Riyadh	99.780	1	01-Jan-25	31-Dec-29
20250300060	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_40	Riyadh	99.780	1	02-Jan-25	01-Jan-30
20250300010	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_41	Riyadh	99.780	1	01-Jan-25	31-Dec-29
20250300035	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_42	Riyadh	99.790	1	02-Jan-25	01-Jan-30
20250300036	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_43	Riyadh	99.830	1	02-Jan-25	01-Jan-30
20250300061	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_44	Riyadh	99.820	1	02-Jan-25	01-Jan-30
20250300062	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_45	Riyadh	99.820	1	02-Jan-25	01-Jan-30
20250300052	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_46	Riyadh	99.820	1	02-Jan-25	01-Jan-30
20250300053	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_47	Riyadh	99.820	1	02-Jan-25	01-Jan-30
20250300129	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_48	Riyadh	99.820	1	03-Jan-25	02-Jan-30
20250300122	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_49	Riyadh	99.810	1	03-Jan-25	02-Jan-30
20250300126	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_50	Riyadh	99.750	1	03-Jan-25	02-Jan-30
20250300125	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_51	Riyadh	99.750	1	03-Jan-25	02-Jan-30
20250300007	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_52	Riyadh	99.750	1	01-Jan-25	31-Dec-29
20250300006	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_53	Riyadh	99.750	1	01-Jan-25	31-Dec-29
20250300124	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_54	Riyadh	99.750	1	03-Jan-25	02-Jan-30
20250300123	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_55	Riyadh	99.750	1	03-Jan-25	02-Jan-30
20250300037	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_56	Riyadh	99.760	1	02-Jan-25	01-Jan-30
20250300099	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_57	Riyadh	99.800	1	02-Jan-25	01-Jan-30
20250300054	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_58	Riyadh	99.800	1	02-Jan-25	01-Jan-30
20250300055	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_59	Riyadh	99.790	1	02-Jan-25	01-Jan-30

20250300056	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_60	Riyadh	99.790	1	02-Jan-25	01-Jan-30
20250300008	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_61	Riyadh	99.790	1	01-Jan-25	31-Dec-29
20250300009	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_62	Riyadh	99.790	1	01-Jan-25	31-Dec-29
20250300057	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_63	Riyadh	99.790	1	02-Jan-25	01-Jan-30
20250300434	Ar_Rayan_A	Ar_Rayan_A_01	Riyadh	99.712	1	09-Nov-25	08-Nov-30
20250300397	Ar_Rayan_A	Ar_Rayan_A_02	Riyadh	99.709	1	09-Nov-25	08-Nov-30
20250300422	Ar_Rayan_A	Ar_Rayan_A_03	Riyadh	99.710	1	09-Nov-25	08-Nov-30
20250300410	Ar_Rayan_A	Ar_Rayan_A_04	Riyadh	85.542	1	09-Nov-25	08-Nov-30
20250300426	Ar_Rayan_A	Ar_Rayan_A_05	Riyadh	57.126	1	09-Nov-25	08-Nov-30
20250300420	Ar_Rayan_A	Ar_Rayan_A_06	Riyadh	42.787	1	09-Nov-25	08-Nov-30
20250300419	Ar_Rayan_A	Ar_Rayan_A_07	Riyadh	99.760	1	09-Nov-25	08-Nov-30
20250300403	Ar_Rayan_A	Ar_Rayan_A_08	Riyadh	99.765	1	09-Nov-25	08-Nov-30
20250300377	Ar_Rayan_A	Ar_Rayan_A_09	Riyadh	99.766	1	09-Nov-25	08-Nov-30
20250300400	Ar_Rayan_A	Ar_Rayan_A_10	Riyadh	99.840	1	09-Nov-25	08-Nov-30
20250300421	Ar_Rayan_A	Ar_Rayan_A_11	Riyadh	99.830	1	09-Nov-25	08-Nov-30
20250300361	Ar_Rayan_A	Ar_Rayan_A_12	Riyadh	91.847	1	09-Nov-25	08-Nov-30
20250300449	Ar_Rayan_A	Ar_Rayan_A_13	Riyadh	94.670	1	09-Nov-25	08-Nov-30
20250300398	Ar_Rayan_A	Ar_Rayan_A_14	Riyadh	99.770	1	09-Nov-25	08-Nov-30
20250300548	Ar_Rayan_B	Ar_Rayan_B_02	Riyadh	99.789	1	09-Dec-25	08-Dec-30
20250300562	Ar_Rayan_B	Ar_Rayan_B_03	Riyadh	99.796	1	09-Dec-25	08-Dec-30
20250300540	Ar_Rayan_B	Ar_Rayan_B_04	Riyadh	99.799	1	09-Dec-25	08-Dec-30
20250300564	Ar_Rayan_B	Ar_Rayan_B_05	Riyadh	99.803	1	09-Dec-25	08-Dec-30
20250300549	Ar_Rayan_B	Ar_Rayan_B_06	Riyadh	66.859	1	09-Dec-25	08-Dec-30
20250300542	Ar_Rayan_B	Ar_Rayan_B_07	Riyadh	8.952	1	09-Dec-25	08-Dec-30
20250300326	Ar_Rayan_B	Ar_Rayan_B_08	Riyadh	39.021	1	29-Oct-25	28-Oct-30
20250300324	Ar_Rayan_B	Ar_Rayan_B_09	Riyadh	4.251	1	29-Oct-25	28-Oct-30
20250300566	Ar_Rayan_B	Ar_Rayan_B_10	Riyadh	98.421	1	09-Dec-25	08-Dec-30
20250300412	Ar_Rayan_B	Ar_Rayan_B_102	Riyadh	99.780	1	09-Nov-25	08-Nov-30
20250300439	Ar_Rayan_B	Ar_Rayan_B_103	Riyadh	99.790	1	09-Nov-25	08-Nov-30
20250300409	Ar_Rayan_B	Ar_Rayan_B_104	Riyadh	99.790	1	09-Nov-25	08-Nov-30
20250300447	Ar_Rayan_B	Ar_Rayan_B_105	Riyadh	99.800	1	09-Nov-25	08-Nov-30
20250300366	Ar_Rayan_B	Ar_Rayan_B_106	Riyadh	99.800	1	09-Nov-25	08-Nov-30
20250300423	Ar_Rayan_B	Ar_Rayan_B_107	Riyadh	99.790	1	09-Nov-25	08-Nov-30
20250300413	Ar_Rayan_B	Ar_Rayan_B_108	Riyadh	99.790	1	09-Nov-25	08-Nov-30
20250300438	Ar_Rayan_B	Ar_Rayan_B_109	Riyadh	99.780	1	09-Nov-25	08-Nov-30
20250300322	Ar_Rayan_B	Ar_Rayan_B_11	Riyadh	99.793	1	29-Oct-25	28-Oct-30
20250300386	Ar_Rayan_B	Ar_Rayan_B_110	Riyadh	99.780	1	09-Nov-25	08-Nov-30
20250300445	Ar_Rayan_B	Ar_Rayan_B_115	Riyadh	99.841	1	09-Nov-25	08-Nov-30
20250300411	Ar_Rayan_B	Ar_Rayan_B_116	Riyadh	99.780	1	09-Nov-25	08-Nov-30
20250300381	Ar_Rayan_B	Ar_Rayan_B_117	Riyadh	99.780	1	09-Nov-25	08-Nov-30
20250300450	Ar_Rayan_B	Ar_Rayan_B_118	Riyadh	99.790	1	09-Nov-25	08-Nov-30
20250300446	Ar_Rayan_B	Ar_Rayan_B_119	Riyadh	99.800	1	09-Nov-25	08-Nov-30
20250300546	Ar_Rayan_B	Ar_Rayan_B_12	Riyadh	99.793	1	09-Dec-25	08-Dec-30

20250300424	Ar_Rayan_B	Ar_Rayan_B_120	Riyadh	99.770	1	09-Nov-25	08-Nov-30
20250300401	Ar_Rayan_B	Ar_Rayan_B_121	Riyadh	99.760	1	09-Nov-25	08-Nov-30
20250300539	Ar_Rayan_B	Ar_Rayan_B_122	Riyadh	99.758	1	09-Dec-25	08-Dec-30
20250300430	Ar_Rayan_B	Ar_Rayan_B_123	Riyadh	99.750	1	09-Nov-25	08-Nov-30
20250300375	Ar_Rayan_B	Ar_Rayan_B_124	Riyadh	99.750	1	09-Nov-25	08-Nov-30
20250300376	Ar_Rayan_B	Ar_Rayan_B_125	Riyadh	99.740	1	09-Nov-25	08-Nov-30
20250300374	Ar_Rayan_B	Ar_Rayan_B_126	Riyadh	99.740	1	09-Nov-25	08-Nov-30
20250300364	Ar_Rayan_B	Ar_Rayan_B_127	Riyadh	99.800	1	09-Nov-25	08-Nov-30
20250300429	Ar_Rayan_B	Ar_Rayan_B_128	Riyadh	99.800	1	09-Nov-25	08-Nov-30
20250300365	Ar_Rayan_B	Ar_Rayan_B_129	Riyadh	99.810	1	09-Nov-25	08-Nov-30
20250300556	Ar_Rayan_B	Ar_Rayan_B_13	Riyadh	99.786	1	09-Dec-25	08-Dec-30
20250300415	Ar_Rayan_B	Ar_Rayan_B_130	Riyadh	99.810	1	09-Nov-25	08-Nov-30
20250300435	Ar_Rayan_B	Ar_Rayan_B_131	Riyadh	99.820	1	09-Nov-25	08-Nov-30
20250300360	Ar_Rayan_B	Ar_Rayan_B_132	Riyadh	99.820	1	09-Nov-25	08-Nov-30
20250300414	Ar_Rayan_B	Ar_Rayan_B_133	Riyadh	99.830	1	09-Nov-25	08-Nov-30
20250300334	Ar_Rayan_B	Ar_Rayan_B_14	Riyadh	81.220	1	30-Oct-25	29-Oct-30
20250300335	Ar_Rayan_B	Ar_Rayan_B_15	Riyadh	99.760	1	30-Oct-25	29-Oct-30
20250300331	Ar_Rayan_B	Ar_Rayan_B_16	Riyadh	99.773	1	30-Oct-25	29-Oct-30
20250300328	Ar_Rayan_B	Ar_Rayan_B_17	Riyadh	99.779	1	30-Oct-25	29-Oct-30
20250300336	Ar_Rayan_B	Ar_Rayan_B_18	Riyadh	99.781	1	30-Oct-25	29-Oct-30
20250300565	Ar_Rayan_B	Ar_Rayan_B_19	Riyadh	90.496	1	09-Dec-25	08-Dec-30
20250300544	Ar_Rayan_B	Ar_Rayan_B_21	Riyadh	28.291	1	09-Dec-25	08-Dec-30
20250300541	Ar_Rayan_B	Ar_Rayan_B_22	Riyadh	8.971	1	09-Dec-25	08-Dec-30
20250300547	Ar_Rayan_B	Ar_Rayan_B_23	Riyadh	8.429	1	09-Dec-25	08-Dec-30
20250300560	Ar_Rayan_B	Ar_Rayan_B_24	Riyadh	91.172	1	09-Dec-25	08-Dec-30
20250300338	Ar_Rayan_B	Ar_Rayan_B_25	Riyadh	99.811	1	30-Oct-25	29-Oct-30
20250300337	Ar_Rayan_B	Ar_Rayan_B_26	Riyadh	99.809	1	30-Oct-25	29-Oct-30
20250300333	Ar_Rayan_B	Ar_Rayan_B_27	Riyadh	99.802	1	30-Oct-25	29-Oct-30
20250300341	Ar_Rayan_B	Ar_Rayan_B_28	Riyadh	99.799	1	30-Oct-25	29-Oct-30
20250300329	Ar_Rayan_B	Ar_Rayan_B_29	Riyadh	99.818	1	30-Oct-25	29-Oct-30
20250300345	Ar_Rayan_B	Ar_Rayan_B_30	Riyadh	99.821	1	30-Oct-25	29-Oct-30
20250300339	Ar_Rayan_B	Ar_Rayan_B_31	Riyadh	99.825	1	30-Oct-25	29-Oct-30
20250300342	Ar_Rayan_B	Ar_Rayan_B_32	Riyadh	99.830	1	30-Oct-25	29-Oct-30
20250300563	Ar_Rayan_B	Ar_Rayan_B_33	Riyadh	41.104	1	09-Dec-25	08-Dec-30
20250300557	Ar_Rayan_B	Ar_Rayan_B_34	Riyadh	18.617	1	09-Dec-25	08-Dec-30
20250300558	Ar_Rayan_B	Ar_Rayan_B_35	Riyadh	74.622	1	09-Dec-25	08-Dec-30
20250300340	Ar_Rayan_B	Ar_Rayan_B_36	Riyadh	99.803	1	30-Oct-25	29-Oct-30
20250300550	Ar_Rayan_B	Ar_Rayan_B_37	Riyadh	46.481	1	09-Dec-25	08-Dec-30
20250300346	Ar_Rayan_B	Ar_Rayan_B_38	Riyadh	13.229	1	30-Oct-25	29-Oct-30
20250300553	Ar_Rayan_B	Ar_Rayan_B_39	Riyadh	85.001	1	09-Dec-25	08-Dec-30
20250300344	Ar_Rayan_B	Ar_Rayan_B_40	Riyadh	99.782	1	30-Oct-25	29-Oct-30
20250300347	Ar_Rayan_B	Ar_Rayan_B_41	Riyadh	99.770	1	30-Oct-25	29-Oct-30
20250300332	Ar_Rayan_B	Ar_Rayan_B_42	Riyadh	99.774	1	30-Oct-25	29-Oct-30

20250300330	Ar_Rayan_B	Ar_Rayan_B_43	Riyadh	99.747	1	30-Oct-25	29-Oct-30
20250300327	Ar_Rayan_B	Ar_Rayan_B_44	Riyadh	99.751	1	30-Oct-25	29-Oct-30
20250300559	Ar_Rayan_B	Ar_Rayan_B_45	Riyadh	82.599	1	09-Dec-25	08-Dec-30
20250300543	Ar_Rayan_B	Ar_Rayan_B_46	Riyadh	1.991	1	09-Dec-25	08-Dec-30
20250300552	Ar_Rayan_B	Ar_Rayan_B_47	Riyadh	9.510	1	09-Dec-25	08-Dec-30
20250300551	Ar_Rayan_B	Ar_Rayan_B_48	Riyadh	93.554	1	09-Dec-25	08-Dec-30
20250300567	Ar_Rayan_B	Ar_Rayan_B_49	Riyadh	99.777	1	09-Dec-25	08-Dec-30
20250300555	Ar_Rayan_B	Ar_Rayan_B_50	Riyadh	99.821	1	09-Dec-25	08-Dec-30
20250300545	Ar_Rayan_B	Ar_Rayan_B_51	Riyadh	63.007	1	09-Dec-25	08-Dec-30
20250300325	Ar_Rayan_B	Ar_Rayan_B_54	Riyadh	70.762	1	29-Oct-25	28-Oct-30
20250300323	Ar_Rayan_B	Ar_Rayan_B_55	Riyadh	99.795	1	29-Oct-25	28-Oct-30
20250300343	Ar_Rayan_B	Ar_Rayan_B_56	Riyadh	99.792	1	30-Oct-25	29-Oct-30
20250300393	Ar_Rayan_B	Ar_Rayan_B_57	Riyadh	99.770	1	09-Nov-25	08-Nov-30
20250300391	Ar_Rayan_B	Ar_Rayan_B_58	Riyadh	99.770	1	09-Nov-25	08-Nov-30
20250300385	Ar_Rayan_B	Ar_Rayan_B_63	Riyadh	99.800	1	09-Nov-25	08-Nov-30
20250300384	Ar_Rayan_B	Ar_Rayan_B_64	Riyadh	99.790	1	09-Nov-25	08-Nov-30
20250300399	Ar_Rayan_B	Ar_Rayan_B_65	Riyadh	99.780	1	09-Nov-25	08-Nov-30
20250300362	Ar_Rayan_B	Ar_Rayan_B_68	Riyadh	99.768	1	09-Nov-25	08-Nov-30
20250300444	Ar_Rayan_B	Ar_Rayan_B_69	Riyadh	99.770	1	09-Nov-25	08-Nov-30
20250300371	Ar_Rayan_B	Ar_Rayan_B_70	Riyadh	99.760	1	09-Nov-25	08-Nov-30
20250300408	Ar_Rayan_B	Ar_Rayan_B_71	Riyadh	99.760	1	09-Nov-25	08-Nov-30
20250300394	Ar_Rayan_B	Ar_Rayan_B_72	Riyadh	99.780	1	09-Nov-25	08-Nov-30
20250300392	Ar_Rayan_B	Ar_Rayan_B_73	Riyadh	99.790	1	09-Nov-25	08-Nov-30
20250300436	Ar_Rayan_B	Ar_Rayan_B_74	Riyadh	99.790	1	09-Nov-25	08-Nov-30
20250300372	Ar_Rayan_B	Ar_Rayan_B_76	Riyadh	99.800	1	09-Nov-25	08-Nov-30
20250300359	Ar_Rayan_B	Ar_Rayan_B_77	Riyadh	99.810	1	09-Nov-25	08-Nov-30
20250300425	Ar_Rayan_B	Ar_Rayan_B_78	Riyadh	99.840	1	09-Nov-25	08-Nov-30
20250300427	Ar_Rayan_B	Ar_Rayan_B_79	Riyadh	99.830	1	09-Nov-25	08-Nov-30
20250300373	Ar_Rayan_B	Ar_Rayan_B_80	Riyadh	99.830	1	09-Nov-25	08-Nov-30
20250300437	Ar_Rayan_B	Ar_Rayan_B_84	Riyadh	99.810	1	09-Nov-25	08-Nov-30
20250300407	Ar_Rayan_B	Ar_Rayan_B_85	Riyadh	99.770	1	09-Nov-25	08-Nov-30
20250300428	Ar_Rayan_B	Ar_Rayan_B_89	Riyadh	99.921	1	09-Nov-25	08-Nov-30
20250300451	Ar_Rayan_B	Ar_Rayan_B_90	Riyadh	99.800	1	10-Nov-25	09-Nov-30
20250300363	Ar_Rayan_B	Ar_Rayan_B_91	Riyadh	99.800	1	09-Nov-25	08-Nov-30
20250300404	Ar_Rayan_B	Ar_Rayan_B_92	Riyadh	99.760	1	09-Nov-25	08-Nov-30
20250300406	Ar_Rayan_B	Ar_Rayan_B_93	Riyadh	99.760	1	09-Nov-25	08-Nov-30
20250300383	Ar_Rayan_B	Ar_Rayan_B_94	Riyadh	99.750	1	09-Nov-25	08-Nov-30
20250300405	Ar_Rayan_B	Ar_Rayan_B_95	Riyadh	99.740	1	09-Nov-25	08-Nov-30
20250300378	Ar_Rayan_C	Ar_Rayan_C_01	Riyadh	99.818	1	09-Nov-25	08-Nov-30
20250300389	Ar_Rayan_C	Ar_Rayan_C_02	Riyadh	99.760	1	09-Nov-25	08-Nov-30
20250300443	Ar_Rayan_C	Ar_Rayan_C_03	Riyadh	99.770	1	09-Nov-25	08-Nov-30
20250300395	Ar_Rayan_C	Ar_Rayan_C_04	Riyadh	99.770	1	09-Nov-25	08-Nov-30
20250300368	Ar_Rayan_C	Ar_Rayan_C_05	Riyadh	99.770	1	09-Nov-25	08-Nov-30

20250300416	Ar_Rayan_C	Ar_Rayan_C_06	Riyadh	99.740	1	09-Nov-25	08-Nov-30
20250300390	Ar_Rayan_C	Ar_Rayan_C_07	Riyadh	99.740	1	09-Nov-25	08-Nov-30
20250300382	Ar_Rayan_C	Ar_Rayan_C_08	Riyadh	99.740	1	09-Nov-25	08-Nov-30
20250300367	Ar_Rayan_C	Ar_Rayan_C_09	Riyadh	99.740	1	09-Nov-25	08-Nov-30
20250300417	Ar_Rayan_C	Ar_Rayan_C_10	Riyadh	99.737	1	09-Nov-25	08-Nov-30
20250300402	Ar_Rayan_C	Ar_Rayan_C_11	Riyadh	99.780	1	09-Nov-25	08-Nov-30
20250300379	Ar_Rayan_C	Ar_Rayan_C_12	Riyadh	99.780	1	09-Nov-25	08-Nov-30
20250300388	Ar_Rayan_C	Ar_Rayan_C_13	Riyadh	99.780	1	09-Nov-25	08-Nov-30
20250300442	Ar_Rayan_C	Ar_Rayan_C_14	Riyadh	99.790	1	09-Nov-25	08-Nov-30
20250300440	Ar_Rayan_C	Ar_Rayan_C_15	Riyadh	99.790	1	09-Nov-25	08-Nov-30
20250300441	Ar_Rayan_C	Ar_Rayan_C_16	Riyadh	99.770	1	09-Nov-25	08-Nov-30
20250300431	Ar_Rayan_C	Ar_Rayan_C_17	Riyadh	99.760	1	09-Nov-25	08-Nov-30
20250300387	Ar_Rayan_C	Ar_Rayan_C_18	Riyadh	99.760	1	09-Nov-25	08-Nov-30
20250300561	Ar_Rayan_C	Ar_Rayan_C_19	Riyadh	99.758	1	09-Dec-25	08-Dec-30
20250300448	Ar_Rayan_C	Ar_Rayan_C_20	Riyadh	99.760	1	09-Nov-25	08-Nov-30
20250300295	Ar_Rayan_C	Ar_Rayan_C_21	Riyadh	91.623	1	08-Sep-25	07-Sep-30
20250300283	Ar_Rayan_C	Ar_Rayan_C_22	Riyadh	99.750	1	08-Sep-25	07-Sep-30
20250300289	Ar_Rayan_C	Ar_Rayan_C_23	Riyadh	99.750	1	08-Sep-25	07-Sep-30
20250300293	Ar_Rayan_C	Ar_Rayan_C_24	Riyadh	99.750	1	08-Sep-25	07-Sep-30
20250300294	Ar_Rayan_C	Ar_Rayan_C_25	Riyadh	99.760	1	08-Sep-25	07-Sep-30
20250300284	Ar_Rayan_C	Ar_Rayan_C_26	Riyadh	99.780	1	08-Sep-25	07-Sep-30
20250300288	Ar_Rayan_C	Ar_Rayan_C_27	Riyadh	99.780	1	08-Sep-25	07-Sep-30
20250300291	Ar_Rayan_C	Ar_Rayan_C_28	Riyadh	99.770	1	08-Sep-25	07-Sep-30
20250300306	Ar_Rayan_C	Ar_Rayan_C_29	Riyadh	99.770	1	14-Sep-25	13-Sep-30
20250300285	Ar_Rayan_C	Ar_Rayan_C_30	Riyadh	97.740	1	08-Sep-25	07-Sep-30
20250300298	Ar_Rayan_C	Ar_Rayan_C_31	Riyadh	99.800	1	08-Sep-25	07-Sep-30
20250300302	Ar_Rayan_C	Ar_Rayan_C_32	Riyadh	99.800	1	08-Sep-25	07-Sep-30
20250300296	Ar_Rayan_C	Ar_Rayan_C_33	Riyadh	99.800	1	08-Sep-25	07-Sep-30
20250300297	Ar_Rayan_C	Ar_Rayan_C_34	Riyadh	99.800	1	08-Sep-25	07-Sep-30
20250300287	Ar_Rayan_C	Ar_Rayan_C_35	Riyadh	99.810	1	08-Sep-25	07-Sep-30
20250300290	Ar_Rayan_C	Ar_Rayan_C_36	Riyadh	99.770	1	08-Sep-25	07-Sep-30
20250300292	Ar_Rayan_C	Ar_Rayan_C_37	Riyadh	99.770	1	08-Sep-25	07-Sep-30
20250300301	Ar_Rayan_C	Ar_Rayan_C_38	Riyadh	99.770	1	08-Sep-25	07-Sep-30
20250300300	Ar_Rayan_C	Ar_Rayan_C_39	Riyadh	99.760	1	08-Sep-25	07-Sep-30
20250300303	Ar_Rayan_C	Ar_Rayan_C_40	Riyadh	99.760	1	08-Sep-25	07-Sep-30
20250300316	Ar_Rayan_C	Ar_Rayan_C_41	Riyadh	99.720	1	15-Sep-25	14-Sep-30
20250300311	Ar_Rayan_C	Ar_Rayan_C_42	Riyadh	99.720	1	14-Sep-25	13-Sep-30
20250300314	Ar_Rayan_C	Ar_Rayan_C_43	Riyadh	99.720	1	15-Sep-25	14-Sep-30
20250300313	Ar_Rayan_C	Ar_Rayan_C_44	Riyadh	99.730	1	15-Sep-25	14-Sep-30
20250300310	Ar_Rayan_C	Ar_Rayan_C_45	Riyadh	99.730	1	14-Sep-25	13-Sep-30
20250300315	Ar_Rayan_C	Ar_Rayan_C_46	Riyadh	99.770	1	15-Sep-25	14-Sep-30
20250300309	Ar_Rayan_C	Ar_Rayan_C_47	Riyadh	99.760	1	14-Sep-25	13-Sep-30
20250300308	Ar_Rayan_C	Ar_Rayan_C_48	Riyadh	99.760	1	14-Sep-25	13-Sep-30

20250300307	Ar_Rayan_C	Ar_Rayan_C_49	Riyadh	99.760	1	14-Sep-25	13-Sep-30
20250300312	Ar_Rayan_C	Ar_Rayan_C_50	Riyadh	99.760	1	14-Sep-25	13-Sep-30
20250300432	Ar_Rayan_D	Ar_Rayan_D_02	Riyadh	99.687	1	09-Nov-25	08-Nov-30
20250300554	Ar_Rayan_D	Ar_Rayan_D_03	Riyadh	95.711	1	09-Dec-25	08-Dec-30
20250300418	Ar_Rayan_D	Ar_Rayan_D_04	Riyadh	35.860	1	09-Nov-25	08-Nov-30
20250300223	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_02	Riyadh-Najran	99.760	1	31-Jul-25	30-Jul-30
20250300239	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_04	Riyadh-Najran	99.750	1	31-Jul-25	30-Jul-30
20250300234	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_13	Riyadh-Najran	99.735	1	31-Jul-25	30-Jul-30
20250300230	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_14	Riyadh-Najran	99.682	1	31-Jul-25	30-Jul-30
20250300237	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_15	Riyadh-Najran	99.709	1	31-Jul-25	30-Jul-30
20250300226	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_16	Riyadh-Najran	99.710	1	31-Jul-25	30-Jul-30
20250300231	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_17	Riyadh-Najran	99.768	1	31-Jul-25	30-Jul-30
20250300238	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_18	Riyadh-Najran	99.766	1	31-Jul-25	30-Jul-30
20250300224	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_19	Riyadh-Najran	99.739	1	31-Jul-25	30-Jul-30
20250300258	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_20	Riyadh-Najran	79.169	1	17-Aug-25	16-Aug-30
20250300236	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_21	Riyadh-Najran	2.477	1	31-Jul-25	30-Jul-30
20250300255	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_28	Riyadh-Najran	71.222	1	17-Aug-25	16-Aug-30
20250300235	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_29	Riyadh-Najran	99.754	1	31-Jul-25	30-Jul-30
20250300232	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_30	Riyadh-Najran	99.755	1	31-Jul-25	30-Jul-30
20250300233	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_31	Riyadh-Najran	99.756	1	31-Jul-25	30-Jul-30
20250300240	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_32	Riyadh-Najran	99.757	1	31-Jul-25	30-Jul-30
20250300222	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_33	Riyadh-Najran	99.678	1	31-Jul-25	30-Jul-30
20250300245	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_34	Riyadh-Najran	99.676	1	05-Aug-25	04-Aug-30
20250300227	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_35	Riyadh-Najran	99.675	1	31-Jul-25	30-Jul-30
20250300241	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_36	Riyadh-Najran	99.675	1	31-Jul-25	30-Jul-30
20250300254	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_37	Riyadh-Najran	98.404	1	17-Aug-25	16-Aug-30
20250300256	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_44	Riyadh-Najran	85.648	1	17-Aug-25	16-Aug-30
20250300242	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_45	Riyadh-Najran	99.674	1	31-Jul-25	30-Jul-30
20250300243	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_46	Riyadh-Najran	99.675	1	31-Jul-25	30-Jul-30
20250300229	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_47	Riyadh-Najran	99.675	1	31-Jul-25	30-Jul-30
20250300228	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_48	Riyadh-Najran	99.677	1	31-Jul-25	30-Jul-30
20250300225	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_50	Riyadh-Najran	99.729	1	31-Jul-25	30-Jul-30
			Total Granted	36,584.758	415

Part 2 Exploration License Applications
Order Number	Group Name	Exploration Licence Name	Region	Area	Licence Blocks	Application Date
16688	Ad_Dawadimi_A	Ad_Dawadimi_A-1	Riyadh	99.798	1	19-Dec-2022
16689	Ad_Dawadimi_A	Ad_Dawadimi_A-2	Riyadh	99.796	1	19-Dec-2022
16690	Ad_Dawadimi_A	Ad_Dawadimi_A-3	Riyadh	99.795	1	19-Dec-2022
16691	Ad_Dawadimi_A	Ad_Dawadimi_A-4	Riyadh	99.766	1	19-Dec-2022
16692	Ad_Dawadimi_A	Ad_Dawadimi_A-5	Riyadh	99.767	1	19-Dec-2022
16693	Ad_Dawadimi_A	Ad_Dawadimi_A-6	Riyadh	99.769	1	19-Dec-2022
16696	Ad_Dawadimi_A	Ad_Dawadimi_A-9	Riyadh	99.836	1	19-Dec-2022

16583	Ad_Dawadimi_B	Ad_Dawadimi_B-1	Riyadh	99.725	1	14-Dec-2022
16584	Ad_Dawadimi_B	Ad_Dawadimi_B-2	Riyadh	91.850	1	14-Dec-2022
16585	Ad_Dawadimi_B	Ad_Dawadimi_B-3	Riyadh	99.719	1	14-Dec-2022
16587	Ad_Dawadimi_B	Ad_Dawadimi_B-4	Riyadh	99.790	1	14-Dec-2022
16588	Ad_Dawadimi_B	Ad_Dawadimi_B-5	Riyadh	99.793	1	14-Dec-2022
16589	Ad_Dawadimi_B	Ad_Dawadimi_B-6	Riyadh	99.796	1	14-Dec-2022
16590	Ad_Dawadimi_B	Ad_Dawadimi_B-7	Riyadh	91.834	1	14-Dec-2022
16591	Ad_Dawadimi_B	Ad_Dawadimi_B-8	Riyadh	95.810	1	14-Dec-2022
16592	Ad_Dawadimi_B	Ad_Dawadimi_B-9	Riyadh	98.840	1	14-Dec-2022
17161	Ar_Rayan_B	Ar_Rayan_B-59	Riyadh	99.770	1	8-Jan-2023
17165	Ar_Rayan_B	Ar_Rayan_B-60	Riyadh	99.838	1	8-Jan-2023
17169	Ar_Rayan_B	Ar_Rayan_B-61	Riyadh	99.838	1	8-Jan-2023
17186	Ar_Rayan_B	Ar_Rayan_B-62	Riyadh	99.792	1	8-Jan-2023
17197	Ar_Rayan_B	Ar_Rayan_B-66	Riyadh	99.777	1	8-Jan-2023
17199	Ar_Rayan_B	Ar_Rayan_B-67	Riyadh	99.772	1	8-Jan-2023
17220	Ar_Rayan_B	Ar_Rayan_B-75	Riyadh	99.790	1	8-Jan-2023
17239	Ar_Rayan_B	Ar_Rayan_B-81	Riyadh	99.877	1	8-Jan-2023
17240	Ar_Rayan_B	Ar_Rayan_B-82	Riyadh	99.816	1	8-Jan-2023
17243	Ar_Rayan_B	Ar_Rayan_B-83	Riyadh	99.812	1	8-Jan-2023
17248	Ar_Rayan_B	Ar_Rayan_B-86	Riyadh	99.778	1	8-Jan-2023
17250	Ar_Rayan_B	Ar_Rayan_B-87	Riyadh	99.782	1	8-Jan-2023
9162	Ar_Rayan_B	Ar_Rayan_B-88	Riyadh	99.787	1	8-Jan-2023
17136	Ar_Rayan_B	Ar_Rayan_B-96	Riyadh	99.740	1	8-Jan-2023
17141	Ar_Rayan_B	Ar_Rayan_B-97	Riyadh	99.736	1	8-Jan-2023
17144	Ar_Rayan_B	Ar_Rayan_B-98	Riyadh	99.732	1	8-Jan-2023
17146	Ar_Rayan_B	Ar_Rayan_B-99	Riyadh	99.770	1	8-Jan-2023
17148	Ar_Rayan_B	Ar_Rayan_B-100	Riyadh	99.774	1	8-Jan-2023
17150	Ar_Rayan_B	Ar_Rayan_B-101	Riyadh	99.778	1	8-Jan-2023
17191	Ar_Rayan_B	Ar_Rayan_B-111	Riyadh	99.771	1	8-Jan-2023
17192	Ar_Rayan_B	Ar_Rayan_B-112	Riyadh	99.768	1	8-Jan-2023
17196	Ar_Rayan_B	Ar_Rayan_B-113	Riyadh	99.772	1	8-Jan-2023
17198	Ar_Rayan_B	Ar_Rayan_B-114	Riyadh	99.776	1	8-Jan-2023
16976	Najran	Najran-95	Najran	99.736	1	28-Dec-2022
19097	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-64	Riyadh	99.635	1	15-May-2023
19101	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-65	Riyadh	99.692	1	15-May-2023
19105	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-66	Riyadh	99.802	1	15-May-2023
19107	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-67	Riyadh	99.849	1	15-May-2023
19108	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-68	Riyadh	99.790	1	15-May-2023
19095	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-69	Riyadh	99.829	1	15-May-2023
19099	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-70	Riyadh	99.760	1	15-May-2023
19104	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-71	Riyadh	99.804	1	15-May-2023

19106	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-72	Riyadh	99.769	1	15-May-2023
19103	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-73	Riyadh	99.765	1	15-May-2023
19096	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-74	Riyadh	99.762	1	15-May-2023
9449	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_75	Riyadh	99.760	1	15-May-2023
9451	Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A_76	Riyadh	41.850	1	15-May-2023
16762	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -1	Riyadh-Najran	99.757	1	25-Dec-2022
17028	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -22	Riyadh-Najran	99.760	1	1-Jan-2023
17069	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -49	Riyadh-Najran	99.730	1	2-Jan-2023
17072	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -51	Riyadh-Najran	99.728	1	2-Jan-2023
17074	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -52	Riyadh-Najran	99.727	1	2-Jan-2023
17075	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -53	Riyadh-Najran	99.728	1	2-Jan-2023
			Total	5,807.961	59

Part 3 Exploration License Rejected
Order Number	Group Name	Exploration Licence Name	Region	Area	Licence Blocks	Rejected Date
9107	Ar_Rayan_B	Ar_Rayan_B_20	Riyadh	99.795	1	10-Nov-2025
9067	Ar_Rayan_B	Ar_Rayan_B_52	Riyadh	99.809	1	10-Nov-2025
9072	Ar_Rayan_B	Ar_Rayan_B_53	Riyadh	99.804	1	10-Nov-2025
8777	Ar_Rayan_D	Ar_Rayan_D_01	Riyadh	99.723	1	10-Nov-2025
8928	Najran	Najran_79	Najran	99.744	1	31-Dec-2025
8930	Najran	Najran_80	Najran	99.747	1	31-Dec-2025
8934	Najran	Najran_82	Najran	99.741	1	31-Dec-2025
8996	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_03	Riyadh-Najran	99.755	1	14-Apr-2025
9017	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_05	Riyadh-Najran	99.754	1	14-Apr-2025
9018	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_06	Riyadh-Najran	99.755	1	14-Apr-2025
9019	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_07	Riyadh-Najran	99.756	1	14-Apr-2025
9020	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_08	Riyadh-Najran	99.758	1	14-Apr-2025
9021	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_09	Riyadh-Najran	99.712	1	14-Apr-2025
9022	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_10	Riyadh-Najran	99.711	1	14-Apr-2025
9023	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_11	Riyadh-Najran	99.710	1	14-Apr-2025
9024	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_12	Riyadh-Najran	99.709	1	14-Apr-2025
9005	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_23	Riyadh-Najran	99.765	1	14-Apr-2025
9006	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_24	Riyadh-Najran	99.767	1	14-Apr-2025
9009	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_25	Riyadh-Najran	99.759	1	14-Apr-2025
9011	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_26	Riyadh-Najran	99.757	1	14-Apr-2025
9013	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_27	Riyadh-Najran	99.756	1	14-Apr-2025
9049	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_38	Riyadh-Najran	99.674	1	14-Apr-2025

9000	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_39	Riyadh-Najran	99.675	1	14-Apr-2025
9001	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_40	Riyadh-Najran	99.676	1	14-Apr-2025
9004	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_41	Riyadh-Najran	99.678	1	14-Apr-2025
9007	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_42	Riyadh-Najran	99.676	1	14-Apr-2025
9008	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_43	Riyadh-Najran	99.675	1	14-Apr-2025
9048	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_54	Riyadh-Najran	99.728	1	14-Apr-2025
9050	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_55	Riyadh-Najran	99.729	1	14-Apr-2025
9051	Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B_56	Riyadh-Najran	99.731	1	14-Apr-2025
7024	Ar_Rayan_B	Ar_Rayan_B_01	Riyadh	99.787	1	11-Jan-2023
16928	Najran	Najran_81	Najran	99.744	1	20-Feb-2023
16978	Najran	Najran_96	Najran	99.739	1	26-Feb-2023
8895	Najran	Najran_01	Najran	99.596	1	30-Jan-2025
8897	Najran	Najran_02	Najran	99.593	1	30-Jan-2025
8898	Najran	Najran_03	Najran	99.591	1	30-Jan-2025
8952	Najran	Najran_15	Najran	99.645	1	30-Jan-2025
8953	Najran	Najran_16	Najran	99.648	1	30-Jan-2025
8903	Najran	Najran_33	Najran	99.762	1	30-Jan-2025
8905	Najran	Najran_34	Najran	99.760	1	30-Jan-2025
8931	Najran	Najran_47	Najran	99.703	1	30-Jan-2025
8933	Najran	Najran_48	Najran	99.706	1	30-Jan-2025
8936	Najran	Najran_49	Najran	99.756	1	30-Jan-2025
8992	Najran	Najran_64	Najran	99.751	1	30-Jan-2025
8896	Najran	Najran_65	Najran	99.752	1	30-Jan-2025
8937	Najran	Najran_83	Najran	99.739	1	30-Jan-2025
8939	Najran	Najran_84	Najran	99.737	1	30-Jan-2025
9259	Ad_Dawadimi_A	Ad_Dawadimi_A_07	Riyadh	99.839	1	26-Jan-2023
9261	Ad_Dawadimi_A	Ad_Dawadimi_A_08	Riyadh	99.837	1	26-Jan-2023
			Total	4,886.714	49

Part 4 Maaden Ivanhoe licenses (Auction 9)
License Number	Group Name	Area km2	Licence Blocks NO.	Issue Date_G	Expiry Date
20260300203	Dhiran NS47	76.79	1	04-May-26	03-May-31
20260300218	Dhiran NS57	89.05	1	04-May-26	03-May-31
20260300220	Dhiran NS58	78.11	1	04-May-26	03-May-31
20260300214	Dhiran NS59	89.88	1	04-May-26	03-May-27
20260300210	Dhiran NS60	89.87	1	04-May-26	03-May-27
20260300216	Dhiran NS61	89.86	1	04-May-26	03-May-31
20260300209	Dhiran NS73	48.76	1	04-May-26	03-May-31
20260300206	Dhiran NS74	89.95	1	04-May-26	03-May-31

20260300224	Dhiran NS75	89.94	1	04-May-26	03-May-31
20260300208	Dhiran NS76	89.93	1	04-May-26	03-May-31
20260300223	Dhiran NS77	89.92	1	04-May-26	03-May-31
20260300217	Dhiran NS78	89.91	1	04-May-26	03-May-31
20260300215	Dhiran NS87	90.03	1	04-May-26	03-May-31
20260300213	Dhiran NS88	90.02	1	04-May-26	03-May-31
20260300204	Dhiran NS89	90.01	1	04-May-26	03-May-31
20260300211	Dhiran NS92	87.61	1	04-May-26	03-May-31
20260300221	Dhiran NS93	87.25	1	04-May-26	03-May-31
20260300207	Dhiran NS94	91.35	1	04-May-26	03-May-31
20260300205	Dhiran NS108	78.95	1	04-May-26	03-May-31
20260300219	Dhiran NS109	72.33	1	04-May-26	03-May-31
20260300222	Dhiran NS110	63.27	1	04-May-26	03-May-31
20260300212	Dhiran NS111	98.29	1	04-May-26	03-May-31
20260300036	Meshaeed NS10	89.61	1	22-Feb-26	21-Feb-31
20260300034	Meshaeed NS26	99.40	1	22-Feb-26	21-Feb-31
20260300035	Meshaeed NS38	98.34	1	22-Feb-26	21-Feb-31
	Total	2,148.41	25

Schedule 7
Metals

Metals
Gold
Silver
Copper
Zinc
Nickel
Tantalum
Tin
Pyrite
Iron Ore Fe >40%
Iron Ore Fe <40%
Niobium
Rare Earth Elements
Lithium
Platinum Group Metals
Uranium
Chromium
Molybdenum
Vanadium
Feldspar
Bauxite/Aluminium Ore
Rutile
Tungsten
Diamonds
Manganese
Lead
Potash
Cobalt*

Schedule 8
ONGOING SERVICES ARRANGEMENT

Term	Details
Parties

SAUDI ARABIAN MINING COMPANY (MAADEN), a joint stock company established pursuant to Royal Decree No. M/17 dated 14/11/1417H (corresponding to 23 March 1997) and existing under the laws of the Kingdom of Saudi Arabia with commercial registration number 1010164391 dated 10/11/1421 H. (corresponding to 4 February 2001) and whose principal office is at Abu Bakr Al Sadeeq Road (Exit 6), P.O. Box 68861, Riyadh 11537, the Kingdom of Saudi Arabia (“Maaden”) and

IVANHOE ELECTRIC INC., a corporation incorporated under the laws of Delaware, USA, with registration number 3239208, having its registered office at 251 Little Falls Drive, Wilmington, Delaware 19808 ("IE"),

(Maaden and IE each being a "Party" and together the "Parties").

Scope of the Services

May include:

1)     survey the remainder of the Maaden Land, Substitute Maaden Land and any Additional Land Areas (the "Surveying Activities"); and

2)     procure that the Surveying Activities will be supported by full data processing and modeling by CGI, in each case on a commercial basis,

together, the "Services".

The Services are to be rendered in accordance with the requirements and to the standards typical for this type of services.

Duration	3 years, or such shorter period as is required to complete the (defined) Services
Cost	On terms which are no more onerous to Maaden than IE and/or I-Pulse has entered into with its other customers / users of the Typhoon technology.
Miscellaneous	The Agreement will contain other provisions customary for contracts for the provision of the Services, such as confidentiality, intellectual property warranties, limitations of liability and indemnities, customary corporate warranties.